LETTER FOR COMMISSION ONLY -
         NOT TO BE INCLUDED AS PART OF THE EDGAR FILING



June 25, 1999

James M. Daly, Esq.
Assistant Director
United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W., Mail Stop 4-6
Washington, D.C.  20549

     Re:  Comptek Research, Inc.
          Registration Statement on Form S-2
          File Number 333-77045

Dear Mr. Daly:

This letter is submitted on behalf of Comptek Research, Inc. ("Company") and sets forth the responses of the Company to the comments of the staff of the Securities and Exchange Commission ("Commission") concerning the Registration Statement on Form S-3, filed on April 26, 1999 (File No. 333-77045) (the "Registration Statement"), which were sent by the Commission to the Company by letter dated May 25, 1999. The comments of the staff are reproduced below.

With this response letter, the Company is filing Amendment No. 1 to the Registration Statement ("Amendment No. 1"), which converts the Registration Statement to Form S-2. Amendment No. 1 has been marked to show changes from the initial filing. Capitalized terms not defined herein have the same meaning as in Amendment No. 1.

In addition to addressing the specific comments of the staff, we have updated all financial information based on the Company's audited results for the fiscal year ended March 31, 1999, which were not available at the time of our initial filing. For example, the ratio of earnings to fixed charges now includes the full year for fiscal 1999, rather than the nine month period. Incorporated by reference is the Company's Form 10-K Report for the year ended March 31, 1999, in place of the prior year's 10-K and interim 10-Q Reports. The Company expects to file the current 10-K Report on or before June 29, 1999, and, in any event, will have it filed prior to requesting acceleration of the effectiveness of the Registration Statement.

Form S-3 Eligibility

Convertible Subordinated Debentures

1. We note that you seek to register a secondary offering consisting of convertible debentures and the related common shares issuable upon conversion of the debentures held by the selling security holders listed at page 27 of the prospectus. Please note that you can only register a secondary offering of outstanding securities, "if securities of the same class are listed and registered on a national securities exchange or are quoted on the automated quotation system of a national securities association." See Instruction I.B.3 of Form S-3. Accordingly, it appears that you can not conduct a secondary offering of the convertible debentures covered by this registration statement because the offering does not meet the applicable transaction requirements of Form S-3. Revise the registration statement accordingly.

     We have amended the Registration Statement to Form S-2.

Common Shares to be Issued Upon Conversion of the Debentures

2. According to the selling security holder table at page 27, CIBC Oppenheimer Corp. and Warburg Pincus Emerging Growth Fund propose to sell securities, including the common shares to be issued upon conversion of the debentures, in a secondary offering covered by this registration statement. Please note that any selling security holder that is either a registered broker/dealer, or engaged in the activities of a broker/dealer, or affiliated in any manner with a registered broker/dealer, will be considered a statutory "underwriter" in the offering, and the offering will constitute a primary offering of securities by the company. Revise the prospectus so that each applicable selling security holder is identified as an underwriter in the offering and register the offering as a primary offering by the company.

     CIBC Oppenheimer Corp. does not hold any securities. We have revised the "Plan of Distribution" wherein the affiliations of Warburg Pincus Emerging Growth Fund and Joseph Stechler & Company Incorporated have been disclosed and each of those entities has been identified as an underwriter.

Primary Offering by Comptek

3. As indicated in the comments above, you can not register either the debentures or the common shares to be issued upon conversion of the debentures as a secondary offering by the selling security holders on Form S-3. In addition, we also note that in order to conduct a primary offering of these securities on Form S-3, you must satisfy the eligibility requirements for a primary offering as described in Instruction I.B.1 of the form. According to this instruction, in order to use Form S-3 for a primary offering, the aggregate market value of your voting and non-voting common equity held by non-affiliates must be $75 million dollars or more. Based on this criteria, it appears that you do not qualify to use Form S-3 for a primary offering. Please re-file the registration statement on the appropriate form, as Form S-3 is not available for either a secondary or primary offering by the company or the selling security holders.

     We have amended the Registration Statement to Form S-2.

Plain English Disclosure Compliance

4. Notwithstanding the unavailability of Form S-3 for this offering, we have the following comments on the disclosure provided. Please note that the following comments would only apply to a valid secondary offering by selling security holders registered on Form S-3. When you re-file the registration statement on the appropriate form, please ensure that all portions of the revised registration statement are consistent with the plain English rules.

General

5.   Do not use the generic term "Company" in your document.
     This term is not descriptive and may be confusing to the reader. Either use the proper name of the company or use pronouns such as "us" or "we" when the company's identity is clear from context. Also, revise the related reference under, "About This Prospectus."

     All references to the "Company" have been removed.

6. Throughout the document, we note you define terms in quotation marks and parenthetical phrases. For example, you define "DOD," "EW," "Repurchase Price," "Repurchase Date" and "Code." Defined terms should not appear in the forepart of the prospectus. These sections include cover page, summary or risk factors. They should also be used sparingly, if at all, in the remainder of the document. In most cases, defined terms will not be necessary because they are already clear from context or easily explained by a brief description in the prospectus. Revise accordingly.

     We have removed all unnecessary definitions.

7. We also note that some of the sections in your document contain parenthetical phrases that disrupt the flow of information and make these sentences very long. As a result, investors will have to read them several times to figure out what you are disclosing. You should attempt to eliminate parenthetical phrases throughout your document.
     If the information in the parenthetical phrases is important enough to be included in the disclosure, include it in its own sentence.

     We have complied with this comment.

8. As a related matter, we note that some of the sentences in your document are too long to understand on the first reading because you have embedded lists of information in paragraph form. See, for example, the footnotes to the tables in the "Recent Developments" section and page 28 under "Plan of Distribution." Rather than include these lists in the paragraph, break them out into bullet points, with one bullet point for each list item. Also, avoid using small roman numerals throughout your document, as they are more difficult to follow than letters or Arabic numbers.

     We have complied with this comment.

9. Whenever possible, you should minimize the use of footnotes in your document. If the footnotes apply to the entire table or chart or to an entire column of information, then include it in the narrative discussion. In most cases, the information in the footnotes could be presented in the textual disclosure preceding or following the table without causing confusion. Please revise where appropriate. See "Recent Developments," and the selling security holder table at page 27.

     We have complied with this comment.

Cover Page

10. Using all capital letters in legends and headings of the document makes the information difficult to read. Except for the first word in each sentence, use lower case letters. If you want to emphasize information, use methods like bolded letters or italics. Revise the legends and section headings throughout the document.

     We have complied with this comment.

11. Your cover page includes more information than is required by Item 501 of Regulation S-K. For example, you disclose information regarding the private placement of the debentures, the terms of the debentures, the use of proceeds and the plan of distribution. Only the information required by Item 501 and information essential to an investment decision should be disclosed on the cover page. Remove all other information from the cover page. If you believe this information is material to the offering, disclose this information elsewhere in the prospectus.

     We have complied with this comment.

12. Please identify the selling security holders on the cover page by providing a page reference to the table in the prospectus. Our suggested disclosure for the first sentence of this page is, "The selling security holders, as listed on page 27, offer for sale." Any additional information regarding the selling security holders should appear under the appropriate section of the prospectus.

     We have complied with this comment.

Forward Looking Information

13. To present the information in the prospectus from an investor's perspective, we suggest that you move this information so that it appears after the risk factors.

     We have complied with this comment.

14. We also note that the prospectus states that it includes forward-looking statements within the meaning of the Litigation Reform Act. Please be advised that we are not making any determination as to whether the disclosures, including the cautionary language or the placement of disclosures, satisfy the requirements of the Litigation Reform Act and the applicable sections of the Securities Act and the Exchange Act.

    We have complied with this comment.

How to Obtain More Information, pages 2-3

15. We suggest that you move this section to the back of the document.

    We have complied with this comment.

Summary, Pages 9-11

16. Although the summary is not required to contain all of the material information regarding the offering, it can not be qualified by a statement such as, "this summary is not complete." Please revise.

    We have complied with this comment.

17. We note the table summarizing the terms of the debentures.
    Please ensure that you use a font size and layout that are easy to read.

    We have complied with this comment.

Risk Factors, page 12-15

18. Revise your risk factor subheadings so that you are stating a fact or uncertainty about your business and then summarizing the risks that may result from these facts and events. For example, the subheading "Fixed-Price Contracts
    - Our Percentage of Fixed-Priced Contracts, Which Are A Higher Risk, Is Increasing," does not convey the risk associated with fixed-price contracts, as they relate to your business. Review and revise each subheading to ensure that it discloses the specific risk that you are discussing in the text of the risk factor. See Item 503(c) of Regulation S-K.

    We have complied with this comment.

19. Item 503(c) of Regulation S-K states that registrants should not "present risk factors that could apply to any issuer or to any offering," For example, see "International Sales - ." The listed risk factors could apply to nearly any issuer in your industry and even other industries. If you elect to retain these risk factors, you must clearly explain how they apply to your industry, company, or offering.

    We have complied with this comment.

20. As a related matter, avoid the generic conclusions you make in most of your risk factors that the risk discussed would have a material adverse effect on your operations or financial condition. Instead, replace the language with specific disclosure of how your operations or financial results would be affected.

    We have complied with this comment.

Description of Debentures, pages 19-26


21. We note that you seek to qualify the completeness of the disclosure in this section "in its entirety" by reference to the related documents found outside the prospectus. Please note that the text of the prospectus must be materially complete, and all text suggesting that it is not materially complete should be modified.

    We have complied with this comment.

22. We note the extensive use of legalese in this section and the following sections of the prospectus. Whenever possible, you should avoid the use of legalistic words and phrases. For example, you use the term "such". "Such" is legalese for "this", "these", or "the". Some other examples include legalistic words like "herein," "thereof," "hereby," "therewith," "certain" "hereafter", "thereby" and "pursuant." Please replace all legalistic terms throughout your prospectus with concrete, everyday words that mean the same thing.

    We have complied with this comment.

23. We also suggest that you rewrite these sections to eliminate the unnecessarily long sentences which make the disclosure difficult to read and follow. For example, see the discussion of Rule 144 on page 27. Instead of using long, verbose sentences that contain legalese, shorten the sentences and use everyday, concrete language.

    We have complied with this comment.

Part II of the Registration Statement, Signatures

24. Please note that the principal executive officer and the principal financial or accounting officer must sign the
    registration statement in this capacity.   See Instruction 1
    to Part II, Signatures of Form S-3.

    We have complied with this comment.

Should the staff of the Commission have any comments or questions regarding Amendment No. 1 or this response letter, please call the undersigned at (716) 677-4070.

Sincerely,


/s/Christopher A. Head
Christopher A. Head
Executive Vice President and General Counsel


cc:  Christopher Doyle, Esq.


                                Registration No.    333-77045


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                    _______________________

                          AMENDMENT NO. 1
                    TO FORM S-3 CONVERTING TO
                          FORM S-2
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                    _______________________


                     COMPTEK RESEARCH, INC.
-----------------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


              NEW YORK                       16-0959023
------------------------------     ------------------------------
(State or other Jurisdiction of         (IRS Employer
Identification No.)                Incorporation or Organization)


                       2732 TRANSIT ROAD
                  BUFFALO, NEW YORK 14224-2523
                         (716) 677-4070
-----------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code of Registrant's Principal Executive Offices)

                   -------------------------


                   CHRISTOPHER A. HEAD, ESQ.
                     COMPTEK RESEARCH, INC.
                       2732 TRANSIT ROAD
                  BUFFALO, NEW YORK 14224-2523
                         (716) 677-4070
----------------------------------------------------------------
      (Address, including zip code, and telephone number,
           including area code, of agent for service)
                 ______________________________
                           Copies to:


                    JAMES R. TANENBAUM, ESQ.
                 STROOCK & STROOCK & LAVAN, LLP
                         180 MAIDEN LANE
                       NEW YORK, NY 10038
Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES
EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box.    [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.   [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statements for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to
Rule 434, please check the following box.   [ ]

                   -------------------------



<PAGE i>


<BOLD><ITALIC>C
alculation Of
Registration
Fee</ITALIC></B
OLD>

                                 Proposed
                                  Maximum
                                 Offering      Proposed
 Title of each                     Price       Maximum      Amount of
   class of        Amount to        Per       Aggregate      Regis-
 Securities to         be        Security      Offering      tration
 be Registered     Registered       (1)         Price          Fee


8 1/2%
Convertible
Subordinated      $15,000,000    100%        $15,000,000    $4,170(3)
Debentures due
2004

Common Stock,
par value $.02    1,578,947      ---         ---            ---
per share (2)

(1)  Equals the
     aggregate
     principal
     amount of the
     securities
     being
     Registered
     .

(2)  Such
     number
     represents the
     number of
     shares of
     common stock
     that
     are
currently
issuable upon
conversion of
the debentures;
     pursuant
to Rule 416
under the
Securities Act,
the registrant
is
     also
registering
such
indeterminate
number of
shares of
common    stock
as may be
issued from
time to time
upon conversion
of the
     debentures
as a result of
the anti-
dilution
protection of
the

debentures.
Pursuant to
Rule 457(i), no
registration
fee is
required for
these shares.

(3)  Previously
paid.


<ITALIC>The registrant hereby undertakes to amend this
registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.</ITALIC>

<PAGE iii>

                    <BOLD><ITALIC>Prospectus

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement, filed with the Securities and Exchange Commission, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

          Subject To Completion, Dated June ___, 1999

                    Comptek Research, Inc.
                           $15,000,000
      8 1/2% Convertible Subordinated Debentures Due 2004
                               and
1,578,947 Shares Of Common Stock Issuable Upon Conversion Of The
                   Debentures</ITALIC></BOLD>

The selling security holders, as listed on page 20, are offering for sale our 8 1/2% convertible subordinated debentures and shares of our common stock into which the debentures are convertible.
The debentures and the shares are being offered on a continuous basis until at least June __, 2001 or the earlier sale of all the debentures and shares of common stock.

The debentures and shares of common stock may be sold at market prices prevailing at the time of sale or at privately negotiated prices.

On June 14, 1999, the closing price of our common stock on the American Stock Exchange symbol "CTK" was $8.4375 per share. We do not intend to apply for listing of the debentures on any securities exchange or for quotation through any automated quotation system.

Eight and one-half percent (8 1/2%) annual interest is payable on the debentures on October 1 and April 1 each year, beginning October 1, 1999 until converted to common stock or maturity at April 1, 2004. The debentures are convertible into shares of common stock at the rate of $9.50 per share, subject to adjustments in certain events.

   <BOLD><ITALIC>Investing in the debentures or the common stock into which the debentures are convertible involves a high degree of risk. See "Risk Factors" commencing on page 7 for a discussion of some important risks you should consider before buying any debentures or any shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. </BOLD>

     The date of this Prospectus is June __, 1999</ITALIC>
<PAGE 1>

               <ITALIC><BOLD>Table Of Contents</BOLD>


About This Prospectus                                           3

Summary                                                         4

Risk Factors                                                    6

Forward-Looking Information                                     9

Use Of Proceeds                                                 9

Ratio Of Earnings To Fixed Charges                              9

Recent Developments                                             9

Description Of Debentures                                      12

Selling Security Holders                                       20

Plan Of Distribution                                           21

Legal Matters                                                  23

Experts                                                        23

How To Obtain More Information                                 23
</ITALIC>

<PAGE 2>

      <BOLD><ITALICS>About This Prospectus</BOLD></ITALICS>

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling security holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document. This prospectus is accompanied by a copy of Comptek's Form 10-K Annual Report for the year ended March 31, 1999.

In this prospectus, references to "we," "us," "our," and "Comptek" refer to Comptek Research, Inc. and its subsidiaries, unless the context otherwise requires, and not to the selling security holders.

<PAGE 3>


                  <BOLD><ITALICS>Summary</BOLD>

This summary highlights information contained in this prospectus or incorporated by reference into this prospectus from our current filings with the SEC. </ITALICS>

<BOLD>Overview</BOLD>

Comptek develops and integrates surveillance and communications systems used primarily for military applications. We provide engineering and project management services for electronic warfare systems. Our products and services enhance the operational performance and readiness of existing weapons systems, as well as extend their useful lives and survivability. We have been involved in either the development, lifecycle support or testing of nearly all of the major electronic warfare systems that have been fielded by either the United States Air Force or United States Navy since 1974, including systems for B-1B Lancer and B-2A Spirit bombers; EF-111 Raven, EA-6B Prowler and F/A-18 Hornet aircraft; and navy surface combatants including AEGIS class destroyers and cruisers.

Our primary activities are:

* Tactical Systems. Comptek is a leading supplier of electronic warfare systems used for the processing of intercepted radar signals, threat analysis and counter measures. We also provides command and control, mission planning and air combat measurement instrumentation systems.

* Electronic Warfare Simulation/Stimulation and Training. We specialize in the design, development and manufacture of electronic environment simulators. We supply stimulators used to test military electronics surveillance, equipment including electronic warfare systems, radar warning receivers and electronic counter-measures equipment.

* Engineering and Technical Services. We provide a wide range of technical and engineering services, including systems design and integration, software development and test, project management and support for the design, operation, maintenance and upgrade of weapon and information systems.

   Our customers include the U.S. Department of Defense, all of the branches of the United States Armed Forces, and certain foreign governments. Our present prime contractor relationships include the Boeing Company, GEC-Marconi Hazeltine Corporation, Lockheed Martin Corporation, Northrop Grumman Corporation and the Raytheon Company. International customers include the foreign governments of Australia, Canada, France, Germany, Israel, Italy, Japan, Sweden, Switzerland and the United Kingdom.

Expansion through acquisitions and increased international activities have both been, and continue to be, important elements of our business strategy. Over the last three years, we have acquired three private companies. In March 1996, we acquired Advanced Systems Development, Inc., a highly-specialized developer of electronic warfare simulation/stimulation, training and software validation systems related to electronic surveillance. Largely as a result of the acquisition of Advanced Systems Development, Inc., we substantially increased our presence in international markets. Effective May 1, 1998, we completed our acquisition of PRB Associates, Inc., a leader in the development of military mission-planning and precision-targeting systems. On March 26, 1999, we completed the purchase of the business operations and substantially all of the related assets and liabilities of Amherst Systems, Inc., a firm specializing in simulation/stimulation and evaluation systems for electronic defense applications. We paid a purchase price of $30 million and assumed Amherst Systems's long-term debt of $5.1 million. We paid the purchase price by delivering to Amherst Systems $20 million in cash and $10 million in subordinated promissory notes of Comptek.

<PAGE 4>



Comptek's executive offices are located at 2732 Transit Road, Buffalo, New York 14224-2423. Our telephone number is (716) 677-
4070.

We maintain a Web site at http://www.comptek.com. Information contained on our Web site, however, is not part of this prospectus.

   <BOLD>Summary of the Debentures and Common Stock Offered By
Selling Security Holders</BOLD>

                   Securities       $15,000,000 aggregate principal amount of
                   Offered          8 1/2% Convertible Subordinated Debentures,
                                    $1,000 par value, due 2004.  See
                                    "Description of Debentures."
                                    1,578,947 shares of common stock issuable
                                    upon conversion of the debentures.
                   Interest Rate    8 1/2% payable semi-annually in arrears.
                   Interest         October 1 and April 1, commencing October
                   Payment Dates    1, 1999.
                   Maturity         April 1, 2004.
                   Conversion       The debentures are convertible into shares
                                    of common stock of Comptek.
                   Conversion       The debentures are convertible at a
                   Price            conversion price of $9.50, subject to
                                    adjustment as described herein, including
                                    an adjustment if Comptek reports income
                                    before extraordinary item and accounting
                                    change diluted earnings per share of less
                                    than $0.80 for its fiscal year ending
                                    March 31, 2000.  In such case, the
                                    conversion price will be reset to $8.50
                                    per share.  See "Description of Debentures
                                    - Conversion Rights."
                      Redemption    The debentures are not redeemable by
                                    Comptek prior to March 1, 2002.
                                    Thereafter, the debentures will be
                                    redeemable at Comptek's option at any
                                    time, in whole or in part, together with
                                    accrued and unpaid interest, as follows:
                                    On or after:                  Premium:
                                    March 1, 2002            103.4%
                                    March 1, 2003                 101.7%
                                    March 1, 2004 and thereafter       100.0%
                                    See "Description of Debentures - Optional
                                    Redemption."
                   Change of        Upon a change of control of Comptek, each
                   Control          holder of the debentures may require us to
                                    repurchase the debenture held by such
                                    holder at 101% of the principal amount
                                    thereof plus accrued and unpaid interest to the date of repurchase. The term
                                    "Change of Control" is defined in the
                                    "Description of Debentures - Certain
                                    Rights to Require Repurchase of Debentures by the Company."
                   Ranking          The debentures are unsecured and
                                    subordinated to all senior indebtedness.
                                    See "Description of Debentures -
                                    Subordination of Debentures."
                   Use of Proceeds  Comptek will not receive any of the
                                    proceeds from the sale by selling security holders of the debentures or the underlying common stock.

<PAGE 5>
                  <BOLD><ITALICS>Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus and in any documents incorporated in the prospectus, before making an investment decision.<ITALICS>

   We are dependent on future military spending because substantially all of our sales are derived from military requirements.</BOLD>

We are subject to changes in national defense policies and priorities and changes in government appropriations. In recent years, a reduction in the defense budgets of many countries has caused many defense-related government contractors to experience declining revenues. There can be no assurance that a continued decline in worldwide military spending will not affect our ability to increase revenues and may result in declines in future revenues and may have a material adverse impact on our business, financial condition or results of operations.

<BOLD>We are heavily dependent on U.S. Government contracts  and as a U.S. Government contractor we are subject to specialized rules and regulations.</BOLD>

Historically in excess of 85.0% of our revenues have been attributable to contracts with departments and agencies of the U.S. Government, specifically the Department of Defense. As a contractor and subcontractor to the U.S. Government, we are subject to various laws and regulations that are more restrictive than those applicable to non-government contractors. U.S. Government contracts are subject to special risks, such as:

  *    delay in funding;

  *    early termination;

  * reduction or modification due to changes in policies or as the result of budgetary constraints, political changes or other factors that do not depend on Comptek;

  * the U.S. Government's rights to technical data and to audit financial data; and

  * the ability of U.S. Government and its agencies unilaterally to suspend contractors from receiving new contracts pending resolution of alleged violations of procurement laws or regulations.

   Government agencies often have complex and time-consuming procurement procedures. We generally obtain military contracts through a competitive bidding process in which, in many instances, numerous bidders participate. There can be no assurance that we will continue to be successful in having our bids accepted which would affect our ability to increase revenues and may result in declines in future revenues.

<BOLD>Our risk of sustaining a loss is greater with a fixed-price contract as opposed to a cost-plus contract. Our percentage of fixed-price contracts is increasing.</BOLD>

For the fiscal year ended March 31, 1999, approximately 29.0% of our sales were recorded on fixed-price contracts, as opposed to cost-plus or cost-sharing contracts. Under fixed-price contracts, we assume the risk that increased or unexpected costs may reduce profits or cause a loss. To the extent that actual costs exceed the projected costs on which bids or contract prices are based, Comptek could sustain a loss under the contract. Since a majority of the contracts we acquired from Amherst Systems, Inc. are fixed-price, we expect the percentage of fixed-price work to increase and therefore increase our exposure to potential

<PAGE 6>



losses on individual contracts.  For the fiscal year ended March
31, 1999, as adjusted to give effect to the business operations acquired from Amherst Systems, 40.2% of the our sales would have been fixed-price.

<BOLD>The integration of our recent acquisitions and the making of future acquisitions could adversely impact our current operations.</BOLD>

Our acquisitions of Advanced Systems Development in March 1996, of PRB Associates in May 1998, and of the business operations of Amherst Systems in March 1999 are part of a business development strategy which seeks internally- and externally-generated sales growth in niche markets. While there are currently no commitments with respect to any future acquisitions, we frequently evaluate the strategic opportunities available to us and expect to pursue acquisitions of additional complementary products, technologies or businesses. Such acquisitions may result in the diversion of our attention from the day-to-day business operations and may include numerous other risks, including:

  * difficulties in the integration of the operations and products:

  * integration and retention of personnel of the acquired companies; and

  *    financial risks,

Future acquisitions by us may result in:

*    dilutive issuances of equity securities;

*    the incurrence of additional debt;

*       reduction of existing cash balances; and

* amortization expenses related to goodwill and other intangible assets and other charges to operations.

<BOLD>To service our substantial debt and make future
acquisitions, we will require a significant amount of cash. Our ability to generate cash and borrow on acceptable terms depends on many factors beyond our control.</BOLD>

At March 31, 1999, our bank debt was $26.1 million and our total funded debt was $53.6 million. Our future growth will depend in part on additional acquisitions and our ability to obtain additional financing on acceptable terms. We will from time to time seek additional funding through public or private financing, including equity or debt financing. If additional funds are raised by issuing equity securities, our stockholders may experience dilution. There can be no assurance that we will be successful in securing additional financing or that adequate funding will be available and, if available, will be on terms that are acceptable to us. Further, debt may continue to increase and there can be no assurance that we will generate sufficient cash flow to meet our principal and interest payment obligations.

<BOLD>Our ability to sell products and services internationally are subject to U.S. Government export controls that could prevent, or significantly delay, our making international sales.
</BOLD>

We have recently placed greater emphasis on international sales and have increased marketing expenses in order to compete in
international markets.   Our products and services are subject to
export control regulations of the U.S. Government. In most instances a specific export license is required for the sale of our products and services directly to international customers. Failure to receive, or a delay in receiving, these export licenses would greatly limit our ability to increase sales. Direct sales to foreign governments and international customers were 12.8% of total sales in fiscal 1999.

<PAGE 7>



<BOLD>In addition to competing against large defense contractors with greater financial resources we also have many small competitors that receive certain preference in bidding for which we do not qualify.</BOLD>

The defense industry is dominated by several large companies, all of whom have much greater resources than we have. These competitors include the Boeing Company, Lockheed Martin Corporation, Raytheon Company, GEC-Marconi Hazeltine Corporation, Northrop Grumman Corporation, United Industrial Corporation, Unisys Corporation, Computer Sciences Corporation, TRW, Inc., and Condor Systems, Inc. The size and reputation of many of these companies may give them an advantage in competing for contracts. We also compete with several small companies that can sometimes take advantage of special government programs, such as small business and small disadvantaged business set-asides whereby competition is limited to qualifying small and small disadvantaged businesses. In fiscal 1998 and earlier, we were able to qualify for small business status when the standard used was 750 employees or less. As a result of our acquisition of PRB Associates, Inc. in May 1998, our total number of employees increased to approximately 900, which is likely to result in our not qualifying for small business status in most circumstances, except where that standard used is 1,500 employees or less. As a result of the acquisition of Amherst Systems, Inc., we now have approximately 1,200 employees. Since we no longer qualify for these bidding preferences, our competitive bidding position has been affected and, in certain instances makes it more difficult for us to win new contracts.

<BOLD>The debentures are subordinated to our current senior
indebtedness and all of future senior indebtedness.</BOLD>

The debentures are expressly subordinated in right of payment to all of our existing and future senior indebtedness, which includes current and future borrowing under our bank line of credit recently increased to $27.0 million. As of March 31, 1999 our senior indebtedness was $26.1 million. Neither the provisions of the indenture nor the debentures limit our ability to incur additional senior indebtedness or other indebtedness. The indenture and the debentures do not contain any financial covenants or similar restrictions on us. Therefore, the holders of the debentures will have no protection, other than rights upon "Events of Default" as described under "Description of Debentures," from adverse changes in our financial condition. In the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or upon our default in payment with respect to any indebtedness our assets will be available to pay the amounts due on the debentures only after all senior indebtedness has been paid in full.

<BOLD>A failure of our computer programs, or the computer
programs of our customers or suppliers, to correctly recognize the Year 2000 could have a material adverse impact on our business.</BOLD>

Numerous business publications and government reports have alerted businesses and investors to the potential adverse impact of computer programs failing to correctly recognize the Year 2000, a situation commonly referred to as the "Year 2000 Issue" or the "Year 2000 Problem." We believe we are adequately addressing modification or replacement of our internal operating systems and our products. We do not currently anticipate that we will incur material expenditures to complete any such modification or replacement because we believe that a majority of our systems and products are Year 2000 compliant, although there can be no assurance in this regard. A failure of suppliers or customers to successfully address the Year 2000 Issue, however, could have a material adverse impact on our business, financial condition or results of operations. The Department of Defense and its agencies are our largest customer group, representing 87.2% of our fiscal 1999 net sales. A failure by the Department of Defense to adequately address the Year 2000 Problem could, among other things, result in payment delays and contract administration delays which may result in a need for increased borrowing and interest expense to satisfy our operational and capital expenditure needs.

<PAGE 8>

<BOLD>There is currently no liquid market for the debentures and, since we do not intend to list the debentures on any exchange, we do not anticipate one will develop.</BOLD>

There has been no public market for the debentures, and we believe it is unlikely that an active or liquid trading market will develop or be sustained.

       <ITALIC> <BOLD>Forward-Looking Information</BOLD>

This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in the prospectus or in any document incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. The above section entitled "Risk Factors" describes some, but not all, of the factors that could cause these differences.

            <BOLD>Use Of Proceeds</BOLD></ITALIC>

Comptek will not receive any proceeds from the sale by any selling security holder of the debentures or the underlying common stock.

              <BOLD><ITALIC>Ratio Of Earnings To Fixed
                     Charges</BOLD></ITALIC>

The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                  Fiscal Year Ended March 31,
                       1995  1996   1997   1998   1999
Ratio of
 Earnings               -      -    4.1x   5.5x   3.2x
 (loss) to
 fixed charges
 .

In fiscal 1994, 1995 and 1996 fixed charges exceeded earnings by $7.5 million, $1.1 million and $8.3 million, respectively.

For these ratios, "earnings (loss)" represents income or loss before taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and that portion of rental expense we believe to be representative of interest.

         <BOLD><ITALIC>Recent Developments</BOLD></ITALIC>

In March 1999, we sold $15 million of 8 1/2% convertible subordinated debentures in a private placement pursuant to Regulation D under the Securities Act. We used the net proceeds of the sale, approximately $13.8 million, as part of the purchase price of our acquisition of the business operations and related assets and liabilities of Amherst Systems, Inc. We paid a purchase price of $30 million and assumed long-term debt of $5.1 million. We paid the purchase price by delivering to Amherst Systems $20 million in cash and $10 million in subordinated promissory notes of Comptek. These promissory notes, which mature

<PAGE 9>
on March 26, 2001, bear interest at the rate of 5.5% per year compounded annually, payable at maturity. The promissory notes are unsecured and subordinated to Comptek's senior indebtedness and the debentures. At maturity, however, the promissory notes may be replaced by indebtedness which would be senior to the debentures.

Amherst Systems is a manufacturer of computer controlled simulation/stimulation equipment and systems which are used to test military avionics equipment including radar warning receivers, radar counter-measures equipment, radars, and infrared sensor systems. These systems are also used to train electronic warfare systems operators. Amherst Systems also produces receiver systems used to verify simulation environments. Amherst Systems has expertise in the development of large computer programs for real-time processing, the design of high speed digital processing hardware, the generation of embedded software for digital signal processors, the development of wide band microwave systems, and the development of microwave components. Amherst Systems has experienced growth in its systems sales as the systems it tests have grown more accurate and complex necessitating a corresponding increase in the sophistication of the Amherst Systems test equipment. Other factors driving growth include the increase in sales of new products ranging from portable units to very large systems installed in test facilities, systems integration work and sales to overseas customers. Sales for the eight months ended December 31, 1998 and for the fiscal year ended April 30, 1998, were $29.2 million and $31.6 million, respectively. Amherst Systems customers include the U.S. Air Force, Navy, and Army and major aerospace prime contractors such as Lockheed, Boeing, and Northrop Grumman. Amherst Systems' contract backlog as of March 31, 1999 was $63.7 million, of which $57.2 million was funded.

          <BOLD>Summary Pro Forma Financial Data</BOLD>

The following table presents unaudited pro forma summary financial data as of the dates indicated with, and without, our acquisition of the business operations and related assets and liabilities of Amherst Systems and the sales of the debentures including:.

     * The pro forma statement of operations data gives effect to the acquisition of PRB Associates as if this acquisition had occurred on April 1, 1997.

     * The March 31, 1998 pro forma uses PRB Associates' historical financial statements for the year ended December 31, 1997.

     * The March 31, 1998 pro forma uses Amherst Systems' historical financial statements for the year ended April 30, 1998. The December 1998 pro forma uses Amherst Systems' historical financial statements for the nine-months ended January 31, 1999.

     * No pro forma balance sheet data is provided as the effect of the related transactions are already included in our historical March 31, 1999 consolidated balance sheet.

<PAGE 10>





                                    Pro Forma
                               Year Ended March 31,
                                       1998
                                         Including
                              Before   AmherstAcqui-
                              Amherst    sition and   Year Ended
                             Acquisi-     Sale of      March 31,
                               tion      Debentures      1999

Statement of Operations
Data:

Net sales                     $101,300       $132,944    $143,845
Gross Margins                   19,994         27,202      33,792
Selling, general and            11,793         16,889      21,163
  Administrative
Research and development         1,827          3,979       4,823
Other income                       144            144           -
                              --------    -----------   ---------
     Operating profit            6,518          6,478       7,806
Interest expense , net         (1,651)        (4,320)     (3,362)
Minority interest                 (13)           (13)           -
                              --------    -----------   ---------
     Income from continuing
operations before                4,854          2,145       4,444
       income taxes
Income taxes                   (2,002)          (589)     (1,638)
                              --------     ----------   ---------
     Income from continuing          $2,852         $1,556       2,806
operations                    ========     ==========   =========
Basic earnings per share         $0.55          $0.30       $0.56
Diluted earnings per share       $0.54          $0.29       $0.54
Weighted average shares          5,184          5,184       5,044
  Outstanding - basic
Weighted average shares          5,316          5,316       5,211
  Outstanding - diluted


Other Data:

Depreciation and                $3,138         $5,812      $5,283
  Amortization
Capital expenditures            $2,502         $4,550      $4,258
Ratio of earnings to fixed         2.8            1.4         2.0
  Charges
Contract backlog              $165,271       $210,771    $191,266

_______________________


(1) Gives effect to the acquisition of the business operations of Amherst Systems and the sale of debentures, as if the acquisition and the sale had occurred on December 25, 1998. No pro forma effect has been given to the acquisition of PRB Associates because Comptek's December 25, 1998 historical consolidated balance sheet already reflects such acquisition.

<PAGE 11>

      <BOLD><ITALIC>Description Of Debentures</BOLD></ITALIC>

The 8 1/2% convertible subordinated debentures were issued under an indenture, dated as of March 24, 1999, between Comptek and The Bank of New York, as the trustee under the indenture. The terms of the debentures include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939.

The summary of the material terms of the debentures and the indenture , a form of each is included as an exhibit to the registration statement, is qualified by reference to the detailed provisions of the debenture and the indenture, including the definitions of certain terms to which we make reference in this summary.

<BOLD>General</BOLD>

   The debentures are unsecured general obligations of Comptek, subject to the rights of holders of our senior indebtedness, and convertible into our common stock as described under "Conversion Rights" below. The debentures have been issued only in denominations of $1,000 and multiples thereof and will mature on April 1, 2004. The debentures bear interest payable semiannually on April 1 and October 1 of each year, commencing October 1, 1999, at the per annum rate of 8 1/2%. The first payment will be for the period from the date of delivery to October 1, 1999. We will pay interest on the debentures to the persons who are registered holders of debentures at the close of business on the September 15 or March 15 preceding the applicable interest payment date. Principal (and premium, if any) and interest will be payable, the debentures will be convertible and exchangeable, and transfers thereof will be registrable, at the office or agency of Comptek maintained for such purposes, initially at the offices of the trustee. We may pay principal and interest by check and may mail an interest check to a holder's registered address. Holders must surrender debentures to a paying agent to collect principal payments.

Initially, The Bank of New York will act as paying agent, registrar and conversion agent. We may change any paying agent, registrar, conversion agent or co-registrar upon prior written notice to the trustee and may act in any such capacity ourselves.

<BOLD>Form of Debentures</BOLD>

   The debentures are in fully registered form without coupons in denominations of $1,000 or any multiples thereof. A holder may transfer or exchange debentures in accordance with the indenture. No service charge will be made for any registration or transfer, exchange or conversion of debentures, except for any tax or other governmental charges that may be imposed in connection therewith. The registrar need not transfer or exchange any debentures selected for redemption. Also, in the event of a partial redemption, the registrar need not transfer or exchange any debentures for a period of 15 days before selecting debentures to be redeemed. Except as described in "Certain Rights to Require Repurchase of Debentures by the Company" below, the indenture does require us to repurchase the debentures in the event of a leveraged buyout, recapitalization or similar restructuring of Comptek, even though our credit worthiness and the market value of the debentures may decline significantly as a result of such transaction. The indenture does not protect holders of the debentures against any decline in our credit quality. The registered holder of a debenture may be treated as its owner for all purposes.

<BOLD>Conversion Rights</BOLD>

The holders of the debentures are entitled at any time prior to maturity, subject to prior redemption, to convert the debentures or portions thereof (which are $1,000 or multiples thereof) into shares of our common stock at the conversion price of $9.50 per share subject to adjustments as described below. No payment or adjustment will be made for accrued interest on a converted debenture. If any debenture not

<PAGE 12>

called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, the relevant debenture must be accompanied by funds equal to the interest payable to the registered holder on the next interest payment date on the principal amount to be converted.
We will not issue fractional interests in shares of common stock upon conversion of the debentures and instead will deliver a check for the fractional share based upon the market value of the common stock on the last trading date prior to the conversion date. If the debentures are called for redemption, conversion rights will expire at the close of business on the redemption date, unless we default in payment due upon such redemption.

The conversion price is subject to adjustments in certain events, including:

  * the payment of dividends or distributions on our common stock in shares of capital stock;

  * subdivisions or combinations of our common stock into a greater or smaller number of shares of common stock;

  * reclassification of the shares of our common stock resulting in an issuance of any shares of our capital stock;

  * distribution of rights or warrants to all holders of our common stock entitling them to purchase common stock at less than the then current price at that time; and

  * the distribution to all holders of common stock of assets, excluding certain cash dividends and distributions, or debt securities or any rights or warrants to purchase securities of Comptek; provided, however, that no adjustment will be required if holders of the debentures receive notice of and are allowed to participate in such transactions.

   No adjustment will be required for rights to purchase common stock pursuant to a plan we establish for reinvestment of dividends or interest, or for a change in the par value of the common stock. To the extent that debentures become convertible into cash, no adjustment will be required thereafter as to cash. We do not have to adjust the conversion price unless the adjustment would be at least 1.0% in the conversion price; however, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. We may voluntarily reduce the conversion price for a period of time.

The conversion price shall also be adjusted downward to $8.50 (or such other amount reflecting a 10.5% reduction to the then current conversion price if an adjustment to the conversion price had previously been made pursuant to the provisions outlined above) if we report income before extraordinary item and accounting change diluted earnings per share of less than $0.80 for our fiscal year ending March 31, 2000. This adjustment would take effect, if at all, at 8:00 a.m. as of the next business day following the day on which we filed our Annual Report on Form 10-K for the fiscal year ending March 31, 2000.

If we:

  * pay dividends on our common stock in shares of capital stock;

  *    subdivide or combine the common stock;


  * issue by reclassification of our common stock any shares of our capital stock; or

<PAGE 13>

  * merge with, or transfer or lease substantially all of our assets to, another corporation or trust

The holders of the debentures then outstanding will be entitled to convert their debentures into the kind and amount of shares of capital stock, other securities, cash or other assets which they would have owned immediately if they had converted their debentures before the effective date of the transaction.

Any debentures called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such debentures at the redemption price by one or more investment banks or other purchasers who may agree with us to purchase such debentures and convert them into Comptek's common stock.

<BOLD>Penalty For Late Delivery of Conversion Shares</BOLD>

   Holders of the debentures will be entitled to receive a penalty payment from us if, upon delivering a properly executed conversion notice and the debenture to be converted, we fail to deliver, or cause to be delivered, the shares of our common stock for which the debenture is being converted within three business days after delivery of the conversion notice and the debentures. The penalty payment will apply to the period beginning on the business day after delivery was due and ending on the day we
actually make delivery.   The penalty payment would accrue at a
rate of 0.50% of the principal amount of the debentures.

<BOLD>Subordination of Debentures</BOLD>

   The indebtedness evidenced by the debentures is subordinated and junior in right of payment to the prior payment in full of all of our senior indebtedness. We will not pay principal of (or premium if any) or interest on the debentures, if there shall have occurred and be continuing a default with respect to any of our senior indebtedness, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

Upon any acceleration of the principal of the debentures or any distribution of our assets upon any receivership, dissolution, winding-up, liquidation, reorganization or similar proceedings of Comptek, whether voluntary or involuntary, or in bankruptcy or insolvency, all amounts due or to become due upon all senior indebtedness must be paid in full before the holders of the debentures or the trustee are entitled to receive or retain any of our assets. Because of this provision, in the event of insolvency, holders of the debentures may recover less, ratably, than holders of senior indebtedness.

"Senior indebtedness" is the principal, premium, if any, interest on and all other amounts payable under or in respect of our indebtedness, other than indebtedness owed to one of our subsidiaries, indebtedness which is expressly pari passu with the debentures or indebtedness which is expressly subordinated to the
debentures.   There is no limit on the amount of senior
indebtedness that we may incur.

<PAGE 14>

<BOLD>Optional Redemption</BOLD>

   At our option we may redeem the debentures, as a whole or in part, at any time or from time to time commencing on or after
March 1, 2002.   We must give holders of the debentures at least
30 days' and not more than 60 days' prior notice by mail. The redemption prices as a percentage of principal amount, are as follows for the 12-month period beginning on or after March 1 of the following years:

                                        Redemption
               Year                       Price

               2002                       103.4%
               2003                       101.7%
               2004 and thereafter        100.0%

<BOLD>Certain Rights to Require Repurchase of Debentures by the
Company</BOLD>

   In the event of any Change in Control (as described below) of Comptek occurring on or prior to maturity, each holder of debentures will have the right, to require us to repurchase all or any part of such holder's debentures. We would have to repurchase the debentures 75 days after the date we give notice of the Change in Control at a price equal to 101.0% of the principal amount, together with accrued and unpaid interest to the date of repurchase. On or prior to the date of repurchase, we would be required to deposit with the trustee or a paying agent an amount of money sufficient to pay the repurchase price of the debentures that are to be repaid on the date of repurchase.

Our failure to repurchase the debentures under these circumstances, would result in an event of default under the indenture, whether or not such repurchase is permitted by the subordination provisions of the indenture.

On or before the 15th day after the occurrence of a Change in Control, we would be obligated to mail to all holders of the debentures a notice of:

  * the event constituting and the date of such Change in Control,

  *    the date on which the repurchase will be made,

  *    the date by which the repurchase right must be exercised,

  *    the repurchase price for debentures, and

  * the procedures that a holder must follow to exercise a repurchase right.

To exercise the repurchase right, a holder of a debenture must deliver, on or before the 10th day prior to the date of repurchase, written notice to us (or an agent designated by us for such purpose) and to the trustee of the holder's desire to exercise the right, together with the certificates evidencing the debentures, duly endorsed for transfer.

<PAGE 15>

A "Change in Control" will occur when:

     (1) all, or substantially all, of Comptek's assets are sold as an entirety to any person or related group of persons;

     (2) there shall be consummated any consolidation or merger of Comptek

          (A) in which Comptek is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of Comptek in which all common shares outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or

          (B) pursuant to which the common stock is converted into cash, securities, other property, in each case other than a consolidation or merger of Comptek in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or

     (3) any person, or any persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange
       Act) of at least 50.0% of the total voting power of all classes of capital shares of Comptek entitled to vote generally in the election of directors of Comptek.

Notwithstanding clause (3) above, a Change in Control will not be deemed to have occurred solely by virtue of Comptek; any subsidiary; any employee share purchase plan, share option plan, or other share incentive plan or program; retirement plan or automatic dividend reinvestment plan; or any substantially similar plan of Comptek or any subsidiary or any person holding our securities for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act, as amended, disclosing beneficial ownership by it of shares or securities of Comptek, whether at least 50.0% of the total voting power referred to in clause (3) above or otherwise. A recapitalization or a leveraged buyout or similar transaction involving members of management or their affiliates will constitute a Change in Control if it meets the foregoing definition.

Notwithstanding the foregoing, a Change in Control as described above will not be deemed to have occurred if:

  * the current market price of the common stock on the date of a Change in Control is at least equal to 105.0% of the conversion price of the debentures in effect immediately preceding the time of such Change in Control;

  * all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change in Control to the holders of common stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the debentures will become convertible solely into such shares of common stock; or

  * the consideration in the transaction giving rise to such Change in Control to the holders of common stock consists of cash or securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a

  <PAGE 16>

     combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, will be equal to the average of the daily closing prices of such securities during the 10 consecutive trading days commencing with the sixth trading day following consummation of such transaction) is at least 105.0% of the conversion price of the debentures in effect on the date immediately preceding the closing date of such transaction.

   There is no definition of the phrase "all or substantially all" as applied to our assets and used in the definition of Change in Control in the indenture, and there is no clear definition of the phrase under applicable law. As a result of the uncertainty of the meaning of this phrase, in the event we were to sell a significant amount of our assets, the holders and us may disagree over whether the sale gives rise to the right of holders to require us to repurchase the debentures. In that event, the holders would likely not be able to require us to repurchase unless and until the disagreement were resolved in favor of the holders.

The right to require us to repurchase debentures as a result of a Change in Control could create an event of default under senior indebtedness. As a result, any repurchase could, absent a waiver, be blocked by the subordination provisions of the debentures. See "Subordination of Debentures" above. Our ability to pay cash to the holders upon a repurchase may also be limited by certain financial covenants contained in our senior indebtedness.

In the event a Change in Control occurs and the holders exercise their rights to require us to repurchase debentures, we intend to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. The Change in Control purchase feature of the debentures may in certain circumstances make more difficult or discourage a takeover of Comptek. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate common stock or to obtain control of Comptek, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change in Control purchase feature is a standard term contained in other similar debt securities.

The foregoing provisions would not necessarily afford holders of debentures protection in the event of highly leveraged or other transactions involving Comptek that may adversely affect holders of debentures.

<BOLD>Modification of the Indenture</BOLD>

Under the indenture, with certain exceptions, our rights and obligations with respect to the debentures and the rights of holders of the debentures may only be modified by us and the trustee with the written consent of the holders of not less than 66-2/3% in principal amount of the outstanding debentures. However, without the consent of each holder of any debenture affected, an amendment, waiver or supplement may not:

     (a) reduce the amount of debentures whose holders may consent to an amendment;

     (b) reduce the rate or change the time of payment of interest on any debenture;

     (c) reduce the principal of or change the fixed maturity of any debenture;

     (d) make any debenture payable in money other than that stated in the debenture;

     (e) change the provisions of the indenture regarding the right of the holders of a majority of the debenture to waive defaults under the indenture or impair the right of any holder of debentures to institute suit for the enforcement of any payment of principal and interest on the debentures on and after their respective due dates;

<PAGE 17>

     (f) make any change that adversely affects the right to convert any debenture;

     (g) make any change to the subordination or seniority of the debentures that adversely affects the rights of any holder; or

     (h) impair the right, as limited in the indenture, of any holder to institute any suit or proceeding.

<BOLD>Events of Default, Notice and Waiver</BOLD>

The following are "Events of Default" under the indenture with respect to the debentures:

     (a) default in the payment of interest on the debentures when due and payable which continues for 30 days;


     (b) default in the payment of principal of (and premium, if any, on) the debentures when due and payable, at maturity, upon redemption or otherwise;

     (c) our failure to perform any other covenant contained in the indenture or the debentures which continues for 60 days after notice as provided in the indenture;

     (d)  acceleration of any indebtedness for money borrowed
          (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligation for which recourse is limited to property purchased) in an aggregate principal amount in excess of $20.0 million, whether existing on the date of the execution of the indenture or thereafter created, if such indebtedness is not paid or such acceleration is not annulled within ten days after notice to us of such acceleration; and

     (e) certain events of bankruptcy, insolvency or reorganization relating to us.

If an Event of Default occurs and is continuing with respect to the debentures, either the trustee or the holders of at least a majority in principal amount of the debentures may declare all of the debentures to be due and payable immediately.

   If any Events of Default have occurred and are continuing or would exist immediately after giving effect to such action, we will not (i) declare or pay any dividends or make any distribution to holders of our capital stock or (ii) purchase, redeem or otherwise acquire or retire for value any of our common stock, or any warrants, rights or options, to purchase or acquire any shares of our common stock (other than the debentures or any other convertible indebtedness of ours that is neither secured nor subordinated to the debentures).

The trustee may require indemnity reasonably satisfactory to it before it enforces the indenture or the debentures. Subject to certain limitations, holders of a majority in principal amount of the debentures may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the debentures notice of any default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. We are required to file with the trustee annually an officer's statement as to the absence of defaults in fulfilling any of its obligations under the indenture.

No consent of the holders of the debentures is required for (1)
Comptek to consolidate with or merge into or transfer or lease substantially all of its assets to another corporation or trust which assumes the

<PAGE 18>

obligations of Comptek under the indenture and debentures or (2) for any reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; no consent of holders of the debentures required for any amendment of the indenture or the debentures by Comptek or the trustee to:

  * cure any ambiguity, defect or inconsistency, or to provide for uncertificated debentures in addition to certified debentures, or

  * to make any change that does not adversely affect the right of a holder of a debenture.

<BOLD>Consolidation, Merger, Sale or Conveyance</BOLD>

   The indenture provides that Comptek may not merge or consolidate with, or sell or convey all, or substantially all, of its assets to another person unless:

  *    such person is a company or a trust;

  * such person assumes by supplemental indenture all the obligations of Comptek under the debentures and the indenture; and

  * immediately after the transaction no default or Event of Default shall exist.

<BOLD>Marketability</BOLD>

At present there is no public market for the debentures, and it is not likely that a market will develop. The debentures were initially sold pursuant to exemptions from registration under the Securities Act. We filed a registration statement under the Securities Act relating to the resale of the debentures and the underlying shares of common stock. However, there can be no assurance that we will be able to maintain the effectiveness of the current registration statement as required. The absence of such an effective registration statement may limit any holder's ability to sell the debentures or the underlying shares of common stock or could adversely affect the price at which the debentures or the underlying shares of common stock can be sold.

<BOLD>Governing Law</BOLD>

The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

<BOLD>Registration Rights Agreement</BOLD>

Pursuant to a registration rights agreement entered into by us in connection with the initial sale of the debentures, the debentures and the underlying shares of common stock have been registered under the Securities Act with the SEC. We have also agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until :

  * Two years from the effective date of the registration statement, or

  * Such shorter period when all the debentures and the shares of common stock offered hereby have been sold thereby, or

<PAGE 19>

  * Until the debentures and the Conversion Shares are no longer, by reason of Rule 144 promulgated under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof.

              <BOLD>Selling Security Holders</BOLD>

The debentures were originally issued by us and sold to the initial purchasers in transactions exempt from the registration
requirements of the Securities Act.   We reasonably believed that
each such person was an "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Selling security holders ( may from time to time offer and sell pursuant to this prospectus any or all of the debentures and common stock into which the debentures are convertible. The term "selling security holders" includes their transferees, pledgees or donees or their successors

The following table sets forth information, as of June 16, 1999, with respect to the selling security holders and the respective principal amounts of debentures beneficially owned by each that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling security holders. The selling security holders may offer all, some or none of the debentures or common stock into which the debentures are convertible. Because the selling security holders may offer all or some portion of the debentures or the common stock, no estimate can be given as to the amount of the debentures or the common stock that will be held by the selling security holders upon termination of any such sales. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures since the date on which they provided the information regarding their debentures in transactions exempt from the registration requirements of the Securities Act.

                     Debentures          Common Stock Owned
                     Beneficially        Bene-ficially
Name                 Owned and           Offered and Hereby
                     Offered Hereby
                     Principal           Number of
                       Amount    %(1)    Shares(2)     %(3)
Centura Small-Cap       400,000   2.7%       42,105       .8%
  Equity Fund
DS Founders Group,      200,000   1.3%       21,052       .4%
  LP
Leonardo, LP            600,000   4.0%       63,157      1.2%
Libertyview Funds,      800,000   5.3%       84,210      1.6%
  L.P.
Libertyview Fund,       200,000   1.3%       21,052       .4%
  LLC
Joseph Stechler &
  Company,            2,000,000  13.3%      210,526      4.0%
  Incorporated
Manu Shah Living        250,000   1.7%       26,315       .5%
  Trust
Quasar Rabbico        1,500,000  10.0%      157,894      3.0%
  N.V.
Ramius Fund, LTD.       400,000   2.7%       42,105       .8%
Raphael, L.P.           200,000   1.3%       21,052       .4%
Raphael II, L.P.        150,000   1.0%       15,789       .3%
Shrem, Fudim,           200,000   1.3%       21,052       .4%
  Kelner & Co.,
  Ltd.
Strong River            500,000   3.3%       52,631      1.0%
  Investments,
  Inc.
The Canada-Israel       100,000   .07%       10,526       .2%
  Opportunity
  Fund, LP
Warburg Pincus
  Emerging            7,000,000  46.7%      736,842     12.7%
  Growth Fund
Coastal                 500,000   3.3%       52,631      1.0%
  Convertible LTD.

<PAGE 20>

None of the selling security holders has had any material relationship with Comptek or its affiliates within the past three years. The selling security holders purchased all of the debentures in a private transactions exempt from the registration requirements of the Securities Act. All of the debentures were "restricted securities" under the Securities Act prior to this registration.

The selling security holders have represented to us that they purchased the debentures for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exemptions. Comptek agreed with the selling security holders to file the registration statement to register the resale of the debentures and the underlying shares of common stock. Comptek agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the earlier of (1) two years from the effective date of the registration statement and (2) the date on which the debentures and the common stock into which the debentures are convertible no longer qualify as "Registrable Securities" under the Registration Rights Agreement.

Information concerning the selling security holders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.
In addition, the per share conversion price, and, therefore, the number of shares of common stock issuable upon conversion of the debentures, is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of debentures and the number of shares of common stock into which the debentures are convertible may increase or decrease.

                <BOLD>Plan Of Distribution</BOLD>

The selling security holders and their successors may sell the debentures and the common stock into which the debentures are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling
security holders.   These discounts, concessions or commission as
to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The debentures and the common stock into which the debentures are convertible may be sold in one or more transactions:
  *    at fixed prices;

  *    at prevailing market prices at the time of sale;

  *    at prices related to such prevailing market prices;

  *    at varying prices determined at the time of sale; or

  *    at negotiated prices.

Such sales may be effected in transactions; which may involve crosses or block transactions:

     (1) on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale;

     (2)  in the over-the-counter market;

     <PAGE 21>

     (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market;

     (4) through the writing of options (whether such options are listed on an options exchange or otherwise); or

     (5)   through the settlement of short sales.

In connection with the sale of the debentures and the common stock into which the debentures are convertible or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the debentures or the common stock into which the debentures are convertible and deliver these securities to close out such short positions, or loan or pledge the debentures or the common stock into which the debentures are convertible to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the debentures or common stock into which the debentures are convertible offered by them hereby will be the purchase price of such debentures or common stock less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of debentures or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our common stock is listed on the American Stock Exchange. We do not intend to list the debentures for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance about the development of any trading market for the debentures.

In order to comply with the securities laws of some states, if applicable, the debentures and common stock into which the debentures are convertible may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debentures and common stock into which the debentures are convertible may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

   Both Warburg Pincus Emerging Growth Fund and Joseph Stechler & Company, Incorporated are affiliated with a registered broker-dealer and because of such affiliation will be "underwriters" within the mening of Section 2(11) of the Securities Act. Each of the other selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the debentures and common stock into which the debentures are convertible may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commission, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are "underwriters" within the meaning of Section 2(11) of the Securities will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling security holder may not sell any debentures or common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

<PAGE 22>

To the extent required, the specific debentures or common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

The Registration Rights Agreement provides for cross-indemnification of the selling security holders and Comptek and their respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the debentures and the common stock, including liabilities under the Securities Act. Comptek will pay substantially all of the expenses incurred by the selling security holders and Comptek incident to the offering and sale of the debentures and the common stock, provided that each selling holder will be responsible for payment of commission, concessions and discounts of underwriters, broker dealers or agents.

                   <BOLD>Legal Matters</BOLD>

The validity of the debentures and shares of common stock offered hereby will be passed upon by Christopher A. Head, General
Counsel for Comptek. Mr. Head is an executive officer of Comptek. As of June 16, 1999, Mr. Head owns less than one percent of the outstanding shares of the Comptek.

                      <BOLD>Experts</BOLD>

The consolidated financial statements and schedule of Comptek as of March 31, 1999 and 1998, and for each of the years in the three-year period ended March 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements for Amherst Systems for each of the years in the three-year period ended April 30, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

   The financial statements for PRB Associates for the years ended December 31, 1997 and 1996, have been incorporated in this prospectus by reference from Comptek's Form 8-K, and have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated herein by reference as has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
           <BOLD>How To Obtain More Information</BOLD>

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's Web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-2 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or Web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily

<PAGE 23>

complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with it. This means that we can disclose important information to you by referring to you those documents. This information we incorporate by reference is considered a part of this prospectus. We incorporate by reference the documents listed below:

  *    Our Annual Report on Form 10-K, for the year ended March 31,
          1999.

  *    The description of our common stock contained in our
          Registration Statement on Form   8-A filed July 1, 1987.

  * The description of our Preferred Stock Purchase Rights contained in our Report on Form 8-K filed April 19, 1999.

  *    Information on our acquisition of PRB Associates, Inc.
          contained in our Report on Form 8-K/A filed July 27, 1998.

  * Information on our acquisition of the business operations, assets and liabilities of Amherst Systems, Inc. contained in our Report on Form 8-K filed April 12, 1999.

You may obtain copies of these documents free of charge by contacting us orally or in writing at:

          Comptek Research, Inc.
          2732 Transit Road
          Buffalo, New York 14224
          Attn:  Corporate Secretary

          (716) 677-4070
          (716) 677-0014 (fax)

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of a subsequent amendment.

<PAGE 24>
<ITALICS>No dealer, sales representative or any other person has been authorized to give information or make any representation not contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Comptek. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.</ITALICS>

<PAGE 25>


                     <BOLD><ITALICS>Part II
        Information Not Required In Prospectus</ITALICS>

Item 14.       Other Expenses of Issuance and Distribution.
</BOLD>

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee. The listed expenses are payable by the Company.

                                       4,170
      Registration Fee:
                                         500
      Printing and Engraving Fee:
                                       4,000
      Accounting Fees:
                                       8,000
      Legal Fees:
                                       1,100
      Miscellaneous:                --------
                                      17,770
           Total                    ========


<BOLD>Item 15. Indemnification of Directors and Officers.</BOLD>

Article IX. of the Company's By-laws provides as follows:

     Every person who is or was a director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation, may in accordance with the second paragraph of this Article IX be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or such other corporation, as the case may be, and, in addition in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article IX, the terms "liability" and "expense" shall include, but shall not be limited to, court costs, counsel fees and disbursements and amounts of judgements, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a pleas of guilty or nolo contendere, or its equivalent, shall not create a

     <PAGE 26>

     presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

     Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article IX may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article IX.

     The rights of indemnification provided in this Article IX shall be in addition to any other rights to which any such director, officer or employee may otherwise be entitled by contract, as a matter of law, by vote of the stockholders, or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

Paragraph TENTH of the Company's Certificate of Incorporation provides as follows:

     TENTH: No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty as a director, except for (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or
     (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or
     (iii) his acts violated Section 719 of the New York Business Corporation Law, or (b) the liability of any director for any act or omission prior to the adoption of this paragraph TENTH. Any repeal or modification of this paragraph TENTH by the shareholders of the corporation shall not, unless otherwise required by law, adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the New York Business Corporation Law is amended after approval by the shareholders of this paragraph TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by New York Business Corporation Law, as amended from time to time.

Section 722 of the New York Business Corporation Law (the "BCL") permits indemnification against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of legal actions or proceedings. Under Section 723 of the BCL, if a litigant is successful in the defense of such an action or proceeding, he or she is automatically entitled to indemnification. Otherwise, indemnification will depend upon whether or not the director or officer has lived up to an appropriate standard of conduct in the performance of his or her duties.

<PAGE 27>

<BOLD>Item 16. Exhibits.</BOLD>

4.1(a)    Indenture dated March 24, 1999 between the
          Registrant and The Bank of New York, as Trustee.

4.1(b)    Form of Debenture (included in Exhibit 4.1(a)).

4.1(c)    Form of Registration Rights Agreement.

5.1  Opinion of Christopher A. Head, counsel to the Company.

   10.1 Registrant's 1992 Equity Incentive Plan, as amended.

10.1a     Registrant's 1998 Equity Incentive Stock Plan

10.1b Form of incentive stock option agreement and non-qualified stock agreement issued under Registrant's
          Equity Incentive Plan to plan participants, including executive officers.

10.1c     Non-Qualified Stock Option Agreement dated June 20,
          1996 by and between Registrant and John J. Sciuto.

10.2 1994 Stock Option Plan for Non-Employee Directors, as amended.

10.3 Employment agreement between Registrant and John J.
          Sciuto.

10.3a     Employment agreement between Registrant and Christopher
          A. Head.

10.3b     Employment agreement between Registrant and Laura L.
          Benedetti.

10.3c     Employment agreement between Registrant and James D.
          Morgan.

10.3d     Loan Agreement between Comptek Federal Systems, Inc.
          (wholly-owned subsidiary of the Registrant) and John
          Sciuto.

10.3e     Loan Agreement, dated February 3, 1999, between Comptek
          Federal Systems, Inc. (wholly-owned subsidiary of the
          Registrant) and John J. Sciuto

10.3f     Employment agreement between PRB Associates, Inc.
          (wholly-owned subsidiary of the Registrant) and Lawrence M. Schadegg.

10.3g     Restricted Stock Agreement between Registrant and
          Lawrence M. Schadegg.

10.3h     Employment agreement between Registrant and Charles E.
          Dowdell

10.5 Interest Rate Swap Agreement, dated May 1, 1998, between
          Registrant and KeyBank,
          N.A.

10.5a Loan Agreement, dated May 14, 1998, between Registrant and Manufacturers and Traders Trust Company.

<PAGE 28>

0.5b           Loan Agreement, dated March 24, 1999, between
          Registrant and  Manufacturers and Traders Trust Company

10.6 Real property lease between Registrant and Southern Maryland
          Property Management
          Associates premises at 43865 Airport View Drive,
          Hollywood, MD

10.6a     Real property lease between Registrant and Charles E.
          Dowdell  and Nancy L. Dowdell for 30 Wilson Road,
          Williamsville, NY

11        Reconciliation of Basic and Diluted EPS Comptuations.

12.1      Statement Re Computation of Ratios

23.1           Consent of Christopher A. Head (included in
          Exhibit 5).

23.2 Consent of KPMG LLP, independent auditors for the Company.

23.3 Consent of KPMG LLP, independent auditors for Amherst
          Systems, Inc.

23.2 Consent of Deloitte & Touche, LLP, independent auditors for
          PRB Associates, Inc.

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee.
___________________

<BOLD>Item 17. Undertakings</BOLD>

I. Rule 415 Offering. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act  of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

<PAGE 29>

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   II.    Acceleration of Effectiveness - Indemnification
     Undertaking.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

<PAGE 30>



             <BOLD><ITALIC>Signatures</BOLD></ITALIC>

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on June 25, 1999.

                                        COMPTEK RESEARCH, INC.


                                   By:  /s/John J. Sciuto
                                        -------------------------
                                        John J. Sciuto, Chairman
                                        President and Chief
                                        Executive Officer


<PAGE 31>


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


/s/Joseph A. Alutto*                              June 25, 1999
Joseph A. Alutto, Director


/s/Laura L. Benedetti*                            June 25, 1999
Laura L. Benedetti,
Chief Financial Officer
Vice President - Finance
and Treasurer (principal accounting
and financial officer)

/s/John R. Cummings*                              June 25, 1999
John R. Cummings, Director


/s/G. Wayne Hawk*                                 June 25, 1999
G. Wayne Hawk, Director


/s/Patrick J. Martin*                             June 25, 1999
Patrick J. Martin, Director


/s/Wayne E. Meyer*                                June 25, 1999
Wayne E. Meyer, Director


/s/James D. Morgan*                               June 25, 1999
James D. Morgan, Director


/s/John J. Sciuto*                                June 25, 1999
John J. Sciuto, Chairman,
Chief Executive Officer
and Director (principal executive officer)


/s/Henry P. Semmelhack*                           June 25, 1999
Henry P. Semmelhack, Director

*By: /s/Christopher A. Head                       June 25, 1999
     Christopher A. Head
     Attorney-in-fact

<PAGE 32>
                   <BOLD>Exhibit Index</BOLD>



Number                   Description

   4.1(a) Indenture dated March 24, 1999 between the
          Registrant and The Bank
          of New York, as Trustee.                          (f)

4.1(b)    Form of Debenture (included in Exhibit 4.1(a)).   (f)

4.1(c)    Form of Registration Rights Agreement.            (f)

5.1  Opinion of Christopher A. Head, counsel
          to the Company.                                   (#)

10.1 Registrant's 1992 Equity Incentive Plan,
          as amended.                                       (a)

10.1a     Registrant's 1998 Equity Incentive Stock Plan     (e)

10.1b     Form of incentive stock option agreement and
               non-qualified stock agreement issued under
               Registrant's Equity Incentive Plan to plan participants, including executive officers.
          (c)

10.1c     Non-Qualified Stock Option Agreement dated
               June 20, 1996 by and between Registrant and John J. Sciuto.
          (c)

10.2 1994 Stock Option Plan for Non-Employee
          Directors, as amended.                            38

10.3 Employment agreement between Registrant and
          John J. Sciuto.                                   (d)

10.3a     Employment agreement between Registrant and
          Christopher A. Head.                              (d)

10.3b     Employment agreement between Registrant and
          Laura L. Benedetti.                               (d)

10.3c     Employment agreement between Registrant and
          James D. Morgan.                                  (d)

10.3d     Loan Agreement between Comptek Federal Systems,
          Inc. (wholly-owned subsidiary of the
          Registrant) and John Sciuto.                      (b)

10.3e     Loan Agreement, dated February 3, 1999, between
          Comptek Federal Systems, Inc. (wholly-owned
          subsidiary of the Registrant) and John J.
          Sciuto                                            49

10.3f     Employment agreement between PRB Associates,
          Inc. (wholly-owned subsidiary of the Registrant)
          and Lawrence M. Schadegg.                         (d)

10.3g     Restricted Stock Agreement between Registrant
          and Lawrence M. Schadegg.                         (d)

10.3h     Employment agreement between Registrant and
          Charles E. Dowdell                                55

10.4 Interest Rate Swap Agreement, dated May 1,
          1998, between Registrant and KeyBank, N.A.        (d)

<PAGE 33>

10.5a     Loan Agreement, dated May 14, 1998, between
          Registrant and Manufacturers and Traders
          Trust Company.                                    (d)

10.5b     Loan Agreement, dated March 24, 1999, between
          Registrant and Manufacturers and Traders
          Trust Company                                     66

10.5 Real property lease between Registrant and
          Southern Maryland Property Management
          Associates premises at 43865 Airport View
          Drive, Hollywood, MD                              176

10.6a     Real-property lease between Registrant and
          Charles E. Dowdell and Nancy L. Dowdell for
          30 Wilson Road, Williamsville, NY                 181

11.1      Reconciliation of Basic and Diluted EPS
          Comptuations.                                     213

12.1      Statement Re Computation of Ratios                214

23.1 Consent of Christopher A. Head (included
          in Exhibit 5).                                    (#)

23.2 Consent of KPMG LLP, independent auditors
          for the Company.                                  (#)

23.3 Consent of KPMG LLP, independent auditors
          for Amherst Systems, Inc.                         (#)

23.4 Consent of Deloitte & Touche, LLP, independent
          auditors for PRB Associates, Inc.                 (#)

25.1 Form T-1 Statement of Eligibility and
          Qualification under the Trust Indenture
          Act of 1939 of the Trustee.                       215

----------------------

                       LOCATION OF EXHIBITS
                         _______________
Exhibit
  No.
(#)     To be filed by amendment
(a) Designates Exhibit annexed to the Company's Form 10-Q for the quarter ended September 29, 1995
(b) Designates Exhibit annexed to the Company's Form 10-Q for the quarter ended September 27, 1996.
(c) Designates Exhibit annexed to the Company's Form 10-K for the year ended March 31, 1997.
(d) Designates Exhibit annexed to the Company's Form 10-K for the year ended March 31, 1998.
(e) Designates Exhibit annexed to the Company's 1998 Definitive Proxy Statement (filed July 8, 1998).
(f) Designates Exhibit annexed to the Company's Registration Statement, #333-77045, dated April 26, 1999.

<PAGE 34>



                          EXHIBIT 10.2

                     1994 STOCK OPTION PLAN
                               FOR
                     NON-EMPLOYEE DIRECTORS,
                           AS AMENDED


           ARTICLE 1 - ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan. Comptek Research, Inc., a New York corporation with its corporate headquarters located at 2732 Transit Road, Buffalo, NY 14224 ("Comptek"), hereby establishes a stock option plan for non-employee members of its Board of Directors (the "Plan"). All options granted under the Plan will be Nonqualified Stock Options ("NQSO").

      Upon ratification by affirmative vote of a majority of Shares voting at Comptek's 1994 Annual Meeting of Shareholders, the Plan shall become effective as of December 10, 1993, (the "Effective Date") and shall remain in effect as provided in 1.3 herein. Options may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder ratification of the Plan is not obtained at Comptek's 1994 Annual Meeting of Shareholders, this Plan shall automatically terminate and all outstanding Options granted shall become null and void.

1.2 Purpose of the Plan. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable independent directors for the benefit of Comptek and its shareholders, and to encourage share ownership by members of the Board of Directors of Comptek who are not employees, in order to promote long-term shareholder value through ownership of common stock.

1.3 Duration of the Plan. Subject to the right of the Board of Directors of Comptek to terminate the Plan at any time pursuant to Article 7 hereof, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after December 9, 2003.


                       ARTICLE 2 - DEFINITIONS

Whenever used in the Plan, the following terms shall have the meaning set forth below:

(a) "Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option granted pursuant to the Plan.

(b)   "Board" means the Board of Directors of Comptek Research,
      Inc., as constituted from time to time.

(c)   "Change in Control" means any of the following events:

      (i) The acquisition by any person (within the meaning of in Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of Comptek's then outstanding voting securities; or

      (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board. For purposes of this definition, if the election, or nomination for election by Comptek's shareholders, of any new Director was approved by a vote of a majority of the Incumbent Board, such new Director shall be deemed a member of the Incumbent Board; or

      (iii) Approval by shareholders of Comptek of (a) a merger or consolidation involving Comptek if the shareholders of Comptek, immediately before such merger or consolidation, do not as a result of such merger or consolidation, own, directly or indirectly more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger of consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Comptek outstanding immediately before such merger or consolidation, or (b) a complete liquidation or dissolution of Comptek or an agreement for the sale or other disposition of all or substantially all of the assets of Comptek.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subsection (i), solely because thirty-three percent (33%) or more of the combined voting power of Comptek's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by Comptek or any of its Subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of Comptek in the same proportion as their ownership of stock in Comptek immediately prior to such acquisition.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e)   "Committee" means the committee specified in Article 3.

(f)   "Director" means a member of the Board.

(g) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3) as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(h) "Eligible Director" means a member of the Board who is not an employee of Comptek or any of its Subsidiaries.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(j) "Fair Market Value" of a Share of common stock shall be (i) the closing sale price of a Share of common stock as reported on the principal securities exchange on which Shares of common stock are then listed or admitted to trading on the day as of which such determination of Fair Market Value is to be made, or if no trading shall have occurred on such day, then on the latest preceding day on which trading shall have occurred or (ii) if not so traded, the average of the closing bid and ask prices as reported on the National Association of Securities Dealers Automated Quotation System or if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board, on the day as of which such determination of Fair Market Value is to be made, or if no sales shall have occurred on such day, then on the latest preceding day on which sales shall have occurred. In the event that the price of a share of common stock shall not be reported in any manner described in the preceding sentence, the Fair Market Value of a Share of common stock shall be determined by the Board in its absolute discretion.

(k) "Option" means an Option to purchase Shares granted pursuant to Article 5 hereof.

(l) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to Participants.

(m) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

(n) "Participant" means an Eligible Director who has been granted an Option under the Plan.

(o) "Shares" means shares of common stock of Comptek Research, Inc., par value of $0.02 per share.

(p) "Subsidiary" means any corporation in which Comptek owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which Comptek owns at least fifty percent (50%) of the combined equity thereof.

                      ARTICLE 3 - ADMINISTRATION


3.1 The Committee. The Board shall appoint a committee to be known as the Directors' Stock Option Plan Committee (the "Committee"), which shall consist of at least three Directors to administer the Plan as contemplated by Rule 16b-3 pursuant to the Exchange Act, or any successor or replacement rule. Committee members shall receive no additional compensation for such service. Eligible Directors who are eligible for options under the Plan may vote on matters affecting the administration of the Plan and may serve as members of the Committee.

3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of Comptek, and subject to the provisions herein, to administer the Plan, and to construe and interpret the Plan and any agreement or instrument entered into under the Plan. The Committee, however, shall have no discretion with respect to the eligibility or selection of directors to receive Options under the Plan, the number of shares of stock subject to any such Options, of the Plan, or the purchase price thereunder, the vesting period, or the timing of Option grants The Committee shall not have the authority to take any action which would result in the loss of eligibility of grants under the Plan for the "formula based" exemption under Rule 16b-3(c)(ii)(A) of the Exchange Act. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, Comptek, its shareholders and persons granted options under the Plan. The Secretary of Comptek shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

3.3 No Guaranteed Term of Office. Nothing in this Plan or any modification hereof, and no grant of an Option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Eligible Director any particular term of office or limiting the right of Comptek, the Board, or the shareholders to terminate the term of office of any Eligible Director under the circumstances set forth in the Comptek's Certificate of Incorporation or By-Laws, or as otherwise provided by law.


                ARTICLE 4 - SHARES SUBJECT TO THE PLAN

4.1   Number of Shares.  Subject to adjustment as provided in
      Section 4.2 herein, the total number of Shares available for grant under the Plan shall be 100,000 Shares. The Shares may be authorized but unissued Shares, reacquired Shares or a combination thereof.

4.2 Adjustments in Available Shares and Options. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the capital structure of Comptek affecting the Shares, such adjustment shall be made in the number of Shares which may be granted under the Plan, and in the number of and/or price of Shares subject to outstanding Options under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights under the Plan or any Option; provided that the number of Shares subject to any Option shall always be a whole number.

                      ARTICLE 5 - STOCK OPTIONS

5.1   Grant of Options.
          Subject to the terms and provisions of the Plan, an Option to purchase 10,000 Shares will automatically be granted on December 10, 1993, to each then-Eligible Director. Each director who becomes an Eligible Director after December 10, 1993, will automatically be granted options on 10,000 Shares at the time he becomes a non-employee member of the Board of Directors. Each Eligible Director shall automatically receive an additional Option to purchase 1,000 Shares, effective at the close of business five (5) business days after the 1994 Annual Meeting of Shareholders and each Annual Meeting thereafter, provided the individual in all respects continues to be an Eligible Director. Further, each Eligible Director or director who becomes an Eligible Director, shall automatically receive an option to purchase 5,000 Shares as of the beginning of the calendar quarter immediately following such director first acquiring ownership of at least 5,000 Shares. Provided, however, (i) any Eligible Director who already owns at least 5,000 Shares as of July 25, 1997, shall automatically receive such 5,000 Share option-grant as of October 1, 1997, and (ii) each director who becomes an Eligible Director after July 25, 1997, and then owns at least 5,000 Shares shall automatically receive such 5,000 Share option-grant as of the beginning of the calendar quarter immediately following such director becoming an Eligible Director. As provided in Section 4.1 herein, at no time shall more than 100,000 Shares be available for grant under the Plan.

5.2 Option Certificate. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

5.3 Option Price. The Option Price for each Share subject to the Option shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.4   Duration of Options.  Each Option shall expire on the tenth
      (10th) anniversary date of its grant.

5.5 Exercise of Options. Subject to Sections 5.7 and 5.10 hereof, and all other restrictions and conditions set forth in this Plan, Options granted under the Plan shall be exercisable one (1) year after the date of grant.

5.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of Comptek, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The Option Price upon exercise of any Option shall be payable to Comptek in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price.

      As soon as practicable after receipt of a written notification of exercise and full payment, Comptek shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

5.7   Termination of Membership on Comptek's Board of Directors.

      (a) Termination by Death. If the service on the Board by a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall remain exercisable at any time prior to the expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

      (b) Termination by Disability. If the service on the Board by a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such termination, whichever period of shorter.

      (c) Termination of Director's Service for Other Reasons. If the service on the Board by a Participant shall terminate for any reason other than the reasons set forth in subsections (a) and (b) of this Section 5.7, all outstanding Options granted to that Participant shall remain exercisable for a period ending on the expiration date of the Option or for six (6) months after such termination, whichever period is shorter.

5.8 Forfeiture of Options. Unless an Option is otherwise exercisable pursuant to Section 5.7 hereof, no Option may be exercised unless the Participant is a member of the Board at the time of exercise and shall have been continuously in office since the grant of the Option.

5.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution, or pursuant to the requirements of a Qualified Domestic Relations Order. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

5.10 Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation, any and all Options granted hereunder shall become immediately exercisable.


                 ARTICLE 6 - BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Comptek, and will be effective only when filed by the Participant in writing with the Secretary of Comptek during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.


         ARTICLE 7 - AMENDMENT, MODIFICATION, AND TERMINATION

Amendment, Modification, and Termination. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation; and provided further, to the extent required by Rule 16b-3 under
Section 16 of the Exchange Act, in effect from time to time, Plan provisions relating to the amount, price and timing of Options shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such Participant's written consent.

                       ARTICLE 8 - WITHHOLDING

8.1 Tax Withholding. Comptek shall have the power and the right as set forth in this Article 9 to deduct or withhold, or require a Participant to remit to Comptek, an amount sufficient to satisfy any and all Federal, state, and local, taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

8.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the Board, in its discretion, to satisfy the withholding requirement, in whole or in part, by having Comptek withhold a number of Shares, the Fair Market Value of which, in itself or when added to a cash payment made by the Participant to Comptek, equals the amount of tax required to be withheld. Any such election shall be made in conformity with Rule 16b-3e promulgated under the Exchange Act, including all requirements as to the timing of the election and the exercise thereof.


                        ARTICLE 9 - SUCCESSORS

All obligations of Comptek under the Plan, with respect to Options granted hereunder, shall be binding on any successor to Comptek, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of Comptek.


                   ARTICLE 10 - LEGAL CONSTRUCTION

10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.3 Securities Law Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act.

10.4  Governing Law.  To the extent not preempted by Federal law
      (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

10.5 Severability. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.


                          EXHIBIT 10.3e

                         LOAN AGREEMENT





     AGREEMENT dated as of February 3, 1999, by and between Comptek Federal Systems, Inc., a New York Corporation, having its principal office at 2732 Transit Road, Buffalo, New York 14224 (ACFS@), and John J. Sciuto, residing at 6392 Black Walnut Court, East Amherst, New York 14051 (the ABorrower@).

                          WITNESSETH:

     WHEREAS, the Borrower currently has a loan from CFS pursuant to a loan agreement dated July 9, 1996 (the "1996 Loan") with an outstanding unpaid principal balance of $118,415; and

     WHEREAS, the Borrower and CFS wish to provide for an additional loan or loans not to exceed one hundred thousand dollars ($100,000).

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Loan.

     CFS hereby agrees, on the terms and conditions set forth herein, to loan to Borrower the aggregate principal amount of up to one hundred thousand dollars ($100,000). Such loan shall be evidenced by and repayable in accordance with the Promissory Notes of the Borrower payable to the order of CFS in the form of Exhibits A and B attached hereto (the APromissory Notes@). The Promissory Notes shall include both funds applied to purchase shares of Comptek Research, Inc. and funds used to pay alternative minimum tax related to the exercise of incentive stock options.

     2.   Application of Incentive Compensation.

     The Borrower hereby agrees to pay over to CFS to be applied against the outstanding balance of principal and interest on the Promissory Note related to stock purchases, a minimum of twenty-five percent (25%) of the gross amount of any incentive compensation paid to the Borrower by Comptek Research, Inc. or any of its affiliates, such payment by the Borrower to be made within ten (10) days of the Borrower=s receipt of such incentive compensation. Provided, however, that such minimum application on incentive compensation shall only be effective following the completion of the repayment of the 1996 Loan.

     3.   Election to Apply Additional Incentive Compensation
Amounts.

     In addition to the amount specified in paragraph 2, the Borrower may, at his sole election, direct that a greater percentage of any incentive compensation payable to him be applied to the Promissory Note.
     4.   Use of Proceeds.

     The Borrower agrees that the principal amount of the loan or loans provided pursuant to this Loan Agreement will be used solely to purchase shares of Comptek Research, Inc. and the payment of alternative minimum tax.

     5.   Further Actions.

     Promptly upon the request of Comptek, the Borrower shall execute and deliver, or cause to be executed and delivered, each writing, and take or cause to be taken each other action, that Comptek shall deem necessary or desirable in connection with the transaction contemplated by this Loan Agreement

     6.   Governing Law.

     This Loan Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have caused this Loan
Agreement to be duly executed as of the day and year first above written.

COMPTEK FEDERAL SYSTEMS, INC.



By:  /s/Paul Typrak
     Paul Tyrpak, Vice President




     /s/John J. Sciuto
     John J. Sciuto, Individually
                                                        Exhibit A
                                               Purchase of Shares

                        PROMISSORY NOTE





$______________

                                                      Buffalo, NY
                                                 February 3, 1999


     FOR VALUE RECEIVED, the undersigned, John J. Sciuto, residing at 6392 Black Walnut Court, East Amherst, New York 14051 (the ABorrower@), HEREBY PROMISES TO PAY to the order of COMPTEK FEDERAL SYSTEMS, INC., a New York, corporation (AComptek@), at the offices of Comptek, 2732 Transit Road, Buffalo, New York 14224, the principal amount of __________________________________________ and 00/100 Dollars
($__________________ ) in lawful money of the United States on or before the Final Payment Date as specified herein. The AFinal Payment Date@ shall be deemed to be the earliest to occur of the following dates: (i) January 31, 2004; (ii) the ninetieth (90th) day after the day on which Borrower ceases to be employed by either Comptek or one of its affiliates; (iii) the tenth (10th) day after the date of an Event of Default (as defined herein).

     The Borrower further agrees to pay interest, as hereinafter provided, in like money at such office on the unpaid principal amount hereof from time to time outstanding, and on any other amount payable by the Borrower hereunder to the extent permitted by applicable law, from the date hereof through and including the Payment Date, at the rate of three and seven-tenths percent (3.7%) per annum, based on actual days outstanding and a 360-day year.

     The Borrower hereby agrees to pay principal and interest due hereunder no later than the Final Payment Date. If any principal or accrued interest remain unpaid after the Payment Date (the AAggregate Past Due Balance@), the Borrower agrees to pay interest on the Aggregate Past Due Balance at the rate of twelve percent (12%) per annum based on the actual days outstanding between the Payment Date and the date of repayment of the entire Aggregate Past Due Balance and a 360-day year.

     The Borrower may prepay at any time, without penalty, any amounts due hereunder.

     Each of the following occurrences shall constitute an event of default (AEvent of Default@): (a) failure of Borrower to apply at least twenty-five percent (25%) of the gross amount of any incentive compensation payment received by Borrower from Comptek or its affiliates, while this Promissory Note is outstanding, to the payment of principal outstanding on this Promissory Note as provided for in the Loan Agreement, dated as of the date hereof, (the "1999 Loan Agreement") by and between Comptek and the Borrower; (b) an Event of Default or failure to pay any amount under the Promissory Note dated July 9, 1996 by Borrower to Comptek.

     This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New
York, without regards to conflicts of law principles, except as preempted by Federal law.

     Anything in the foregoing to the contrary notwithstanding, it is understood and agreed that this Note is evidence solely for, and there shall be payable hereunder only, so much of said principal sum of and
__________________________________________________  00/100
Dollars ($_________________ ) as shall have been advanced by Comptek to John J. Sciuto pursuant to the 1999 Loan Agreement.

     The failure to assert any right hereunder shall not be deemed a waiver of such right.




                                   John J. Sciuto
                                                        Exhibit B
                                                              AMT
                        PROMISSORY NOTE
$____________

                                                      Buffalo, NY
                                                 February 3, 1999

     I, JOHN J. SCIUTO, residing at 6392 Black Walnut Court, East Amherst, New York 14051, for value received, hereby agree to pay COMPTEK FEDERAL SYSTEMS, INC. ("CFS"), at the principal offices of CFS, 2732 Transit Road, Buffalo, New York 14224, the principal sum of __________________________ and 00/100 Dollars
$____________ in lawful money of the United States without interest thereon on demand following either (i) the termination of my employment by COMPTEK RESEARCH, INC. or (ii) my disposition prior to February 3, 2001 of all, or a portion of, the ________ shares of COMPTEK common stock represented by certificate
BU_________ dated   _______, ___ 1999.

     If as of February 3, 2001, JOHN J. SCIUTO has not left the employ of COMPTEK RESEARCH, INC. and has not disposed of such _________ shares represented by certificate BU__________, then this Note shall be deemed to be canceled as of such date.

     This Note may be pre-paid in whole or in part without penalty.

     Anything in the foregoing to the contrary notwithstanding, it is understood and agreed that this Note is evidence solely for, and there shall be payable hereunder only, so much of said principal sum of $____________ as shall have been advanced by CFS to JOHN J. SCIUTO pursuant to the Loan Agreement dated February 3, 1999, by and between CFS and JOHN J. SCIUTO.

     The failure to assert any right hereunder shall not be deemed a waiver of such right.



                         __________________________________
                              John J. Sciuto


                          EXHIBIT 10.3h


                      EMPLOYMENT AGREEMENT
                               FOR
                       CHARLES E. DOWDELL



THIS AGREEMENT, made as of the 18th day of March, 1999, by and between CHARLES E. DOWDELL, residing at 5121 Donnington Road, Clarence, NY 14031 (hereinafter "Employee"), and COMPTEK-AMHERST, INC., a New York corporation which is a wholly-owned subsidiary of Comptek Research, Inc., having its office and principal place of business at 30 Wilson Road, Williamsville, New York (hereinafter called the "Corporation").

                     W I T N E S S E T H :

     WHEREAS,  immediately  prior  to  the  execution   of   this
Agreement, Employee was employed as President of Amherst Systems,
Inc., and it is the intention of the parties that he be employed by the Corporation in such position; and

     WHEREAS, Employee acknowledges that he has and will continue to  develop  specialized knowledge of, and personal relationships
with,   the  Corporation's  customers  and  their  products   and
operations; and

     WHEREAS, this Agreement is one of several similar agreements by and between the Corporation and certain key executives; and

     WHEREAS, it is the intention of the parties to have this Agreement and such similar Agreements construed in a consistent manner in accordance with the laws of the State of New York; and

     WHEREAS, the Corporation wishes to be reasonably assured that Employee will continue as an employee and desires to retain his services, realizing that if he were to enter into competition with the Corporation it would suffer financial loss; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Comptek Research, Inc. ("Buyer") is purchasing certain assets from Amherst Systems, Inc., ("Amherst"), the Corporation and Employee wish to provide for continued employment of Employee with the Corporation upon the terms and conditions set forth in this Agreement;

     NOW,  THEREFORE,  in consideration of mutual  covenants  and
obligations  contained  herein,  the  parties  hereto  agree   as
follows:

     1. Term of Employment. The Corporation hereby employs Employee and Employee agrees to work for the Corporation for a period of three (3) years beginning March 18, 1999, and ending March 31, 2002, subject, however, to earlier termination as provided in paragraphs 4, 5, 11, and 12.

     2. Duties and Responsibilities. Employee agrees that during the term of this Agreement his principal area of responsibility shall be that of executive level management of the Corporation. Employee shall devote his full business time and best efforts, skills, and ability to promote the business of the Corporation and perform for the Corporation such duties as are customarily performed by a management or executive employee having responsibility in such areas, and such other duties as may be assigned to him by the Chairman of the Board of Directors of the Corporation and serve as an officer and/or a director of the Corporation if duly elected. Employee shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner; provided that in the exercising of such power and authority and the performance of such duties, he shall at all times be subject to the supervision and direction of the Chairman of the Board, and the authority and control of the Board of Directors, of the Corporation.

     3.    Remuneration.

(a) So long as Employee is employed by the Corporation, he will be paid a salary at such rate as may be fixed from time to time by the Board of Directors of the Corporation, but not less than One Hundred Sixty-seven Thousand Six Hundred Twenty-seven and 20/100 Dollars ($167,627.20) per year (his current "Base Salary"), payable in approximately equal installments at such intervals as the Corporation pays the salaries of its executive employees generally.

     (b) It is understood that temporary disability (of less than six (6) months in duration) will not result in termination of Employee's employment, during which period of time Employee's then Base Salary shall continue in effect.

     (c) Employee will be entitled to reimbursement for all reasonable travel and other business expenses incurred by him. Employee will be included in any group life insurance, medical insurance, pension, profit-sharing plans or other benefits which the Corporation may have in force from time to time for its executive personnel, provided, however, group medical insurance will not be materially less favorable to Employee than is the case as of the date of this Agreement. Such benefits and any resulting payments thereunder shall be in addition to his Base Salary and shall continue in force during any period of Base Salary continuation.


     4.    Death Benefits.

     (a) If Employee should die while still in the employ of the Corporation, the Corporation will pay to his designated beneficiary

           (i) his Base Salary in effect at the time of death for the balance of the month in which his death occurs, plus

           (ii) in each of the first twelve months following the month in which his death occurs, an amount equal to one twelfth (1/12) of his Base Salary in effect at the time of death.

     (b) If the designated beneficiary is not alive at the time of the making of any of such payments, the payments shall be made in equal shares to such of the children of Employee as shall be surviving at the time of each of such payments; or, if Employee has no surviving designated beneficiary or children at the time of the making of any such payments, then a lump sum payment shall be made to Employee's estate in accordance with paragraph 13 of this Agreement.

     5.      Termination  of  Employment  Due   to   Illness   or
Disability.

     (a) In the event of the disability or illness of Employee rendering him substantially unable to render service to the Corporation of the character contemplated by this Agreement for a period in excess of six (6) months, the Corporation shall have the right to terminate this Agreement upon giving not less than thirty (30) days' advance written notice given after such six (6) month period of its intention to terminate Employee. If Employee shall have resumed his duties hereunder within such thirty-day period and shall have continuously performed his duties for at least two (2) consecutive months thereafter, such notice of termination shall be deemed of no force or effect and this Agreement shall thereupon continue in full force, as though such notice of termination had not been given. In the event a question arises hereunder as to Employee's incapacity to perform his regular duties, Employee shall be examined by a physician selected by the Corporation and Employee, and such physician's determination shall be final and conclusive and binding on all parties for the purposes hereof.

     (b) Upon termination of his employment because of such illness or disability, the Corporation shall pay to Employee in each of the first twelve months following the effective date of such termination, a monthly termination payment equal to one twelfth (1/12) of his Base Salary in effect at the time of such termination.

     (c) In the event of Employee's death after such termination on account of such illness or disability, but before the completion of the making of the payments to which he became entitled as provided for above, the Corporation shall make such payments to Employee's designated beneficiary; or, if the designated beneficiary is not alive at the time of the making of any of such payments, the payments shall be made in equal shares to such of the children of Employee as shall be surviving at the time of each of such payments; or, if Employee has no surviving designated beneficiary or children at the time of the making of any such payments, then a lump sum payment shall be made to the Employee's estate in accordance with paragraph 13 of this Agreement.

     6. Non-Competition. It is understood and agreed that during the term of his employment by the Corporation, and, in the event that he resigns or is discharged, for a period of one (1)
year following the effective date of termination of his employment by the Corporation, for whatever reason, or the period of time remaining on the Non-Competition Agreement between Employee and Buyer, whichever is longer in duration, Employee shall not engage directly or indirectly in any business in the continental United States which is substantially similar to the business of the Corporation, either as a proprietor, stockholder (other than as a holder of less than 5% of any class of the securities of a corporation registered under the Securities Exchange Act of 1934, as amended), partner, officer, employee or otherwise, unless the Corporation has first consented in writing thereto. In addition to the foregoing covenants, it is also understood and agreed that during the greater of (i) one (1) year following Employee's termination of employment with the Corporation, for whatever reason, or (ii) the length of time remaining pursuant to any noncompetition agreement by and between the Corporation (or any affiliate of the Corporation) and Employee in effect, or to be put into effect, as of the date of this Agreement, Employee shall not solicit any of the Corporation's customers with which he dealt while he was employed by the Corporation, either on behalf of himself or any other person or entity engaged in any business substantially similar to the business of the Corporation, unless the Corporation has first consented in writing thereto.

     7. Trade Secrets. In the course of performing his duties, Employee will be engaged in the development, manufacture and sale of a variety of computer hardware and software products based upon experimental and inventive work, and Employee will receive, and acknowledges that he has received, confidential information of the Corporation including, without limitation, information not available to competitors relating to the Corporation's existing and contemplated products, manufacturing procedures, methods, machines, computations, technology, formulae, trade secrets, know-how, research and development programs, discoveries, improvements and ideas (regardless of whether or not patentable), customer information, all of which is hereinafter referred to as "Trade Secrets." Employee agrees that he will not, either during his employment or subsequent to the termination of his employment by the Corporation, directly or indirectly disclose, publish or otherwise divulge any Trade Secrets to anyone outside the Corporation or use such information in any manner which would adversely affect the business or business prospects of the Corporation, without prior written authorization from the Corporation to do so. Without limiting the generality of the foregoing, Employee agrees that while employed by the Corporation he will not, except with the prior written consent of a duly authorized superior officer of the Corporation, disclose or otherwise divulge to any unauthorized person, any Trade Secrets and that if, at the time of the termination of his employment by the Corporation he is in possession of any documents or other written materials constituting, containing or reflecting Trade Secrets, he will return and surrender all such documents and written materials to the Corporation upon leaving its employ. The restrictions and protection provided for in this paragraph shall be in addition to any protection afforded to Trade Secrets by law or equity.

     8. Inventions. Employee agrees that all inventions, discoveries and improvements, and all new ideas for manufacturing and marketing products of the Corporation, which Employee has conceived or may conceive while employed by the Corporation, whether during or outside business hours, on the premises of the Corporation or elsewhere, alone or in collaboration with others, or which he has acquired or may acquire from others, and whether or not the same can be patented or registered under patent, copyright, or trademark laws, shall be and become the sole and exclusive property of the Corporation. Employee agrees to promptly disclose and fully acquaint the President or the Chairman of the Board of the Corporation with any such inventions, discoveries, improvements and ideas which he has conceived, made or acquired, and shall, at the request of the Corporation, make a written disclosure of the same and execute such applications, assignments, and other written instruments as may reasonably be required to grant to the Corporation sole and exclusive right, title and interest thereto and therein and to enable the Corporation to obtain and maintain patent, copyright, and trademark protection therefor.

     9.   Non-Solicitation and Non-Interference.  For a period of
one (1) year following Employee's termination of employment, Employee shall not, directly or indirectly, on his own behalf of another person or entity (i) contact, solicit, offer to hire or hire any person who was, within a period of six months prior to such termination, employed by the Corporation; (ii) communicate nor have contact with the Corporation's employees, customers, suppliers, other persons with whom the Corporation may then have business relations which communication or contact may interfere with or otherwise interrupt the Corporation's operations, employment or business relationships with such persons, or (iii) by any means issue or communicate any private or public statement which may be critical or disparaging of the Corporation, its products, services, officers, directors or employees.

     10. Enforcement of Covenants. The Corporation's obligation to make any or all of the payments provided for under this Agreement is conditioned upon and shall cease and terminate in the event of a material breach by Employee of any of the covenants contained herein. Employee acknowledges that such payments are full and adequate compensation for his non-competition with the Corporation.

     The Corporation, however, shall not cease to perform any of its covenants made under this Agreement, including without limitation the payment of money, until any alleged material breach of this Agreement by Employee has been adjudicated by a court of competent jurisdiction.

     Employee understands and agrees that because of the personal relationships with the Corporation's customers which he has and will continue to form during his employment, and because of the specialized knowledge which he will develop of the Corporation's and of its customers' products, services, or operations, potential irreparable damage would result to the Corporation from his competing with it or divulging its Trade Secrets as restricted by this Agreement. Accordingly, Employee expressly agrees that in addition to any and all remedies available to it, the Corporation shall have the remedies of money damages and a restraining order, or an injunction, and of any other appropriate equitable relief, without the necessity of posting any bond or surety, in the event that there is a breach of any covenants contained in this Agreement.

     11. Termination of Employment by the Corporation. The Corporation may, of its own volition, terminate Employee's employment at any time, other than on account of illness or disability, upon giving at least thirty (30) days' advance written notice to Employee of the date when such termination shall become effective. In the event of such termination, Employee during his life shall be entitled to receive, so long as he shall not breach (and shall not have breached) any of the provisions of this Agreement, or have been terminated for cause, monthly payments for a period of twelve months next succeeding the effective date of termination, each payment equal to one twelfth (1/12) of his Base Salary in effect at the time of such termination. Employee's employment shall be deemed to be terminated for cause where the Corporation determines, in good faith, that there has been continuing neglect by Employee of his duties hereunder, continuing after written notice and a thirty
(30) day period in which to cure, or willful and material misconduct on his part in connection with the performance of such duties, where Employee suffers a loss of his/her security clearance at the level which is in effect at the date of this Agreement, or where Employee has been convicted of a felony or a misdemeanor involving moral turpitude. If the Corporation terminates Employee's employment for cause, Employee will be entitled to receive his Base Salary only through the date such termination of employment is effective.

     12. Termination of Employment by Employee. Employee may, of his own volition, terminate his employment at any time upon giving at least thirty (30) days' advance written notice to the President or the Chairman of the Board of Directors of the Corporation of the date when such termination shall become effective. If Employee terminates his employment, Employee will be entitled to receive his Base Salary only through the date such termination of employment is effective.

     13. Designation of Beneficiary; Lump Sum Payments. A designated beneficiary entitled to receive the benefits payable following the death of Employee under paragraph 4, or payable following the death of Employee after termination of employment under paragraph 5, shall be named in a written designation filed with the Secretary of the Corporation. Such written designation may be revoked or amended by Employee at any time. If no such written designation of beneficiary shall be filed with the Secretary of the Corporation, or if the designated beneficiary is not alive at the time of any payment to be made, the same shall be paid in equal shares to such of the children of Employee as shall be surviving at the time of such payment. If Employee has no surviving designated beneficiary or children at the time of any payment to be made under paragraph 4 or paragraph 5, the same shall be paid to Employee's estate in cash. In determining the eligibility and status of persons entitled to receive payments under paragraphs 4 and 5 of this Agreement, the Corporation may rely on its records and the good faith determinations of its officers. In no event shall the Corporation be liable to any person for any sums paid to any other persons pursuant to such records and determinations.

     14.     Assignments,   etc.   Neither   Employee   nor   any
beneficiary designated to receive payments under this Agreement shall have any power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments or any of them or be transferable by operation in law in the event of bankruptcy, insolvency or otherwise. The Corporation may assign this Agreement, at its sole discretion, to its parent, subsidiary or any affiliated entity.

     15. Participation in Other Plans. Nothing in this Agreement shall affect any right which Employee may otherwise have to participate in, or under any other retirement plan or agreement which the Corporation may now or hereafter provide.

     16. Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators or successors.

     17. Revocation. This Agreement may be amended or revoked at any time only by mutual written agreement of the parties.

     18. Cumulative Remedies. Any of the remedies provided for herein shall be in addition to any remedy available to either of the parties at law or equity.

     19. Savings Clause. If any part of this Agreement shall be determined to be unreasonable in duration or in area, then this Agreement is intended to and shall extend only for such period of time and in such area as is determined to be reasonable.

     20. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New
York.

     IN WITNESS WHEREOF, Employee has hereunto set his hand and seal, and the Corporation has caused these presents to be executed by its Chairman of the Board and its corporate seal to be affixed hereto, the day and year first above written.



                                   /s/Charles E. Dowdell

___________________________________
                                   Charles E. Dowdell


                                   COMPTEK-AMHERST, INC.


                              By:  /s/John J. Sciuto

                                   John J. Sciuto
                                   Chairman







(Corporate Seal)

STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF ERIE      )


On  this 25th day of March, 1999, before me personally came  John
J. Sciuto to me known, who, being by me duly sworn, did depose and say that he resides at E. Amherst, NY; that he is Chairman of the Board of COMPTEK-AMHERST, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                   /s/Randy C. Fahs

________________________________
                                   Notary Public



STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF ERIE      )


On  this  12th  day  of March, 1999, before  me  personally  came
Charles E. Dowdell, to me personally known and known to me to be the same person described in and who executed the foregoing instrument and acknowledged that he executed the same.


                              /s/Carol M. Mueller
                              ___________________________________
                                   Notary Public











           CORPORATE REVOLVING AND TERM LOAN AGREEMENT

                             BETWEEN

             MANUFACTURERS AND TRADERS TRUST COMPANY

                               AND

                     COMPTEK RESEARCH, INC.




                      DATED MARCH __, 1999

                        TABLE OF CONTENTS


                                                             Page


1.   DEFINITIONS.   1
     a.   Accumulated Funding Deficiency.    1
     b.   Acquisition    1
     c.   Acquisition Document     1
     d.   Affiliate 2
     e.   Applicable Margin   2
     f.   Bankruptcy Law 4
     g.   Bank's Prime Rate   4
     h.   CERCLA    5
     i.   Comptek-Amherst.    5
     j.   Comptek Federal.    5
     k.   Control.  5
     l.   Distribution.  6
     m.   EBITDA.   6
     n.   Environmental Law.  7
     o.   ERISA.    7
     p.   Event of Default.   7
     q.   Governmental Authority   10
     r.   Hazardous Material  10
     s.   Internal Revenue Code.   10
     t.   Law. 11
     u.   Libor Rate     11
     v.   Libor Rate Business Day. 11
     w.   Libor Rate Election.     11
     x.   Libor Rate Period   12
     y.   Libor Rate Period Commencement Date.    12
     z.   Libor Rate Portion. 12
     aa.  Loan.     12
     bb.  Loan Document. 12
     cc.  Material Adverse Effect. 13
     dd.  Other Obligor  13
     ee.  Pension Plan.  14
     ff.  Permitted Investment     14
     gg.  Permitted Lien.     15
     hh.  Permitted Loan.     16
     ii.  Person.   18
     jj.  Post-Acquisition Subsidiaries.     18
     kk.  Potential Event of Default.   18
     ll.  PRB  18
     mm.  Prohibited Transaction.  18
     nn.  Related Entity.     19
     oo.  Release.  19
     pp.  Reportable Event.   19
     qq.  Revolving Loan.     19
     rr.  Revolving Loan Maturity Date. 19
     ss.  Seller    19
     ss.  Subordinated Debenture Document    20
     tt.  Subsidiary     20
     uu.  System.   20
     vv.  Term Loan I.   21
     ww.  Term Loan II.  21
     xx.  Year 2000 Compliant.     21

2.   REVOLVING LOANS.    21
     a.   Making and Obtaining Revolving Loans.   22
     b.   Revolving Loan Note.     23
     c.   Repayment.     24
     d.   Optional Repayment in Advance.     24
     e.   Interest. 24
     f.   Facility Fee.  27
     g.   Late Charge.   27
     h.   Non-Usage Fee. 27
     i.   General Provisions as to Repayment and Payment.   29
     j.   Libor Rate Election.     30
     k.   Extension of Revolving Loan Maturity Date.   31

3.   TERM LOAN I.   32
     a.   Making and Obtaining Term Loan I.  32
     b.   Term Loan I Note.   32
     c.   Repayment.     33
     d.   Optional Repayment in Advance.     33
     e.   Interest. 34
     f.   Late Charge.   36
     g.   General Provisions as to Repayment and Payment.   37
     h.   Libor Rate Election.     38

4.   TERM LOAN II.  39
     a.   Making and Obtaining Term Loan II. 39
     b.   Term Loan II Note.  40
     c.   Repayment.     40
     d.   Optional Repayment in Advance.     41
     e.   Interest. 41
     f.   Late Charge.   44
     g.   General Provisions as to Repayment and Payment.   44
     h.   Libor Rate Election.     45

5.   PREREQUISITES TO LOAN.   47
     a.   No Default.    47
     b.   Representations and Warranties.    47
     c.   Proceedings.   48
     d.   Receipt by Bank.    48

6.   REPRESENTATIONS AND WARRANTIES.    55
     a.   Use of Proceeds.    56
     b.   Consummation of Acquisition   56
     c.   Subordinated Debt   56
     d.   Subsidiaries; Affiliates 57
     e.   Good Standing; Qualification; Authority.     57
     f.   Control   57
     g.   Compliance.    57
     h.   Environmental Matters.   58
     i.   Legality. 60
     j.   Documents 62
     k.   No Waiver or Default     63
     l.   Representations and Warranties     63
     m.   Fiscal Year.   63
     n.   Financial Information    63
     o.   Material Adverse Effects; Distributions.     65
     p.   Tax Returns and Payments 65
     q.   Certain Indebtedness     65
     r.   Pension Obligations.     66
     s.   Leases.   67
     t.   Assets; Liens and Encumbrances     67
     u.   Investments    67
     v.   Loans.    67
     w.   Judgments and Litigation.     68
     x.   Transactions with Affiliates  68
     y.   Default   69
     z.   Full Disclosure.    69
     aa.  Year 2000 Compliance     69

7.   AFFIRMATIVE COVENANTS.   70
     a.   Good Standing; Qualification. 70
     b.   Compliance.    70
     c.   Working Capital.    72
     d.   Net Worth.     72
     e.   Combined Fixed Charges Coverage.   73
     f.   Maximum Funded Debt.     74
     g.   Maximum Senior Funded Debt.   75
     h.   Accounting; Reserves; Tax Returns. 76
     i.   Financial and Other Information; Certificates of No
          Default.  76
     j.   Payment of Certain Indebtedness.   79
     k.   Maintenance of Title and Assets; Insurance.  80
     l.   Inspections.   80
     m.   Pension Obligations.     81
     n.   Changes in Management, Ownership and Control.     82
     o.   Judgments.     82
     p.   Litigation.    83
     q.   Liens and Encumbrances.  84
     r.   Defaults and Material Adverse Effects.  84
     s. Additional Guaranties, Security Agreements, Patent Collateral Assignments and Security Agreements and Trademark Collateral Assignments and Security
          Agreements and Copyright Security Agreements.     85
     t.   Further Actions Concerning Collateral.  85
     u.   Year 2000 Compliance.    86
     v.   Further Actions.    86

8.   NEGATIVE COVENANTS. 87
     a.   Fiscal Year.   87
     b.   Certain Indebtedness.    87
     c.   Pension Obligations.     88
     d.   Liens and Encumbrances.  89
     e.   Capital Expenditures.    89
     f.   Operating Leases.   89
     g.   Investments.   89
     h.   Loans.    90
     i.   Transactions with Affiliates. 90
     j.   Distributions. 90
     k.   Corporate and Other Changes.  91
     l.   Sale of Receivables.     91
     m.   Stock of or Ownership Interest in Subsidiary.     91
     n.   Full Disclosure.    92

9.   INDEBTEDNESS IMMEDIATELY DUE. 92

10.  EXPENSES; INDEMNIFICATION.    93
     a.   Loan Document Expenses.  93
     b.   Collection Expenses.     93
     c.   Expenses Due to Law Changes.  94
     d.   Libor Expenses.     95
     e.   Environmental Indemnification.     96

11.  NOTICES.  97

12.  MISCELLANEOUS. 98
     a.   Term; Survival.     98
     b.   Survival; Reliance. 98
     c.   Right of Setoff.    99
     d.   Assignment or Grant of Participation.   100
     e.   Binding Effect.     100
     f.   Entire Agreement, Modifications and Waivers. 100
     g.   Rights and Remedies Cumulative.    101
     h.   Requests. 101
     i.   Extent of Consents and Waivers.    102
     j.   Directly or Indirectly.  102
     k.   Accounting Terms and Computations. 102
     l.   Reference to Law.   102
     m.   Reference to Governmental Authority.    102
     n.   Severability.  103
     o.   Governing Law. 103
     p.   Headings. 103

13.  CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.    103
     a.   JURISDICTIONAL CONSENTS AND WAIVERS.    104
     b.   WAIVER OF TRIAL BY JURY AND CLAIMS TO
          CERTAIN DAMAGES     105





           CORPORATE REVOLVING AND TERM LOAN AGREEMENT



          This Agreement is made this ___ day of March 1999

between Manufacturers and Traders Trust Company, a New York

banking corporation having its chief executive office at One M&T

Plaza, Buffalo, New York 14240, (the "Bank") and Comptek

Research, Inc., a New York business corporation having its chief executive office at 2732 Transit Road, Buffalo, New York 14224,

(the "Borrower").



          The Bank and the Borrower agree as follows:



          1.   DEFINITIONS.  For purposes of this Agreement:



          a.   Accumulated Funding Deficiency.   "Accumulated

Funding Deficiency" has the meaning given to such term in Section

412(a) of the Internal Revenue Code.



          b.   Acquisition .  The "Acquisition" means the

acquisition by the Borrower of certain assets of the Seller.



          c.   Acquisition Document   "Acquisition Document"

means, as may have heretofore been amended or supplemented, (i)

an Asset Purchase Agreement, dated December 23, 1998, among the

Borrower, the Seller and ASI Acquisition Corp. pursuant to which the Borrower agrees to make the Acquisition, (ii) any exhibit or schedule referred to in such Asset Purchase Agreement or

otherwise related thereto or (iii) any agreement, instrument or other writing heretofore or hereafter delivered or to be

delivered pursuant to such Asset Purchase Agreement or in

connection therewith.



          d.   Affiliate .  "Affiliate" means, other than all

Related Entities, (i) any Person who or that now or hereafter has

Control of or is now or hereafter under common Control with any

Related Entity or over whom or which any Related Entity now or hereafter has Control, (ii) any Person who is now or hereafter related by blood, adoption or marriage to any Person referred to in clause (i) of this sentence or now or hereafter resides in the same home as any such Person, (iii) any Person who is now or hereafter a director or officer of any Related Entity or has functions with respect to any Related Entity similar to those of a director or officer of a corporation or (iv) any Person who is now or hereafter related by blood, adoption or marriage to any

Person referred to in clause (iii) of this sentence or now or hereafter resides in the same home as any such Person or over whom or which any such Person now or hereafter has Control.



          e.   Applicable Margin .  "Applicable Margin" means,

for any purpose set forth in the following chart for any period consisting of three calendar months beginning with the third month of any fiscal quarter of the Borrower, the margin for such purpose determined from such chart:



For purposes of the foregoing chart, "Ratio" means, for any

period consisting of three calendar months beginning with the third month of any fiscal quarter of the Borrower, the ratio of

(i) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans at the end of the preceding fiscal quarter of the Borrower, (B) the outstanding principal amount of Term

Loan I at the end of such preceding fiscal quarter, (C) the

outstanding principal amount of Term Loan II at the end of such preceding fiscal quarter and (D) the aggregate outstanding

principal amounts at the end of such preceding fiscal quarter of all other indebtedness and other obligations arising from the borrowing of any money by any Related Entity or the deferral of the purchase price or capital lease of any asset by any Related

Entity to (ii) EBITDA for the preceding four fiscal quarters of the Borrower minus consolidated capital expenditures of the

Borrower for such preceding four fiscal quarters; provided,

however, that, for purposes of calculating such ratio, (I) EBITDA and consolidated capital expenditures of the Borrower for the four fiscal quarters of the Borrower ending on July 2, 1999 shall be deemed to be the annualized EBITDA and consolidated capital expenditures of the Borrower for the fiscal quarter of the

Borrower ending on July 2, 1999, (II) EBITDA and consolidated capital expenditures of the Borrower for the four fiscal quarters of the Borrower ending on October 1, 1999 shall be deemed to be the annualized EBITDA and consolidated capital expenditures of the Borrower for the two fiscal quarters of the Borrower ending on October 1, 1999 and (III) EBITDA and consolidated capital expenditures of the Borrower for the four fiscal quarters of the

Borrower ending on December 31, 1999 shall be deemed to be the annualized EBITDA and consolidated capital expenditures of the

Borrower for the three fiscal quarters of the Borrower ending on

December 31, 1999.



          f.   Bankruptcy Law .  "Bankruptcy Law" means any

bankruptcy or insolvency Law or any other Law relating to the relief of debtors, the readjustment, composition or extension of indebtedness, liquidation or reorganization.



          g.   Bank's Prime Rate__  The "Bank's Prime Rate" means

the rate announced by the Bank as the prime rate of interest of the Bank, whether or not such rate is actually the lowest or best rate charged by the Bank in connection with any loan or other extension of credit made by the Bank.



          h.   CERCLA .  "CERCLA" means the Comprehensive

Environmental Response, Compensation, and Liability Act of 1980,

as amended.



          i.   Comptek-Amherst.   "Comptek-Amherst" means

Comptek-Amherst, Inc., a New York business corporation.



          j.   Comptek Federal.   "Comptek Federal" means Comptek

Federal Systems, Inc., a New York business corporation.



          k.   Control.   "Control" means, with respect to any

Person, whether direct or indirect, (i) the power to vote 5% or more of the outstanding shares of any class of stock of such

Person ordinarily having the power to vote for the election of directors of such Person or 5% or more of any class of other ownership interest in such Person ordinarily having the power to vote for the election of, appoint or otherwise designate Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person, (ii) the beneficial ownership of 5% or more of the outstanding shares of any class of stock of such Person or 5% or more of any class of other ownership interest in such Person or (iii) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of any stock or other ownership interest, by agreement or otherwise.



          l.   Distribution.   "Distribution" means, with respect

to any Person, (i) any dividend or other distribution, whether in cash or in the form of any other asset, on account of any of its stock or any other ownership interest therein or (ii) any payment on account of the purchase other than pursuant to any Acquisition

Document, redemption, retirement or other acquisition of any of its stock or any other ownership interest therein.



          m.   EBITDA.   "EBITDA" means, for any period, (i) the

total of (A) consolidated net income of the Borrower for such period, (B) consolidated interest expense of the Borrower for such period, (C) consolidated charges against income of the

Borrower for foreign, federal, state and local income taxes for such period, (D) consolidated extraordinary losses of the

Borrower to the extent included in determining such consolidated net income, (E) consolidated equity losses of affiliates to the extent included in such consolidated net income, (F) consolidated depreciation expense of the Borrower for such period, (G)

consolidated amortization expense of the Borrower for such period and (H) consolidated other non-cash charges of the Borrower for such period minus (ii) the total of (A) consolidated

extraordinary gains of the Borrower to the extent included in determining such consolidated net income and (B) consolidated equity gains of affiliates to the extent included in determining such consolidated net income.



          n.   Environmental Law.   "Environmental Law" means any

Law relating to public health or safety or protection of the environment, including, but not limited to, (i) CERCLA and

(ii) the Resource Conservation and Recovery Act, as amended.



          o.   ERISA.   "ERISA" means the Employee Retirement

Income Security Act of 1974, as amended.



          p.   Event of Default.   An "Event of Default" occurs

or exists if (i) the Borrower (A) defaults for more than 10 days in the repayment when due of any of the principal amount of any

Loan, the payment when due of any interest payable pursuant to this Agreement or any other amount payable by the Borrower to the

Bank pursuant to this Agreement, (B) defaults for more than 30 days in the performance when due of any obligation owing by the

Borrower pursuant to Section 7 of this Agreement or (C) defaults in the performance when due of any other obligation owing by the

Borrower to the Bank pursuant to this Agreement, (ii) any Related

Entity or Other Obligor defaults in the performance when due,

whether by acceleration or otherwise, of any obligation

(including, but not limited to, any obligation to pay any money,

whether for any principal, interest, fee, charge, cost or expense or otherwise), whether now existing or hereafter arising or

accruing, to the Bank or any other Person other than, in the case of any Person other than the Bank, any obligation to pay any money in connection with any indebtedness of $250,000 or less,

the maturity of any such obligation is accelerated or there

occurs or exists any event or condition that, whether immediately or after notice, lapse of time or both notice and lapse of time and whether or not waived, would constitute a default with

respect to or permit the acceleration of the maturity of any such obligation, (iii) other than as permitted by this Agreement, any

Related Entity or Other Obligor is dissolved, ceases to exist,

participates or agrees to participate in any merger,

consolidation or other absorption, assigns or otherwise transfers or disposes of all or substantially all of his, her or its

assets, makes or permits what might be a fraudulent transfer or fraudulent conveyance of any of his, her or its assets, makes any bulk sale, sends any notice of any intended bulk sale, dies,

becomes incompetent or insolvent (however such insolvency is evidenced), generally fails to pay his, her or its debts as they become due, fails to pay, withhold or collect any tax as required by any Law, suspends or ceases his, her or its business or has served, filed or recorded against him, her or it or any of his,

her or its assets any judgment, order or award of any

Governmental Authority or arbitrator or any lien, (iv) any

Related Entity or Other Obligor has any receiver, trustee,

custodian or similar Person for him, her or it or any of his, her or its assets appointed (whether with or without his, her or its consent), makes any assignment for the benefit of creditors or commences or has commenced against him, her or it any case or other proceeding pursuant to any Bankruptcy Law or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of or the settlement of claims against him, her or it, (v) any representation or warranty made in this Agreement proves to have been incorrect or misleading in any material

respect as of the date of this Agreement or, except to the extent updated in a certificate executed by the President or a Vice

President of the Borrower and the chief financial officer of the

Borrower and received by the Bank before any time as of which such representation or warranty is deemed to have been made, as of such time, (vi) any representation or warranty heretofore or hereafter made, or any financial statement heretofore or

hereafter provided, to the Bank by or on behalf of any Related

Entity or Other Obligor proves, as of the date thereof, to have been incorrect or misleading in any material respect or before the execution and delivery to the Bank by the Borrower of this

Agreement there occurred and was not disclosed to the Bank any material adverse change in any information disclosed in any such representation or warranty heretofore so made or any financial statement heretofore so provided, (vii) there occurs or exists with respect to any Pension Plan any Prohibited Transaction,

Reportable Event or other event or condition that, in the opinion of the Bank, constitutes or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such

Pension Plan or the appointment of a trustee to administer such

Pension Plan, the Pension Benefit Guaranty Corporation institutes any proceeding under ERISA seeking the termination of any Pension

Plan or the appointment of a trustee to administer any Pension

Plan, any Person other than the Pension Benefit Guaranty Corpora tion institutes any proceeding under ERISA seeking the termina tion of any Pension Plan or the appointment of a trustee to

administer any Pension Plan that is, in the opinion of the Bank,

likely to result in the termination of such Pension Plan, any trustee is appointed by a United States District Court to admin ister any Pension Plan, any Pension Plan is terminated or there are vested unfunded liabilities under any Pension Plan that, in the opinion of the Bank, have or will or might have any Material

Adverse Effect or (viii) the Borrower ceases to own directly or indirectly at least 100% of the outstanding shares of each class of stock of Comptek Federal, PRB and Comptek-Amherst or ceases to own directly or indirectly at least 51% of the outstanding shares of each class of stock of each Related Entity other than Comptek

Federal, PRB and Comptek-Amherst.



          q.   Governmental Authority . "Governmental Authority"

means any government, political subdivision, court, agency,

central bank or other entity, body, organization or group

exercising any executive, legislative, judicial, fiscal,

monetary, regulatory or administrative function of government.



          r.   Hazardous Material .  "Hazardous Material" means

(i) any "hazardous substance" as such term is defined in 42

U.S.C.  9601(14), (ii) any "hazardous waste" as such term is defined in 42 U.S.C.  6903(5), (iii) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance for purposes of any other Environmental Law

relating to or imposing any liability or standard of conduct with respect to any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance or (iv) any petroleum product used for fuel or lubrication.



          s.   Internal Revenue Code.   The "Internal Revenue

Code" means the Internal Revenue Code of 1986, as amended.



          t.   Law.   "Law" means any statute, ordinance,

regulation, rule, interpretation, decision, guideline or other requirement enacted or issued by any Governmental Authority,

whether or not having the force of law.



          u.   Libor Rate .  "Libor Rate" means, for any period,

as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, the London

interbank offered rate for United States dollar deposits in the

London interbank eurodollar market at approximately 11:00 a.m.

London, England time (or as soon thereafter as practicable) on the date that is two Libor Rate Business Days before the first day of such period for deposits to be delivered on the first day of such period for a period equal to such period.



          v.   Libor Rate Business Day.   "Libor Rate Business

Day" means any day on which in both New York, New York and

London, England banks are open to conduct regular business.



          w.   Libor Rate Election.   "Libor Rate Election" means

any oral (including, but not limited to, telephonic), written or other (including, but not limited to, facsimile) election to have the interest charged for any period with respect to a portion of the aggregate outstanding principal amounts of all Revolving

Loans or a portion of the outstanding principal amount of  Term

Loan I or Term Loan II determined by reference to the Libor Rate for such period.



          x.   Libor Rate Period .  "Libor Rate Period" means any

period for which interest is to be charged with respect to any

Libor Rate Portion at a rate determined by reference to the Libor

Rate for such period pursuant to a Libor Rate Election.



          y.   Libor Rate Period Commencement Date.   "Libor Rate

Period Commencement Date" means the date on which any Libor Rate

Period begins.



          z.   Libor Rate Portion.   "Libor Rate Portion" means

any portion of the aggregate outstanding principal amounts of all

Revolving Loans or any portion of the outstanding principal

amount of Term Loan I or Term Loan II with respect to which

interest is to be charged for any period at a rate determined by reference to the Libor Rate for such period pursuant to a Libor

Rate Election.

          aa.  Loan.   "Loan" means any Revolving Loan, Term Loan

I or Term Loan II.



          bb.  Loan Document.   "Loan Document" means (i) this

Agreement, as now existing or hereafter modified, (ii) any other agreement or instrument referred to in Section 5d or 7s of this

Agreement (including, but not limited to, any Continuing,

Absolute and Unconditional Guaranty Agreement referred to in clause (ix) of Section 5d of this Agreement or any General

Security Agreement, Patent Collateral Assignment and Security

Agreement or Trademark Collateral Assignment and Security

Agreement referred to in clause (x) of such Section 5d), as

originally existing or thereafter modified, or (iii) any

replacement of any such other agreement or instrument, as

originally existing or thereafter modified.



          cc.  Material Adverse Effect.   "Material Adverse

Effect" means any material adverse effect on (i) the ability of the Borrower to repay when due any of the principal amount of any

Loan or to pay when due any interest payable pursuant to this

Agreement, any other amount payable by the Borrower to the Bank pursuant to this Agreement or any other indebtedness or other obligation of the Borrower to the Bank, whether now existing or hereafter arising or accruing, (ii) the ability of any Related

Entity to perform when due any obligation pursuant to any Loan

Document or (iii) any Related Entity or the business, operations,

assets, affairs or condition (financial or other) of any Related

Entity.



          dd.  Other Obligor .  "Other Obligor" means, other than

all Related Entities, any Person (i) who or that is now or

hereafter directly or indirectly liable, whether directly or indirectly or absolutely or contingently, for the payment of any indebtedness or other obligation of the Borrower to the Bank,

whether now existing or hereafter arising or accruing, or (ii)

any asset of whom or which now or hereafter directly or

indirectly secures the payment of any such indebtedness or other obligation.



          ee.  Pension Plan.   "Pension Plan" means (i) any

pension plan, as such term is defined in Section 3(2) of ERISA,

(A) that has heretofore been or is hereafter established or

maintained by any Related Entity or any other Person that is,

together with any Related Entity, a member of a controlled group of corporations for purposes of Section 414(b) of the Internal

Revenue Code or is under common control with any Related Entity for purposes of Section 414(c) of the Internal Revenue Code, (B)

to which contributions have heretofore been or are hereafter made by any Related Entity or any such other Person or (C) to which any Related Entity or any such other Person has heretofore agreed or hereafter agrees or otherwise has heretofore incurred or

hereafter incurs any obligation to make contributions or (ii) any trust heretofore or hereafter created under any such pension plan.



          ff.  Permitted Investment .  "Permitted Investment"

means (i) any investment by any Related Entity in (A) any readily marketable direct obligation of the United States maturing within one year after the date of its acquisition thereof, (B) any time deposit maturing within one year after the date of its

acquisition thereof and issued by any banking institution that is incorporated under any statute of the United States or any state of the United States and has a combined capital and surplus of not less than $500,000,000, (C) any demand or savings deposit with any such banking institution, (D) any security of any

Subsidiary if such security is owned by it on the date of this

Agreement or (E) any security fully and accurately described under the heading "Permitted Investments" in Exhibit A attached to and made a part of this Agreement, (ii) any investment made by any Related Entity through the Bank or any affiliate of the Bank or (iii) any other investment by any Related Entity provided that the total of all such other investments does not at any time exceed $500,000 in the aggregate for all Related Entities.



          gg.  Permitted Lien.   "Permitted Lien" means (i) any

lease of any asset by any Related Entity as a lessor in the

ordinary course of its business and without interference with the conduct of its business or operations, (ii) any pledge or deposit made by any Related Entity in the ordinary course of its business

(A) in connection with any workers' compensation, unemployment insurance, social security or similar Law or (B) to secure the payment of any indebtedness or other obligation in connection with any letter of credit, bid, tender, trade or government

contract, lease, surety, appeal or performance bond or Law, or any similar indebtedness or other obligation, not incurred in connection with the borrowing of any money or the deferral of the payment of the purchase price or capital lease of any asset,

(iii) any attachment, levy or similar lien with respect to any

Related Entity arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently

conducted, (B) adequate reserves have been appropriately estab lished for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effec tively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any Material Adverse Effect,

(iv) any statutory lien in favor of the United States for any amount paid to any Related Entity as a progress payment pursuant to any government contract, (v) any statutory lien securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any

Related Entity or any of the assets, income and franchises of any

Related Entity but not yet required by Section 7j of this

Agreement to be paid, (vi) any statutory lien securing the

payment of any claim or demand of any materialman, mechanic,

carrier, warehouseman, garageman or landlord against any Related

Entity but not yet required by such Section 7j to be paid, (vii)

any reservation, exception, encroachment, easement, right-of-way,

covenant, condition, restriction, lease or similar title excep tion or encumbrance affecting the title to any real property of any Related Entity but not interfering with the conduct of its business or operations, (viii) any security interest, mortgage or other lien or encumbrance in favor of the Bank, (ix) any other security interest, mortgage or other lien provided that the total of the indebtedness and other obligations the payment of which is secured by all such other security interests, mortgages and other liens does not at any time exceed $500,000 in the aggregate for all Related Entities or (x) any security interest, mortgage or other lien or encumbrance existing on the date of this Agreement and fully and accurately described under the heading "Permitted

Liens" in Exhibit A attached to and made a part of this

Agreement.

          hh.  Permitted Loan.   "Permitted Loan" means (i) any

loan, advance or other extension of credit made by any Related

Entity to the Borrower or by any Related Entity to any other

Related Entity that (A) is a guarantor, without any limitation as to amount, of the payment of all indebtedness and other

obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, pursuant to a guaranty agreement in form and substance satisfactory to the Bank and (B) has

granted to the Bank pursuant to a security agreement in form and substance satisfactory to the Bank as security for the payment,

without any limitation as to amount, of all such indebtedness and other obligations a security interest in all of its personal property and fixtures that has been perfected and is subject to no security interest, mortgage or other lien or encumbrance other than Permitted Liens, (ii) any deferral of the purchase price of any inventory or service sold by any Related Entity in the

ordinary course of its business, (iii) any advance made by any

Related Entity in the ordinary course of its business to any of its officers and employees for out-of-pocket expenses incurred by such officer or employee on its behalf in the conduct of its business or operations, (iv) any loan, advance or other extension of credit that is made by any Related Entity in the ordinary course of its business to any Person other than any of its

officers and employees and is related to the conduct of its

business or operations, (v) any other loan, advance or other extension of credit made by any Related Entity provided that the aggregate outstanding principal amounts of all such other loans,

advances and other extensions of credit do not at any time exceed

$500,000 for all Related Entities or (iv) any loan, advance or other extension of credit fully and accurately described under the heading "Permitted Loans" in Exhibit A attached to and made a part of this Agreement.



          ii.  Person.   "Person" means (i) any individual,

corporation, partnership, limited liability company, joint

venture, trust or unincorporated association, (ii) any

Governmental Authority or (iii) any other entity, body,

organization or group.



          jj.  Post-Acquisition Subsidiaries.   "Post-Acquisition

Subsidiaries" means collectively (i) Comptek Federal, (ii) PRB,

(iii) Comptek-Amherst, (iv) Comptek Research International Corp.,

a New York business corporation, (v) Comptek Research, Ltd., a

Virgin Islands business corporation, and (vi) DeVoe and Matthews,

L.C., a Florida limited liability company.



          kk.  Potential Event of Default.   "Potential Event of

Default" means any event or condition that, after notice, lapse of time or both notice and lapse of time, would constitute an

Event of Default.



          ll.  PRB .  "PRB" means PRB Associates, Inc., a

Maryland business corporation.



          mm.  Prohibited Transaction.   "Prohibited Transaction"

(i) has the meaning given to such term in Section 4975(c) of the

Internal Revenue Code and (ii) means any transaction prohibited by Section 406(a) of ERISA.



          nn.  Related Entity.   "Related Entity" means the

Borrower, any of the Post-Acquisition Subsidiaries or any other

Subsidiary.



          oo.  Release.   "Release" means any "release" as such

term is defined in 42 U.S.C.  9601(22).



          pp.  Reportable Event.   "Reportable Event" has the

meaning given to such term in Section 4043(b) of ERISA.



          qq.  Revolving Loan.   "Revolving Loan" means any loan

by the Bank to the Borrower pursuant to Section 2a of this

Agreement.



          rr.  Revolving Loan Maturity Date.   The "Revolving

Loan Maturity Date" means (i) January 31, 2001 or (ii) any

subsequent January 31 to which the date on which the Borrower is required to repay the aggregate outstanding principal amounts of all Revolving Loans is extended by the Bank pursuant to Section

2k of this Agreement.



          ss.  Seller .  The "Seller" means Amherst Systems,

Inc., a Delaware business corporation.



          tt.  Subordinated Debenture Document .  "Subordinated

Debenture Document" means, as may have heretofore been amended or supplemented, (i) the Confidential Private Placement Memorandum

referred to in Section 6c of this Agreement, (ii) any

subordinated debenture referred to in such Section 6c or (iii)

any other agreement, instrument or other writing heretofore or hereafter delivered or to be delivered in connection with the private placement referred to in such Section 6c.

          uu.  Subsidiary .  "Subsidiary" means any Person of

which the Borrower now or hereafter has beneficial ownership,

whether direct or indirect, of (i) 50% or more of the outstanding shares of any class of stock ordinarily having the power to vote for the election of directors of such Person or 50% or more of any class of other ownership interest ordinarily having the power to vote for the election of, appoint or otherwise designate

Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person or (ii) such lower percentage of the outstanding shares of any class of such stock or any class of such other ownership interest as is sufficient to render such Person a subsidiary of the

Borrower for purposes of generally accepted accounting principles as in effect at the time of determination of the status of such

Person for purposes of this sentence.



          vv.  System.   "System" means, with respect to any

Person, any hardware (including, but not limited to, embedded),

software, firmware or other computer system, equipment or

application that (i) is now or hereafter owned, leased or used by or supplied to such Person or with which any such hardware

(including, but not limited to, embedded), software, firmware or other computer system, equipment or application now or hereafter exchanges data, (ii) now or hereafter receives, transmits,

retransmits, processes, manipulates, stores, retrieves or

otherwise uses data and (iii) is now or hereafter material to the conduct of the business or operations of such Person.



          ww.  Term Loan I.   "Term Loan I" means the loan by the

Bank to the Borrower pursuant to Section 3a of this Agreement.



          xx.  Term Loan II.   "Term Loan II" means the loan by

the Bank to the Borrower pursuant to Section 4a of this

Agreement.



          yy.  Year 2000 Compliant.   "Year 2000 Compliant"

means, with respect to any System of any Person, that such System is able to accurately accommodate information as to dates after

December 31, 1999 and to accurately process data from, into and between the twentieth and twenty-first centuries (including, but not limited to, data relating to leap years).



          2.   REVOLVING LOANS.



          a.   Making and Obtaining Revolving Loans.   Upon and

subject to each term and condition of this Agreement, at any time and from time to time during the period beginning on the date of this Agreement and ending on the day before the Revolving Loan

Maturity Date, the Borrower may obtain Revolving Loans from the

Bank, and the Bank shall make Revolving Loans to the Borrower.

The principal amount of each Revolving Loan shall be an integral multiple of $10,000, and the Borrower shall not at any time

permit (i) the aggregate outstanding principal amounts of all

Revolving Loans to exceed $27,000,000 minus the total of (A) the aggregate face amounts of all letters of credit issued for the account of any Related Entity by the Bank and outstanding at such time and (B) the aggregate amounts of all draws under any letter of credit issued for the account of any Related Entity by the

Bank for which the Bank has not been reimbursed at such time or

(ii) the aggregate outstanding principal amounts of all Revolving

Loans any portion of the proceeds of which is to be used for working capital of the Borrower or any loan or advance by the

Borrower to any other Related Entity to be used for working

capital of such other Related Entity to exceed $20,000,000.  The

Bank may treat as made by the Borrower and rely upon, and the

Borrower shall be bound by, any oral (including, but not limited to, telephonic), written or other (including, but not limited to,

facsimile) request for a Revolving Loan that the Bank believes in good faith to be valid and to have been made in the name or on behalf of the Borrower by any officer of the Borrower, and the

Bank shall not incur any liability to the Borrower or any other

Person as a direct or indirect result of honoring such request and making such Revolving Loan.  Each request for a Revolving

Loan (i) shall state (A) the amount requested as the principal amount of such Revolving Loan and (B) the business day of the

Bank on which such Revolving Loan is requested to be made and

(ii) shall be irrevocable.  Any request for a Revolving Loan may be combined with a Libor Rate Election relating to such Revolving

Loan.  Any request for a Revolving Loan need not be honored by the Bank unless such request is received by the Bank (i) at least three but not more than five Libor Rate Business Days before the date such Revolving Loan is requested to be made if such request is combined with a Libor Rate Election relating to such Revolving

Loan or (ii) by 10:00 a.m. eastern United States time on the date such Revolving Loan is requested to be made if such request is not combined with a Libor Rate Election relating to such

Revolving Loan.

          b.   Revolving Loan Note.   The Bank shall set forth on

the schedule attached to and made a part of the Revolving Loan

Note referred to in clause (i) of Section 5d of this Agreement or any similar schedule or loan account (including, but not limited to, any similar schedule or loan account maintained in

computerized records) annotations evidencing (i) the date and principal amount of each Revolving Loan, (ii) the date and amount of each payment applied to the outstanding principal amount of such Revolving Loan Note, (iii) such outstanding principal amount after each Revolving Loan and each such payment, (iv) each Libor

Rate Portion for Revolving Loans, (v) each Libor Rate Period,

Libor Rate Period Commencement Date, Libor Rate and rate of

interest for each Libor Rate Portion for Revolving Loans and (vi)

the date and amount of each payment applied to any Libor Rate

Portion for Revolving Loans.  Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the

Borrower.  No failure of the Bank to make and no error by the

Bank in making any annotation on such attached schedule or any such similar schedule or loan account shall affect the obligation of the Borrower to repay the principal amount of each Revolving

Loan, the obligation of the Borrower to pay interest on the

outstanding principal amount of each Revolving Loan or any other obligation of the Borrower to the Bank pursuant to this

Agreement.



          c.   Repayment.   The Borrower shall repay the

aggregate outstanding principal amounts of all Revolving Loans to the Bank on the Revolving Loan Maturity Date, when the Borrower shall pay to the Bank all interest payable pursuant to this

Agreement in connection with any Revolving Loan and remaining unpaid and all other amounts payable by the Borrower to the Bank pursuant to this Agreement in connection with any Revolving Loan and remaining unpaid.



          d.   Optional Repayment in Advance.   Except during any

Libor Rate Period for any Libor Rate Portion for Revolving Loans,

the Borrower shall have the option of repaying the outstanding principal amount of any Revolving Loan to the Bank in advance in full or part at any time and from time to time without any

premium or penalty.



          e.   Interest.   From and including the date the first

Revolving Loan is made to but not including the date the

aggregate outstanding principal amounts of all Revolving Loans are repaid in full, the Borrower shall pay to the Bank interest,

calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on such

aggregate outstanding principal amounts at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such aggregate outstanding

principal amounts be (A) except for any Libor Rate Portion for

Revolving Loans if such a day falls in any Libor Rate Period for such Libor Rate Portion, the rate per year, expressed as a

percentage, that is the rate in effect such day as the Bank's

Prime Rate or (B) for any Libor Rate Portion for Revolving Loans

if such day falls in any Libor Rate Period for such Libor Rate

Portion, the rate per year, expressed as a percentage, that is the total of (I) the Applicable Margin and (II) the rate obtained by dividing (1) the Libor Rate for such Libor Rate Period by (2)

expressed as a decimal, the difference between 100% and the

maximum percentage of reserve requirement (including, but not limited to, any emergency, supplemental or other marginal

percentage of reserve requirement) for such day specified by

Regulation D of the Board of Governors of the Federal Reserve

System for the Bank with respect to eurocurrency liabilities and

(ii) on each day subsequent to the last day described in clause

(i) of this sentence be the rate per year, expressed as a

percentage, that is the total of (A) 3% and (B) the rate in

effect such subsequent day as the Bank's Prime Rate; provided,

however, that (1) such interest shall not be charged as provided in clause (i)(B) of this sentence, and shall be charged as

provided in clause (i)(A) of this sentence, with respect to any

Libor Rate Portion for Revolving Loans during any Libor Rate

Period for such Libor Rate Portion if before such Libor Rate

Period begins (a) any Governmental Authority asserts that it is unlawful, or the Bank determines that it is unlawful, for the

Bank to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (b) the Bank determines that sufficient United

States dollar deposits are not available for such Libor Rate

Period to the Bank or any participant in such Libor Rate Portion to the extent of its interest in such Libor Rate Portion or (c)

the Bank determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable,

(2) such interest shall cease to be charged as provided in such clause (i)(B), and shall begin to be charged as provided in such clause (i)(A), with respect to any Libor Rate Portion for

Revolving Loans during any Libor Rate Period for such Libor Rate

Portion if any Governmental Authority asserts that it is

unlawful, or the Bank determines that it is unlawful, for the

Bank to continue to charge interest with respect to such Libor

Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower,

it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate.

Except as otherwise provided in Section 2c of this Agreement, (i)

a payment of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which the first

Revolving Loan is made, except for any of such interest payable with respect to any Libor Rate Portion for Revolving Loans for any Libor Rate Period for such Libor Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion for Revolving Loans for any Libor Rate Period for such Libor Rate

Portion shall become due on the day after the last day in such

Libor Rate Period.



          f.   Fees.   Upon the execution and delivery to the

Bank of this Agreement by the Borrower, the Borrower shall pay to the Bank in connection with Revolving Loans (i) a facility fee of

$150,000 and (ii) a supplemental revolving loan fee equal to 1%

of the difference between $20,000,000 and the amount of the

proceeds of the initial private placement of subordinated

debentures referred to in Section 6c of this Agreement.



          g.   Late Charge.   If any of the principal amount of

any Revolving Loan is not repaid, or any interest payable

pursuant to this Agreement in connection with any Revolving Loan is not paid, within ten days after the date it becomes due,

whether by acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5% thereof or (ii) $50.



          h.   Non-Usage Fee.   For each period (i) beginning on

the date of this Agreement and ending on the last day of the calendar quarter containing such date, (ii) consisting of a

calendar quarter beginning after the calendar quarter containing the date of this Agreement and ending before the calendar quarter containing the day before the Revolving Loan Maturity Date or

(iii) beginning on the first day of the calendar quarter

containing the day before the Revolving Loan Maturity Date and ending on such day, the Borrower shall pay to the Bank on demand made by the Bank a non-usage fee equal to the product obtained by multiplying (A) the difference between (I) $27,000,000 minus the total of (1) the daily average during such period of the

aggregate face amounts of all letters of credit issued for the account of any Related Entity by the Bank and outstanding at any time during such period and (2) the daily average during such period of the aggregate amounts of all draws under any letter of credit issued for the account of any Related Entity by the Bank for which the Bank had not been reimbursed at any time during such period and (II) the daily average during such period of the aggregate outstanding principal amounts of all Revolving Loans first by (B) the Applicable Margin and then by (C) the fraction obtained by dividing the number of days in such period by 360;

provided, however, that (I) in no event shall there be payable any such non-usage fee that would result in interest being

payable on the outstanding principal amount of any Revolving Loan at a rate in excess of the maximum rate permitted by applicable law and (II) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate.



          i.   General Provisions as to Repayment and Payment.

Repayment of the principal amount of each Revolving Loan, payment of all interest payable pursuant to this Agreement in connection with any Revolving Loan and payment of all other amounts payable by the Borrower to the Bank pursuant to this Agreement in

connection with any Revolving Loan shall be made in lawful money of the United States and immediately available funds at the

banking office of the Bank located at One Fountain Plaza,

Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the Bank.  Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment,

fee, charge, fine or penalty imposed by any Governmental

Authority; provided, however, that, if such deduction or

withholding is required by any Law, (i) such repayment or payment shall include such additional amount as necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the

Borrower shall make such deduction or withholding and (iii) the

Borrower shall pay the amount of such deduction or withholding as required by such Law.  No such repayment or payment shall be deemed to have been received by the Bank until received by the

Bank at the office of the Bank determined in accordance with the second preceding sentence, and any such repayment or payment received by the Bank at such office after 2:00 p.m. eastern

United States time on any day shall be deemed to have been

received by the Bank at the time such office opens for business on the next business day of the Bank.  If the time by which any of the principal amount of any Revolving Loan is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in Section 2e of this Agreement.



          j.   Libor Rate Election.   At any time and from time

to time, the Borrower may irrevocably make a Libor Rate Election relating to Revolving Loans that specifies (i) the Libor Rate

Business Day that is to be the Libor Rate Period Commencement

Date for the Libor Rate Period elected pursuant to such Libor

Rate Election, (ii) whether a one-month, two-month, three-month or six-month option is elected as to the length of such Libor

Rate Period and (iii) expressed as a dollar amount, (A) any

portion of the principal amount of any Revolving Loan requested to be made on such Libor Rate Period Commencement Date to which such Libor Rate Election relates and (B) any portion of the

aggregate outstanding principal amounts of all Revolving Loans made or requested to be made prior to such Libor Rate Period

Commencement Date to which such Libor Rate Election relates;

provided, however, that (I) such Libor Rate Period may not extend beyond the Revolving Loan Maturity Date, (II) such Libor Rate

Election may not change any election made pursuant to any prior

Libor Rate Election and (III) such Libor Rate Election need not be honored by the Bank if (1) such Libor Rate Election is

received by the Bank more than five or less than three Libor Rate

Business Days before such Libor Rate Period Commencement Date,

(2) any Event of Default occurs or exists before or on such Libor

Rate Period Commencement Date or (3) the total of the dollar amounts specified in clause (iii) of this sentence is not at least $100,000.  Each Libor Rate Period shall end on the day before the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the calendar month that is the number of months (one month, two months, three months or six months) corresponding to the option elected

pursuant to such Libor Rate Election, except that, if such

numerically corresponding day (or such last day) is not a Libor

Rate Business Day, such Libor Rate Period shall end on the day before the first Libor Rate Business Day following such

numerically corresponding day (or such last day) unless such first Libor Rate Business Day does not fall in the same calendar month as such numerically corresponding day (or such last day),

in which case such Libor Rate Period shall end on the day before the Libor Rate Business Day immediately preceding such

numerically corresponding day (or such last day).  The Bank may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any Libor Rate Election relating to any

Revolving Loan that the Bank believes in good faith to be valid and to have been made in the name or on behalf of the Borrower by any officer of the Borrower, and the Bank shall not incur any liability to the Borrower or any other Person as a direct or indirect result of honoring such Libor Rate Election.



          k.   Extension of Revolving Loan Maturity Date.   At

least 30 but not more than 90 days before the Revolving Loan

Maturity Date, the Borrower may request that the Revolving Loan

Maturity Date be extended for one year by executing and

delivering to the Bank an extension request in the form of

Exhibit B attached to and made a part of this Agreement.  If prior to the Revolving Loan Maturity Date the Bank executes and delivers to the Borrower such extension request, the Revolving

Loan Maturity Date shall automatically be extended to the date specified in such extension request.  If the Bank does not so execute and deliver such extension request, the Revolving Loan

Maturity Date shall remain the same.



          3.   TERM LOAN I.



          a.   Making and Obtaining Term Loan I.   Upon and

subject to each term and condition of this Agreement, on the date of this Agreement, the Borrower shall obtain Term Loan I from the

Bank, and the Bank shall make Term Loan I to the Borrower.  The principal amount of Term Loan I shall be $13,750,000.



          b.   Term Loan I Note.   The Bank shall set forth on

the schedule attached to and made a part of the Term Loan I Note referred to in clause (ii) of Section 5d of this Agreement or any similar schedule or loan account (including, but not limited to,

any similar schedule or loan account maintained in computerized records) annotations evidencing (i) each Libor Rate Portion for

Term Loan I, (ii) each Libor Rate Period, Libor Rate Period

Commencement Date, Libor Rate and rate of interest for each Libor

Rate Portion for Term Loan I and (iii) the date and amount of each payment applied to any Libor Rate Portion for Term Loan I.

Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower.  No failure of the Bank to make and no error by the Bank in making any annotation on such attached schedule or any such similar schedule or loan account shall affect the obligation of the Borrower to repay the

principal amount of Term Loan I, the obligation of the Borrower to pay interest on the outstanding principal amount of Term

Loan I or any other obligation of the Borrower to the Bank

pursuant to this Agreement.



          c.   Repayment.   The Borrower shall repay the

principal amount of Term Loan I to the Bank in 74 installments,

with the first of such installments to become due on the first day of the first calendar month after the calendar month in which

Term Loan I is made and one of such installments to become due on the first day of each succeeding calendar month through the first day of the seventy-fourth calendar month after the calendar month in which Term Loan I is made, when the Borrower shall repay the outstanding principal amount of Term Loan I to the Bank and pay to the Bank all interest payable pursuant to this Agreement in connection with Term Loan I and remaining unpaid and all other amounts payable by the Borrower to the Bank pursuant to this

Agreement in connection with Term Loan I and remaining unpaid.

Each of the first 73 of such installments shall be $125,000, and the last of such installments shall be $4,625,000.



          d.   Optional Repayment in Advance.   Except during any

Libor Rate Period for any Libor Rate Portion for Term Loan I, the

Borrower shall have the option of repaying the outstanding

principal amount of Term Loan I to the Bank in advance in full or part at any time and from time to time; provided, however, that

(i) the amount of any such repayment in part shall be an integral multiple of $10,000 and (ii) upon making any such repayment in full the Borrower shall pay to the Bank all interest payable pursuant to this Agreement in connection with Term Loan I and remaining unpaid and all other amounts payable by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan

I and remaining unpaid.  Each such repayment in part shall be applied to the installments of the principal amount of Term Loan

I in the inverse order of such installments becoming due.



          e.   Interest.   From and including the date Term Loan

I is made to but not including the date the outstanding principal amount of Term Loan I is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as

applicable), on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity,

whether by acceleration or otherwise, of such outstanding

principal amount be (A) except for any Libor Rate Portion for

Term Loan I if such a day falls in any Libor Rate Period for such

Libor Rate Portion, the rate per year, expressed as a percentage,

that is the rate in effect such day as the Bank's Prime Rate or

(B) for any Libor Rate Portion for Term Loan I if such day falls in any Libor Rate Period for such Libor Rate Portion, the rate per year, expressed as a percentage, that is the total of (I) the

Applicable Margin and (II) the rate obtained by dividing (1) the

Libor Rate for such Libor Rate Period by (2) expressed as a

decimal, the difference between 100% and the maximum percentage of reserve requirement (including, but not limited to, any

emergency, supplemental or other marginal percentage of reserve requirement) for such day specified by Regulation D of the Board of Governors of the Federal Reserve System for the Bank with respect to eurocurrency liabilities and (ii) on each day

subsequent to the last day described in clause (i) of this

sentence be the rate per year, expressed as a percentage, that is the total of (A) 3% and (B) the rate in effect such subsequent day as the Bank's Prime Rate; provided, however, that (1) such interest shall not be charged as provided in clause (i)(B) of this sentence, and shall be charged as provided in clause (i)(A)

of this sentence, with respect to any Libor Rate Portion for Term

Loan I during any Libor Rate Period for such Libor Rate Portion if before such Libor Rate Period begins (a) any Governmental

Authority asserts that it is unlawful, or the Bank determines that it is unlawful, for the Bank to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (b) the Bank

determines that sufficient United States dollar deposits are not available for such Libor Rate Period to the Bank or any

participant in such Libor Rate Portion to the extent of its

interest in such Libor Rate Portion or (c) the Bank determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable, (2) such interest shall cease to be charged as provided in such clause (i)(B), and shall begin to be charged as provided in such clause (i)(A), with respect to any Libor Rate Portion for Term Loan I during any

Libor Rate Period for such Libor Rate Portion if any Governmental

Authority asserts that it is unlawful, or the Bank determines that it is unlawful, for the Bank to continue to charge interest with respect to such Libor Rate Portion during such Libor Rate

Period at a rate determined by reference to a Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial

interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank,

shall be refunded to the Borrower, it being the intention of the

Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate.  Except as otherwise provided in

Section 3c or 3d of this Agreement, (i) a payment of such

interest shall become due on the first day of each calendar

month, beginning on the first day of the first calendar month after the calendar month in which Term Loan I is made, except for any of such interest payable with respect to any Libor Rate

Portion for Term Loan I for any Libor Rate Period for such Libor

Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion for Term Loan I for any Libor Rate

Period for such Libor Rate Portion shall become due on the day after the last day in such Libor Rate Period.



          f.   Late Charge.   If any of the principal amount of

Term Loan I is not repaid, or any interest payable pursuant to this Agreement in connection with Term Loan I is not paid, within ten days after the date it becomes due, whether by acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5% thereof or

(ii) $50.



          g.   General Provisions as to Repayment and Payment.

Repayment of the principal amount of Term Loan I, payment of all interest payable pursuant to this Agreement in connection with

Term Loan I and payment of all other amounts payable by the

Borrower to the Bank pursuant to this Agreement in connection with Term Loan I shall be made in lawful money of the United

States and immediately available funds at the banking office of the Bank located at One Fountain Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the

Bank.  Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however,

that, if such deduction or withholding is required by any Law,

(i) such repayment or payment shall include such additional

amount as is necessary to result in the net amount of such

repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law.

No such repayment or payment shall be deemed to have been

received by the Bank until received by the Bank at the office of the Bank determined in accordance with the second preceding

sentence, and any such repayment or payment received by the Bank at such office after 2:00 p.m. eastern United States time on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the

Bank.  If the time by which any of the principal amount of Term

Loan I is to be repaid is extended by operation of law or

otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in

Section 3e of this Agreement.



          h.   Libor Rate Election.   At any time and from time

to time, the Borrower may irrevocably make a Libor Rate Election relating to Term Loan I that specifies (i) the Libor Rate

Business Day that is to be the Libor Rate Period Commencement

Date for the Libor Rate Period elected pursuant to such Libor

Rate Election, (ii) whether a one-month, two-month, three-month or six-month option is elected as to the length of such Libor

Rate Period and (iii) expressed as a dollar amount, the portion of the outstanding principal amount of Term Loan I to which such

Libor Rate Election relates; provided, however, that (I) such

Libor Rate Period may not extend beyond the date the last

installment of the principal amount of Term Loan I is scheduled to become due, (II) such Libor Rate Election may not change any election made pursuant to any prior Libor Rate Election and

(III) such Libor Rate Election need not be honored by the Bank if

(1) such Libor Rate Election is received by the Bank more than five or less than three Libor Rate Business Days before such

Libor Rate Period Commencement Date, (2) any Event of Default

occurs or exists before or on such Libor Rate Period Commencement

Date or (3) the dollar amount specified in clause (iii) of this sentence is not at least $100,000.  Each Libor Rate Period shall end on the day before the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the calendar month that is the number of months (one month, two

months, three months or six months) corresponding to the option elected pursuant to such Libor Rate Election, except that, if such numerically corresponding day (or such last day) is not a

Libor Rate Business Day, such Libor Rate Period shall end on the day before the first Libor Rate Business Day following such

numerically corresponding day (or such last day) unless such first Libor Rate Business Day does not fall in the same calendar month as such numerically corresponding day (or such last day),

in which case such Libor Rate Period shall end on the day before the Libor Rate Business Day immediately preceding such

numerically corresponding day (or such last day).  The Bank may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any Libor Rate Election relating to Term

Loan I that the Bank believes in good faith to be valid and to have been made in the name or on behalf of the Borrower by any officer of the Borrower, and the Bank shall not incur any

liability to the Borrower or any other Person as a direct or indirect result of honoring such Libor Rate Election.



          4.   TERM LOAN II.



          a.   Making and Obtaining Term Loan II.   Upon and

subject to each term and condition of this Agreement, on the

Revolving Loan Maturity Date, the Bank shall make Term Loan II to the Borrower, and the Borrower shall obtain Term Loan II from the

Bank.  The principal amount of Term Loan II shall be equal to the lesser of (i) the aggregate outstanding principal amounts of all

Revolving Loans or (ii) $27,000,000.



          b.   Term Loan II Note.   The Bank shall set forth on

the schedule attached to and made a part of the Term Loan II Note referred to in clause (iii) of Section 5d of this Agreement or any similar schedule or loan account (including, but not limited to, any similar schedule or loan account maintained in

computerized records) annotations evidencing (i) each Libor Rate

Portion for Term Loan II, (ii) each Libor Rate Period, Libor Rate

Period Commencement Date, Libor Rate and rate of interest for each Libor Rate Portion for Term Loan II and (iii) the date and amount of each payment applied to any Libor Rate Portion for Term

Loan II.  Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower.  No failure of the Bank to make and no error by the Bank in making any

annotation on such attached schedule or any such similar schedule or loan account shall affect the obligation of the Borrower to repay the principal amount of Term Loan II, the obligation of the

Borrower to pay interest on the outstanding principal amount of

Term Loan II or any other obligation of the Borrower to the Bank pursuant to this Agreement.



          c.   Repayment.   The Borrower shall repay the

principal amount of Term Loan II to the Bank in 48 installments,

with the first of such installments to become due on the first day of the first calendar month after the calendar month in which

Term Loan II is made and one of such installments to become due on the first day of each succeeding calendar month through the first day of the forty-eighth calendar month after the calendar month in which Term Loan II is made, when the Borrower shall repay the outstanding principal amount of Term Loan II to the

Bank and pay to the Bank all interest payable pursuant to this

Agreement in connection with Term Loan II and remaining unpaid and all other amounts payable by the Borrower to the Bank

pursuant to this Agreement in connection with Term Loan II and remaining unpaid.  Such installments shall either be equal in amount or consist of installments equal in amount followed by one installment as nearly equal in amount to the others as possible.



          d.   Optional Repayment in Advance.   Except during any

Libor Rate Period for any Libor Rate Portion for Term Loan II,

the Borrower shall have the option of repaying the outstanding principal amount of Term Loan II to the Bank in advance in full or part at any time and from time to time; provided, however,

that (i) the amount of any such repayment in part shall be an integral multiple of $10,000 and (ii) upon making any such

repayment in full the Borrower shall pay to the Bank all interest payable pursuant to this Agreement in connection with Term Loan

II and remaining unpaid and all other amounts payable by the

Borrower to the Bank pursuant to this Agreement in connection with Term Loan II and remaining unpaid.  Each such repayment in part shall be applied to the installments of the principal amount of Term Loan II in the inverse order of such installments

becoming due.



          e.   Interest.   From and including the date Term Loan

II is made to but not including the date the outstanding

principal amount of Term Loan II is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a

360-day year for the actual number of days of each year (365 or

366, as applicable), on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such

outstanding principal amount be (A) except for any Libor Rate

Portion for Term Loan II if such a day falls in any Libor Rate

Period for such Libor Rate Portion, the rate per year, expressed as a percentage, that is the rate in effect such day as the

Bank's Prime Rate or (B) for any Libor Rate Portion for Term Loan

II if such day falls in any Libor Rate Period for such Libor Rate

Portion, the rate per year, expressed as a percentage, that is the total of (I) the Applicable Margin and (II) the rate obtained by dividing (1) the Libor Rate for such Libor Rate Period by (2)

expressed as a decimal, the difference between 100% and the

maximum percentage of reserve requirement (including, but not limited to, any emergency, supplemental or other marginal

percentage of reserve requirement) for such day specified by

Regulation D of the Board of Governors of the Federal Reserve

System for the Bank with respect to eurocurrency liabilities and

(ii) on each day subsequent to the last day described in clause

(i) of this sentence be the rate per year, expressed as a

percentage, that is the total of (A) 3% and (B) the rate in

effect such subsequent day as the Bank's Prime Rate; provided,

however, that (1) such interest shall not be charged as provided in clause (i)(B) of this sentence, and shall be charged as

provided in clause (i)(A) of this sentence, with respect to any

Libor Rate Portion for Term Loan II during any Libor Rate Period for such Libor Rate Portion if before such Libor Rate Period begins (a) any Governmental Authority asserts that it is

unlawful, or the Bank determines that it is unlawful, for the

Bank to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (b) the Bank determines that sufficient United

States dollar deposits are not available for such Libor Rate

Period to the Bank or any participant in such Libor Rate Portion to the extent of its interest in such Libor Rate Portion or (c)

the Bank determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable,

(2) such interest shall cease to be charged as provided in such clause (i)(B), and shall begin to be charged as provided in such clause (i)(A), with respect to any Libor Rate Portion for Term

Loan II during any Libor Rate Period for such Libor Rate Portion if any Governmental Authority asserts that it is unlawful, or the

Bank determines that it is unlawful, for the Bank to continue to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a

Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if

received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate.  Except as otherwise provided in Section 4c or 4d of this Agreement, (i) a payment of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which Term Loan II is made, except for any of such interest payable with respect to any

Libor Rate Portion for Term Loan II for any Libor Rate Period for

such Libor Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion for Term Loan II for any

Libor Rate Period for such Libor Rate Portion shall become due on the day after the last day in such Libor Rate Period for such

Libor Rate Portion.



          f.   Late Charge.   If any of the principal amount of

Term Loan II is not repaid, or any interest payable pursuant to this Agreement in connection with Term Loan II is not paid,

within ten days after the date it becomes due, whether by

acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5%

thereof or (ii) $50.



          g.   General Provisions as to Repayment and Payment.

Repayment of the principal amount of Term Loan II, payment of all interest payable pursuant to this Agreement in connection with

Term Loan II and payment of all other amounts payable by the

Borrower to the Bank pursuant to this Agreement in connection with Term Loan II shall be made in lawful money of the United

States and immediately available funds at the banking office of the Bank located at One Fountain Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the

Bank.  Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however,

that, if such deduction or withholding is required by any Law,

(i) such repayment or payment shall include such additional

amount as is necessary to result in the net amount of such

repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law.

No such repayment or payment shall be deemed to have been

received by the Bank until received by the Bank at the office of the Bank determined in accordance with the second preceding

sentence, and any such repayment or payment received by the Bank at such office after 2:00 p.m. eastern United States time on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the

Bank.  If the time by which any of the principal amount of Term

Loan II is to be repaid is extended by operation of law or

otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in

Section 4e of this Agreement.



          h.   Libor Rate Election.   At any time and from time

to time, the Borrower may irrevocably make a Libor Rate Election relating to Term Loan II that specifies (i) the Libor Rate

Business Day that is to be the Libor Rate Period Commencement

Date for the Libor Rate Period elected pursuant to such Libor

Rate Election, (ii) whether a one-month, two-month, three-month or six-month option is elected as to the length of such Libor

Rate Period and (iii) expressed as a dollar amount, the portion of the outstanding principal amount of Term Loan II to which such

Libor Rate Election relates; provided, however, that (I) such

Libor Rate Period may not extend beyond the date the last

installment of the principal amount of Term Loan II is scheduled to become due, (II) such Libor Rate Election may not change any election made pursuant to any prior Libor Rate Election and

(III) such Libor Rate Election need not be honored by the Bank if

(1) such Libor Rate Election is received by the Bank more than five or less than three Libor Rate Business Days before such

Libor Rate Period Commencement Date, (2) any Event of Default

occurs or exists before or on such Libor Rate Period Commencement

Date or (3) the dollar amount specified in clause (iii) of this sentence is not at least $100,000.  Each Libor Rate Period shall end on the day before the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the calendar month that is the number of months (one month, two

months, three months or six months) corresponding to the option elected pursuant to such Libor Rate Election, except that, if such numerically corresponding day (or such last day) is not a

Libor Rate Business Day, such Libor Rate Period shall end on the day before the first Libor Rate Business Day following such

numerically corresponding day (or such last day) unless such first Libor Rate Business Day does not fall in the same calendar month as such numerically corresponding day (or such last day),

in which case such Libor Rate Period shall end on the day before the Libor Rate Business Day immediately preceding such

numerically corresponding day (or such last day).  The Bank may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any Libor Rate Election relating to Term Loan

II that the Bank believes in good faith to be valid and to have been made in the name or on behalf of the Borrower by any officer of the Borrower, and the Bank shall not incur any liability to the Borrower or any other Person as a direct or indirect result of honoring such Libor Rate Election.



          5.   PREREQUISITES TO LOAN.  The obligation of the Bank

to make any Loan shall be conditioned upon the following:



          a.   No Default.   (i) There not having occurred or

existed at any time during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and there not existing at the time such Loan is to be made any Event of Default or Potential Event of Default that has not been waived by the Bank in writing or cured and (ii) the Bank not believing in good faith that any Event of Default or Potential Event of

Default has so occurred or existed, so exists or, if such Loan is made, will occur or exist;



          b.   Representations and Warranties.   (i) Each

representation and warranty made in this Agreement being true and correct in each material respect as of the date of this Agreement and, except to the extent updated in a certificate executed by the President or a Vice President of the Borrower and the chief financial officer of the Borrower and received by the Bank before the time such Loan is to be made, as of such time, (ii) each other representation and warranty made to the Bank by or on

behalf of any Related Entity or Other Obligor before the time such Loan is to be made being true and correct in each material respect as of the date thereof, (iii) each financial statement provided to the Bank by or on behalf of any Related Entity or

Other Obligor before the time such Loan is to be made being true and correct in each material respect as of the date thereof and

(iv) the Bank not believing in good faith that (A) any such

representation or warranty, except to the extent so updated, was or is other than true and correct in each material respect as of any date or time of determination of the truth or correctness thereof, (B) any event or condition the occurrence,

non-occurrence, existence or non-existence of which is a subject of any such representation or warranty would or might have any

Material Adverse Effect or (C) any such financial statement was other than true and correct in each material respect as of the date thereof;



          c.   Proceedings.   The Bank being satisfied as to each

corporate or other proceeding in connection with any transaction contemplated by this Agreement; and



          d.   Receipt by Bank.   The receipt by the Bank at or

before the time such Loan is to be made of the following, in form and substance satisfactory to the Bank:



          i.   If such Loan is the first Revolving Loan, a

Revolving Loan Note, appropriately completed and duly executed by the Borrower;



          ii.  If such Loan is Term Loan I, a Term Loan I Note,

appropriately completed and duly executed by the Borrower;

                              iii. If such Loan is Term Loan II,

                         a Term Loan II Note, appropriately

completed and duly executed by the Borrower;



          iv.  If such Loan is a Revolving Loan, a request for

such Loan determined by the Bank to meet the requirements for such a request set forth in Section 2a of this Agreement;



          v.   If such Loan is the first Loan, Continuing,

Absolute and Unconditional Guaranty Agreements, appropriately completed and duly executed by Comptek-Amherst, guaranteeing,

without any limitation as to amount, the payment of all

indebtedness and other obligations of the Borrower and Comptek

Federal to the Bank, whether now existing or hereafter arising or accruing, and (B) whether or not such Loan is the first Loan,

evidence that neither such Continuing, Absolute and Unconditional

Guaranty Agreement has been terminated as provided therein;



          vi.  (A) If such Loan is the first Loan, a General

Security Agreement, appropriately completed and duly executed by

Comptek-Amherst, securing, without any limitation as to amount,

the payment of all indebtedness and other obligations of

Comptek-Amherst to the Bank, whether now existing or hereafter arising or accruing, and (B) whether or not such Loan is the first Loan, evidence that such General Security Agreement has not been terminated as provided therein;



          vii. (A) If such Loan is the first Loan, a Copyright

Security Agreement, appropriately completed and duly executed by

Comptek-Federal, securing, without any limitation as to amount,

the payment of all indebtedness and other obligations of

Comptek-Federal to the Bank, whether now existing or hereafter arising or accruing, and covering, among other assets, all

copyrights, copyright registrations and copyright applications of

Comptek-Federal and (B) whether or not such Loan is the first

Loan, evidence that such Copyright Security Agreement has not been terminated as provided therein;



          viii.     If such Loan is the first Loan, an updated

Credit Facility Questionnaire, appropriately completed and duly executed by each Related Entity;



          ix.  (A)  If such Loan is the first Loan, a

Ratification and Modification of Continuing, Absolute and

Unconditional Guaranty Agreements, appropriately completed and duly executed by the Post-Acquisition Subsidiaries other than

Comptek-Amherst, ratifying and amending the Continuing, Absolute and Unconditional Guaranty Agreements heretofore executed and delivered to the Bank by the Borrower and the Post-Acquisition

Subsidiaries other than Comptek-Amherst and (B) whether or not such Loan is the first Loan, evidence that no such Continuing,

Absolute and Unconditional Guaranty Agreement has been terminated as provided therein;

          x.   (A)  If such Loan is the first Loan, a

Ratification and Modification of Security Agreements,

appropriately completed and duly executed by the Post-Acquisition

Subsidiaries other than Comptek-Amherst, ratifying and amending the General Security Agreements, Patent Collateral Assignment and

Security Agreements and Trademark Collateral Assignment and

Security Agreements heretofore executed and delivered to the Bank by the Borrower and the Post-Acquisition Subsidiaries other than

Comptek-Amherst and (B) whether or not such Loan is the first

Loan, evidence that no such General Security Agreement, Patent

Collateral Assignment and Security Agreement or Trademark

Collateral Assignment and Security Agreement has been terminated as provided therein;



          xi.  Whether or not such Loan is the first Loan,

evidence that no guaranty agreement, security agreement, patent collateral assignment and security agreement, trademark

collateral assignment and security agreement or copyright

security agreement referred to in Section 7s of this Agreement has been terminated as provided therein;



          xii. If such Loan is the first Loan, (A) an Assignment

of Representations, Warranties, Covenants and Indemnities,

appropriately completed and duly executed by the Borrower,

securing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank,

whether now existing or hereafter arising or accruing, and

covering representations, warranties, covenants and indemnities pursuant to any Acquisition Agreement and (B) an Acknowledgment

and Consent, appropriately completed and duly executed by the

Seller and ASI Acquisition Corp.;



          xiii.     If such Loan is the first Loan, an Assumption

Agreement, appropriately completed and duly executed by the

Borrower and Comptek-Amherst and assuming certain indebtedness and other obligations of the Seller to the Bank and M&T Financial

Corporation;



          xiv. If such Loan is the first Loan, a letter agreement

with the Bank, appropriately completed and duly executed by the

Seller, regarding unsecured subordinated promissory notes issued by the Borrower to the Seller in connection with the Acquisition;



          xv.  If such Loan is the first Loan, an opinion of

Christopher A. Head, internal counsel to the Borrower;



          xvi. If such Loan is the first Loan, an opinion from

Phillips, Lytle, Hitchcock, Blaine & Huber, LLP, counsel to the

Seller, addressed to the Borrower and permitting reliance by the

Bank thereon;



          xvii.     If such Loan is the first Loan, an opinion

from Charles E. Matthews, counsel to the Seller and ASI

Acquisition Corp., addressed to the Borrower and permitting

reliance by the Bank thereon;



          xviii.    If such Loan is the first Loan, a certificate

executed by the President or a Vice President of the Borrower and

the chief financial officer of the Borrower and stating that (A)

there did not occur or exist at any time during the period

beginning on the date of this Agreement and ending at the time such Loan is to be made and there does not exist at the time such

Loan is to be made any Event of Default or Potential Event of

Default and (B) each representation and warranty made in this

Agreement was true and correct in each material respect as of all times during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and is true and correct in each material respect as of the time such Loan is to be made, except to the extent updated in a certificate executed by the President or a Vice President of the Borrower and the

chief financial officer of the Borrower and received by the Bank before the time such Loan is to be made;



          xix. If such Loan is the first Loan, evidence that each

Related Entity is at the time such Loan is to be made (A) in good standing under the law of the jurisdiction in which it is

organized and (B) duly qualified and in good standing as a

foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary;



          xx.  If such Loan is the first Loan, a copy of each

certificate or articles of incorporation or organization,

by-laws, operating or partnership agreement or other charter,

organizational or governing document of each Related Entity

certified by its Secretary or a Person having functions with respect to it similar to those of the Secretary of a corporation to be complete and accurate at the time such Loan is to be made;



          xxi. If such Loan is the first Loan, evidence of the

taking and the continuation in full force and effect at the time such Loan is to be made of each corporate or other action of any

Related Entity necessary to authorize the obtaining of all Loans by the Borrower, the execution, delivery to the Bank and perfor mance of each Loan Document by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto and the imposition or creation of each security interest,

mortgage and other lien and encumbrance imposed or created

pursuant to any Loan Document;



          xxii.     If such Loan is the first Loan, evidence (A)

that no asset subject to any security interest, mortgage or other lien or encumbrance pursuant to any Loan Document is at the time such Loan is to be made subject to any other security interest,

mortgage or other lien or encumbrance, except for Permitted

Liens, and (B) of the making of each recording and filing, and the taking of each other action, deemed necessary or desirable by the Bank at the sole option of the Bank to perfect or otherwise establish, preserve or protect the priority of any such security interest, mortgage or other lien or encumbrance;



          xxiii.    If such Loan is the first Loan, evidence that

each requirement contained in any Loan Document with respect to insurance is being met at the time such Loan is to be made;



          xxiv.     Each additional agreement, instrument and

other writing (including, but not limited to, (A) each agreement,

instrument and other writing intended to be filed or recorded with any Governmental Authority to perfect or otherwise

establish, preserve or protect the priority of any security

interest, mortgage or other lien or encumbrance created or

imposed pursuant to any Loan Document and (B) if such Loan is not the first Loan, each item referred to in any of clauses (i)

through (xxiii) of this Section 5d) required by any Loan Document or deemed necessary or desirable by the Bank at the sole option of the Bank;



          xxv. Payment of all costs and expenses payable pursuant

to Section 10a of this Agreement at or before the time such Loan is to be made; and



          xxvi.     Immediately available funds equal to the

portion of the principal amount of such Loan representing the interest of any participant in the indebtedness of the Borrower pursuant to this Agreement arising from such Loan.



          6.   REPRESENTATIONS AND WARRANTIES.  Except as fully

and accurately described in Exhibit A attached to and made a part of this Agreement, the Borrower represents and warrants to the

Bank, and, except to the extent updated in a certificate executed by the President or a Vice President of the Borrower and the

chief financial officer of the Borrower and received by the Bank before the time any Loan is made, the Borrower shall be deemed to represent and warrant to the Bank as of such time, as follows:



          a.   Use of Proceeds.   The proceeds of each Revolving

Loan will be used only (i) for working capital of the Borrower,

(ii) to pay existing indebtedness of the Borrower to the Bank,

(iii) for loans and advances by the Borrower to any other Related

Entity to be used for working capital of such other Related

Entity and (iv) to finance in part the Acquisition.  The proceeds of Term Loan I will be used only to refinance existing

indebtedness of the Borrower to the Bank arising pursuant to a term loan in the original principal amount of $15,000,000 made by the Bank to the Borrower on or about May 14, 1998.  The proceeds of Term Loan II will be used only to pay the outstanding

principal amounts of all Revolving Loans.



          b.   Consummation of Acquisition .  The Acquisition is

being consummated simultaneously with the making of the first

Revolving Loan in accordance with each material requirement of any Acquisition Document, except insofar as agreed to by the Bank in writing prior to such consummation.



          c.   Subordinated Debt .  Before the making of the

first Revolving Loan, the Borrower will have received the

proceeds of an initial private placement of subordinated

debentures in the aggregate principal amount of at least

$15,000,000 as described in a Confidential Private Placement

Memorandum dated March 15, 1999 a correct and complete copy of which the Borrower has heretofore delivered to the Bank.



          d.   Subsidiaries; Affiliates .  The Borrower has

(i) no Subsidiary or (ii) no Affiliate that is not an individual.



          e.   Good Standing; Qualification; Authority.   Each

Related Entity (i) is duly organized, validly existing and in good standing under the law of the jurisdiction in which it is organized, (ii) is duly qualified and in good standing as a

foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary and (iii)

has the power and authority to conduct its business and

operations as now and as anticipated that its business and

operations will hereafter be conducted, own each of its assets and use each of its assets as now and as anticipated that such asset will hereafter be used.



          f.   Control .  There is no Person other than all

Related Entities who or that, insofar as any Related Entity has knowledge or reason to know, has (i) Control over any Related

Entity or (ii) the right pursuant to any agreement with any

Person having such Control to acquire such Control.



          g.   Compliance.   The present and anticipated conduct

of the business and operations of each Related Entity, the

present and anticipated ownership and use of each asset of each

Related Entity, the present and anticipated use of each asset leased by any Related Entity as a lessee and the generation,

treatment, storage, recycling, transportation and disposal by any

Related Entity of any Hazardous Material are in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law).  Each

trademark, service mark, trade name, patent, copyright, license and franchise, and each authorization, certification,

certificate, approval, permit and consent from, registration and filing with, declaration, report and notice to and other act by or relating to any Person necessary for the present or

anticipated conduct of the business or operations of any Related

Entity, the present or anticipated ownership or use of any asset of any Related Entity, the present or anticipated use of any asset leased by any Related Entity as a lessee or the generation,

treatment, storage, recycling, transportation or disposal by any

Related Entity of any Hazardous Material has been duly obtained,

made, given or done and is in full force and effect.  Each

Related Entity (i) has taken or caused to be taken each action necessary to preserve and protect each such trademark, service mark, trade name, patent, copyright, license and franchise with respect to it and (ii) is in compliance in each material respect with (A) each such authorization, certification, certificate,

approval, permit and consent with respect to it, (B) each

certificate or articles of incorporation or organization,

by-laws, operating or partnership agreement or other charter,

organizational or governing document of it and (C) each agreement and instrument to which it is a party or by which it or any of its assets is bound.



          h.   Environmental Matters.   To the best of the

knowledge of each Related Entity after due inquiry:



          i.   There has not been any Release or threatened

Release of any Hazardous Material at, in, on or under any

property now or previously owned, leased as a lessee or used by any Related Entity that, whether alone or together with any other such Release or threatened Release or other such Releases and threatened Releases, has had or (so far as any Related Entity can

foresee) will or might have any Material Adverse Effect;



          ii.  No property now or previously owned, leased as a

lessee or used by any Related Entity and no property to or from which any Related Entity has transported or arranged for the transportation of any Hazardous Material has been listed or

proposed for listing on the National Priorities List pursuant to

CERCLA, the Comprehensive Environmental Response, Compensation

and Liability Information System or any other list of sites

requiring investigation or clean-up that is maintained by any

Governmental Authority, except for any such listing that could not have any Material Adverse Effect;



          iii. There is no active or abandoned underground

storage tank at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity that,

whether alone or together with any other such storage tank or other such storage tanks, has had or (so far as any Related

Entity can foresee) will or might have any Material Adverse

Effect;



          iv.  There is no polychlorinated biphenyl or friable

asbestos present at, in, on or under any property now or

previously owned, leased as a lessee or used by any Related

Entity that, whether alone or together with any other such

polychlorinated biphenyl, other such polychlorinated biphenyls or any other friable asbestos, has had or (so far as any Related

Entity can foresee) will or might have any Material Adverse

Effect; and



          v.   There exists no condition at, in, on or under any

property now or previously owned, leased as a lessee or used by any Related Entity that, after notice, lapse of time or both notice and lapse of time, would or might give rise to any

material liability under any Environmental Law.



          i.   Legality.   The obtaining of each Loan by the

Borrower, the Acquisition and the issuance of the subordinated debentures referred to in Section 6c of this Agreement (i) are and will be in furtherance of the purposes of the Borrower and within the power and authority of the Borrower, (ii) do not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental Authority or

arbitrator or (B) violate, result in any violation of, constitute

(whether immediately or after notice, lapse of time or both

notice and lapse of time) any default under or result in or

require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of the

Borrower pursuant to (I) the certificate or articles of

incorporation or other charter document of the Borrower, (II) the by-laws or other organizational document of the Borrower, (III)

any shareholder agreement, voting trust or similar arrangement applicable to any stock of the Borrower, (IV) any resolution or other action of record of the shareholders or board of directors of the Borrower or (V) any agreement or instrument to which the

Borrower is a party or by which the Borrower or any asset of the

Borrower is bound and (iii) have been duly authorized by each necessary action of the shareholders or board of directors of the

Borrower.  The execution, delivery to the Bank and performance of each Loan Document by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto and the imposition or creation of each security interest, mortgage and other lien and encumbrance imposed or created pursuant thereto

(i) do not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental

Authority or arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, lapse of time or both notice and lapse of time) any default under or,

other than pursuant to any Loan Document, result in or require the imposition or creation of any security interest in or

mortgage or other lien or encumbrance upon any asset of such

Person pursuant to any agreement or instrument to which such

Person is a party or by which such Person or any asset of such

Person is bound and (ii) if such Person is not an individual, (A)

are and will be in furtherance of the purposes of such Person and within the power and authority of such Person, (B) do not and will not violate, result in any violation of or result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of such

Person pursuant to (I) any certificate or articles of

incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of such Person, (II) any shareholder agreement, voting trust or similar arrangement applicable to any stock of or other ownership interest in such Person or (III) any resolution or other action of record of any such shareholders or members of such Person, any board of directors or trustees of such Person or any other Person responsible for governing such Person and (C) have been duly authorized by each necessary action of any such shareholders,

members, board of directors or trustees or other Person.  Each authorization, certification, certificate, approval, permit,

consent, franchise and license from, registration and filing with, declaration, report and notice to and other act by or

relating to any Person required as a condition of the obtaining of any Loan by the Borrower, the execution, delivery to the Bank or performance of any Loan Document by any Person other than the

Bank who or that is contemplated by such Loan Document as a party thereto or the imposition or creation of any security interest,

mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document has been duly obtained, made, given or done and is in full force and effect.  Each Loan Document has been duly executed and delivered to the Bank by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto.



          j.   Documents .  The Borrower has heretofore delivered

to the Bank a correct and complete copy of (i) the Asset Purchase

Agreement referred to in clause (i) of Section 1c of this

Agreement and (ii) each Subordinated Debenture Document.



          k.   No Waiver or Default .  The Borrower (i) except

with the prior written consent of the Bank, has not waived any condition of the Borrower's obligation to consummate the

Acquisition or the issuance of the subordinated debentures

referred to in Section 6c of this Agreement and (ii) is not and will not be in default in any material respect under any

Acquisition Document or Subordinated Debenture Document.



          l.   Representations and Warranties .  (i) Each

representation and warranty made in any Acquisition Document or

Subordinated Debenture Document by the Borrower is true and

correct in each material respect, and (ii) each representation and warranty made in any Acquisition Document or Subordinated

Debenture Document by any party other than the Borrower is, to the best of the knowledge of the Borrower, true and correct.



          m.   Fiscal Year.   The fiscal year of each Related

Entity is the year ending March 31.



          n.   Financial Information .  The Borrower has

heretofore delivered to the Bank a copy of Form 10-Q Report of the Borrower filed with the Securities and Exchange Commission on

February 5, 1999 and a copy of each of the following financial statements:



          i.   Audited consolidated statements of income and cash

flows of the Borrower for its fiscal year ended March 31, 1998;



          ii.  An audited consolidated balance sheet of the

Borrower dated as of March 31, 1998;



          iii. Unaudited consolidated statements of income and

cash flows of the Borrower for its fiscal quarter ended

December 25, 1998; and



          iv.  An unaudited consolidated balance sheet of the

Borrower dated as of December 25, 1998.



Each such financial statement (i) is correct and complete in each material respect, (ii) is in accordance with the records of each

Person that is a Related Entity on the date thereof, (iii)

presents fairly (subject to normal and nonmaterial year-end

adjustments if the fiscal period covered thereby is not a fiscal year of the Borrower or the date thereof is not the last day of such a fiscal year) the results of the consolidated operations and consolidated cash flows of the Borrower for the fiscal period covered thereby, or the consolidated financial position of the

Borrower as of the date thereof, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal period of the Borrower and (iv) if a balance sheet,

reflects each indebtedness and other obligation of any Person that is a Related Entity on the date thereof as of such date that has had or (so far as any such Person can foresee) will or might have any Material Adverse Effect.



          o.   Material Adverse Effects; Distributions.   Since

December 25, 1998, (i) there has not occurred or existed any event or condition that has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect, and

(ii) no Related Entity has declared, paid, made or agreed or otherwise incurred any obligation to declare, pay or make any

Distribution.



          p.   Tax Returns and Payments .  Each Related Entity

has duly (i) filed each tax return required to be filed by it and

(ii) paid or caused to be paid each tax, assessment, fee, charge,

fine and penalty that has been imposed by any Governmental

Authority upon it or any of its assets, income and franchises and has become due.



          q.   Certain Indebtedness .  No Related Entity has any

indebtedness or other obligation (i) arising from the borrowing of any money or the deferral of the payment of the purchase price of any asset or (ii) pursuant to any guaranty or other contingent obligation (including, but not limited to, any obligation to

(A) maintain the net worth of any other Person, (B) purchase or otherwise acquire or assume any indebtedness or other obligation or (C) provide funds for or otherwise assure the payment of any indebtedness or other obligation, whether by means of any

investment, by means of any purchase, sale or other acquisition or disposition of any asset or service or otherwise), except for indebtedness and other obligations (I) to the Bank, (II)

constituting unsecured normal trade debt incurred upon customary terms in the ordinary course of its business or (III) arising from the endorsement in the ordinary course of its business of any check or other negotiable instrument for deposit or

collection.



          r.   Pension Obligations.   No Pension Plan was or is a

multiemployer plan, as such term is defined in Section 3(37) of

ERISA.  The present value of all benefits vested under any

Pension Plan does not exceed the value of the assets of such

Pension Plan allocable to such vested benefits.  Since

September 2, 1974, (i) no Prohibited Transaction that could

subject any Pension Plan to any tax or penalty imposed pursuant to the Internal Revenue Code or ERISA has been engaged in by any

Pension Plan, (ii) there has not occurred or existed with respect to any Pension Plan any Reportable Event or Accumulated Funding

Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated

Funding Deficiency, (B) after notice, lapse of time or both

notice and lapse of time will or might constitute a Reportable

Event or (C) constituted or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such

Pension Plan or the appointment of a trustee to administer such

Pension Plan, (iii) no Pension Plan has been terminated, (iv) no trustee has been appointed by a United States District Court to administer any Pension Plan, (v) no proceeding seeking the

termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan has been instituted, and (vi) no

Related Entity has made any complete or partial withdrawal from any Pension Plan.



          s.   Leases.   No Related Entity is obligated (whether

as a lessee or otherwise) pursuant to any capital or operating

Lease.  Each capital or operating lease pursuant to which any

Related Entity is obligated (whether as a lessee or otherwise)

entitles each lessee thereunder to undisturbed possession of each asset leased thereby during the full term thereof.



          t.   Assets; Liens and Encumbrances .  (i) Immediately

after the consummation of the Acquisition, the Borrower will have good and marketable title to all assets of the Seller to be

acquired by the Borrower pursuant to any Acquisition Document,

and none of such assets will be subject to any security interest,

mortgage or other lien or encumbrance, except for Permitted

Liens, and (ii) each Related Entity has good and marketable title to each asset it purports to own, and no such asset is subject to any security interest, mortgage or other lien or encumbrance,

except for Permitted Liens.

          u.   Investments .  No Related Entity has any

investment (whether by means of any purchase or other acquisition of any security or interest, by means of any capital contribution or otherwise) in any other Person, except for Permitted

Investments.



          v.   Loans.   No Related Entity has made any loan,

advance or other extension of credit with respect to which any sum is owing to it, except for Permitted Loans.



          w.   Judgments and Litigation.   There is no

outstanding judgment, order or award of any Governmental

Authority or arbitrator that is against or otherwise involves any

Related Entity or any asset of any Related Entity.  Any pending or threatened claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or

before any arbitrator that (i) is against or otherwise involves any Related Entity or any asset of any Related Entity and (ii)

has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect has been disclosed to the

Bank and reflected in a document filed by the Borrower with the

Securities and Exchange Commission.  No pending or threatened claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator renders invalid or questions the validity of any Acquisition

Agreement or Loan Document or any action taken or to be taken pursuant to any Acquisition Agreement or Loan Document.  No

audit, investigation or action or other legal proceeding referred to in the second sentence of this Section 6w has had or (so far as any Related Entity can foresee) will or might have any

Material Adverse Effect.



          x.   Transactions with Affiliates .  There exists no

agreement, arrangement, transaction or other dealing (including,

but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset and the rendering of any service) between any Related Entity and any Affiliate, except for agreements, arrangements, transactions and other dealings in the ordinary course of business of any Related Entity upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's length agreement, arrangement, transaction or other dealing with a Person who or that is not an Affiliate.



          y.   Default .  There does not exist, and immediately

after the consummation of the Acquisition there will not have occurred or existed, any Event of Default or Potential Event of

Default.



          z.   Full Disclosure.   Neither any Acquisition

Document or Loan Document nor any certificate, financial

statement or other writing heretofore provided to the Bank by or on behalf of any Related Entity or Other Obligor contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any

statement of fact contained therein not incorrect or misleading in any material respect.  No Related Entity has failed to

disclose to the Bank any fact that has had or (so far as any

Related Entity can foresee) will or might have any Material

Adverse Effect.



          aa.  Year 2000 Compliance .  Each Related Entity has

assessed or is assessing all Systems relating to such Related

Entity to determine the extent to which such Systems are Year

2000 Compliant.  The expense of correcting and deploying all of such Systems that are not Year 2000 Compliant and testing such

Systems to confirm that such Systems are Year 2000 Compliant and the consequences of all of such Systems that fail to be Year 2000

Compliant so failing (so far as any Related Entity can foresee)

will not have any Material Adverse Effect.



          7.   AFFIRMATIVE COVENANTS.  During the term of this

Agreement, the Borrower shall do the following unless the prior written consent of the Bank to not doing so shall have been

obtained by the Borrower:



          a.   Good Standing; Qualification.   Cause each of

Related Entity at all times to (i) maintain its corporate,

partnership or other existence in good standing and (ii) remain or become and remain duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is or becomes necessary;



          b.   Compliance.   (i) Cause each of Related Entity at

all times to (A) conduct its business and operations, own and use each of its assets, use each asset leased by it as a lessee, and generate, treat, store, recycle, transport and dispose of all

Hazardous Material in its possession or control, in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law), (B) maintain in full force and effect, preserve and protect each trademark,

service mark, trade name, patent, copyright, license and

franchise, and obtain, make, give or do and maintain in full force and effect each authorization, certification, certificate,

approval, permit and consent from, registration and filing with,

declaration, report and notice to and other act by or relating to any Person, necessary for the conduct of its business or

operations, the ownership or use of any of its assets, the use of any asset leased by it as a lessee or the generation, treatment,

storage, recycling, transportation or disposal of any Hazardous

Material in its possession or control and (C) remain in

compliance in each material respect with (I) each such

authorization, certification, certificate, approval, permit,

consent, franchise and license, (II) each certificate or articles of incorporation or organization, by-laws, operating or

partnership agreement or other charter, organizational or

governing document of it and (III) each agreement and instrument to which it is a party or by which it or any of its assets is bound, (ii) immediately upon acquiring knowledge or reason to know of any notice or allegation that any Related Entity (A) has not complied in any material respect with any applicable Law

(including, but not limited to, any Environmental Law) in the conduct of its business or operations, the ownership or use of any of its assets, the use of any asset leased by it as a lessee or the generation, treatment, storage, recycling, transportation or disposal of any Hazardous Material in its possession or

control, (B) has not maintained in full force and effect,

preserved or protected any such trademark, service mark, trade name, patent, copyright, license or franchise or obtained, made,

given, done or maintained in full force and effect any such

authorization, certification, certificate, approval, permit,

consent, registration, filing, declaration, report, notice or act, (C) has not complied in any material respect with any such license, franchise, authorization, certification, certificate,

approval, permit, consent, certificate or articles of

incorporation or organization, by-laws, operating or partnership agreement, other charter, organizational or governing document,

agreement or instrument or (D) is or may be liable for any cost associated with or damage resulting from any Release, threatened

Release or clean-up of any Hazardous Material, provide to the

Bank a certificate executed by the President or a Vice President of the Borrower and specifying the nature of such notice or

allegation and what action the Borrower has taken, is taking or proposes to take with respect thereto and (iii) immediately upon acquiring knowledge or reason to know of any development with respect to any such notice or allegation theretofore disclosed by the Borrower to the Bank that has or (so far as any Related

Entity can foresee) will or might have any Material Adverse

Effect, provide to the Bank a certificate executed by the

President or a Vice President of the Borrower and specifying the nature of such development and what action the Borrower has

taken, is taking or proposes to take with respect thereto;



          c.   Working Capital.   Assure that the consolidated

net working capital of the Borrower is at least (i) $17,000,000 at all times during the period beginning on the date of this

Agreement and ending on March 30, 1999 and (ii) $18,000,000 at all times thereafter;



          d.   Net Worth.   Assure that the consolidated tangible

net worth of the Borrower is not less than (i) minus $32,000,000 at all times during the period beginning on the date of this

Agreement and ending on March 30, 2000, (ii) minus $27,000,000 at all times during the period beginning on March 31, 2000 and

ending on March 30, 2001 and (iii) minus $21,000,000 at all times thereafter;



          e.   Combined Fixed Charges Coverage.   Assure that (i)

annualized EBITDA for the fiscal quarter of the Borrower ending on July 2, 1999 is at least 110% of the annualized total of (A)

consolidated interest expense of the Borrower for such fiscal quarter, (B) the aggregate scheduled payments of principal for all Related Entities for such fiscal quarter with respect to indebtedness, (C) the aggregate capital expenditures for all

Related Entities for such fiscal quarter, (D) consolidated income and franchise tax expense of the Borrower for such fiscal quarter and (E) the aggregate Distributions for all Related Entities for such fiscal quarter, (ii) annualized EBITDA for the two fiscal quarters of the Borrower ending on October 1, 1999 is at least

110% of the annualized total of such consolidated interest

expense, aggregate scheduled payments of principal, aggregate capital expenditures, consolidated income and franchise tax

expense and aggregate Distributions for such two fiscal quarters,

(iii) annualized EBITDA for the three fiscal quarters of the

Borrower ending on December 31, 1999 is at least 110% of the annualized total of such consolidated interest expense, aggregate scheduled payments of principal, aggregate capital expenditures,

consolidated income and franchise tax expense and aggregate

Distributions for such three fiscal quarters, (iv) for each

period consisting of four fiscal quarters of the Borrower,

beginning with the period consisting of the four such fiscal quarters ending on March 31, 2000 and ending with the period consisting of the four such fiscal quarters ending on

December 29, 2000, EBITDA is at least 120% of the total of such consolidated interest expense, aggregate scheduled payments of principal, aggregate capital expenditures, consolidated income and franchise tax expense and aggregate Distributions for such four fiscal quarters and (v) for each period consisting of four fiscal quarters of the Borrower, beginning with the period

consisting of the four such fiscal quarters ending on March 31,

2001, EBITDA is at least 125% of the total of such consolidated interest expense, aggregate scheduled payments of principal,

aggregate capital expenditures, consolidated income and franchise expense and aggregate Distributions for such four fiscal

quarters;



          f.   Maximum Funded Debt.   Assure that (i) the total

of (A) the aggregate outstanding principal amounts of all

Revolving Loans on July 2, 1999, (B) the outstanding principal amount of Term Loan I on July 2, 1999 and (C) the aggregate

outstanding principal amounts on July 2, 1999 of all other

indebtedness and other obligations arising from the borrowing of any money by any Related Entity or the deferral of the purchase price or capital lease of any asset by any Related Entity does not exceed 650% of (I) annualized EBITDA for the fiscal quarter of the Borrower ending on July 2, 1999 minus (II) consolidated capital expenditures of the Borrower for such fiscal quarter,

(ii) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans on October 1, 1999, (B) the outstanding principal amount of Term Loan I on October 1, 1999 and (C) the aggregate outstanding principal amounts on October 1, 1999 of all other indebtedness and other obligations arising from any such borrowing, deferral of a purchase price or capital lease does not exceed 650% of (I) annualized EBITDA for the two fiscal quarters of the Borrower ending on October 1, 1999 minus (II) consolidated capital expenditures of the Borrower for such two fiscal

quarters, (iii) the total of (A) the aggregate outstanding

principal amounts of all Revolving Loans on December 31, 1999,

(B) the outstanding principal amount of Term Loan I on

December 31, 1999 and (C) the aggregate outstanding principal amounts on December 31, 1999 of all other indebtedness and other obligations arising from any such borrowing, deferral of the purchase price or capital lease does not exceed 650% of (I)

annualized EBITDA for the three fiscal quarters of the Borrower ending on December 31, 1999 minus (II) consolidated capital

expenditures of the Borrower for such three fiscal quarters and

(iv) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans at the end of each period consisting of four fiscal quarters of the Borrower, beginning with the period consisting of the four such fiscal quarters ending on March 31,

2000, (B) the outstanding principal amount of Term Loan I at the end of such period, (C) the outstanding principal amount of Term

Loan II at the end of such period and (D) the aggregate

outstanding principal amounts at the end of such period of all other indebtedness and other obligations arising from any such borrowing, deferral of a purchase price or capital lease does not exceed (I) 550% of (1) EBITDA for such period minus (2)

consolidated capital expenditures of the Borrower for such period if such period ends on March 31, 2000 or (II) 500% of (1) EBITDA for such period minus (2) consolidated capital expenditures of the Borrower for such period if such period ends after March 31,

2000;



          g.   Maximum Senior Funded Debt.   Assure that (i) the

total of (A) the aggregate outstanding principal amounts of all

Revolving Loans on July 2, 1999, (B) the outstanding principal amount of Term Loan I on July 2, 1999 and (C) the aggregate

outstanding principal amounts on July 2, 1999 of all other

indebtedness and other obligations arising from the borrowing of any money by any Related Entity or the deferral of the purchase price or capital lease of any asset by any Related Entity, except for indebtedness and other obligations the payment of which is subordinated to the payment of indebtedness and other obligations to the Bank, does not exceed 350% of (I) annualized EBITDA for the fiscal quarter of the Borrower ending on July 2, 1999 minus

(II) consolidated capital expenditures of the Borrower for such fiscal quarter, (ii) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans on October 1, 1999, (B)

the outstanding principal amount of Term Loan I on October 1,

1999 and (C) the aggregate outstanding principal amounts on

October 1, 1999 of all other indebtedness and other obligations arising from any such borrowing, deferral of a purchase price or capital lease, except for indebtedness and other obligations so subordinated, does not exceed 350% of (I) annualized EBITDA for the two fiscal quarters of the Borrower ending on October 1, 1999 minus (II) such consolidated capital expenditures for such two fiscal quarters, (iii) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans on December 31, 1999,

(B) the outstanding principal amount of Term Loan I on December

31, 1999 and (C) the aggregate outstanding principal amounts on

December 31, 1999 of all other indebtedness and other obligations arising from any such borrowing, deferral of a purchase price or capital lease, except for indebtedness and other obligations so subordinated, does not exceed 350% of (I) annualized EBITDA for the three fiscal quarters of the Borrower ending on December 31,

1999 minus (II) such consolidated capital expenditures for such three fiscal quarters and (iv) the total of (A) the aggregate outstanding principal amounts of all Revolving Loans at the end of each period consisting of four fiscal quarters of the

Borrower, beginning with the period consisting of the four such fiscal quarters ending on March 31, 2000, (B) the outstanding principal amount of Term Loan I at the end of such period, (C)

the outstanding principal amount of Term Loan II at the end of such period and (D) the aggregate outstanding principal amounts at the end of such period of all other indebtedness and other obligations arising from any such borrowing, deferral of a

purchase price or capital lease, except for indebtedness and other obligations so subordinated, does not exceed 300% of (I)

EBITDA for such period minus (II) such consolidated capital

expenditures for such period;



          h.   Accounting; Reserves; Tax Returns.   Cause each

Related Entity at all times to (i) maintain a system of

accounting established and administered in accordance with

generally accepted accounting principles, (ii) establish each reserve it is required by generally accepted accounting

principles to establish and (iii) file each tax return it is required to file;



          i.   Financial and Other Information; Certificates of

No Default.   Provide to the Bank, in form satisfactory to the

Bank, (i) within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, consolidating and consolidated statements of income and cash flows of the Borrower for such fiscal quarter and the period from the beginning of such fiscal year to the end of such fiscal quarter and a consolidating and consolidated balance sheet of the Borrower as of the end of such fiscal quarter, each to be in reasonable detail, to set forth comparative consolidated figures for the corresponding period in the preceding fiscal year of the Borrower and to be certified by the chief financial officer of the Borrower to be correct and complete, to be in accordance with the records of each Related

Entity and to present fairly, subject to normal and nonmaterial year-end adjustments, the results of the operations and cash flows of the Borrower for such fiscal quarter and the period from the beginning of such fiscal year to the end of such fiscal

quarter, and the financial position of the Borrower as of the end of such fiscal quarter, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal quarter of the Borrower, (ii) within 90 days after the end of each fiscal year of the Borrower, consolidating and consolidated statements of income and cash flows of the Borrower for such fiscal year and a consolidating and consolidated balance sheet of the Borrower as of the end of such fiscal year, each to be in reasonable detail,

to set forth comparative consolidated figures for the preceding fiscal year of the Borrower and to be certified by an independent certified public accountant acceptable to the Bank to present fairly the results of the operations and cash flows of the

Borrower for such fiscal year, and the financial position of the

Borrower as of the end of such fiscal year, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the

preceding fiscal year of the Borrower and to have been based upon an audit by such accountant that was made in accordance with generally accepted auditing standards and accordingly included such tests of accounting records and such other accounting

procedures as such accountant deemed necessary in the

circumstances, (iii) together with each statement of income and balance sheet required to be delivered by the Borrower to the

Bank pursuant to clause (i) or (ii) of this Section 7i, a

certificate (A) executed by the President or a Vice President of the Borrower and the chief financial officer of the Borrower, (B)

setting forth whatever computations are required to establish whether the Borrower was in compliance with (I) each of the

covenants contained in Sections 7c, 7d, 7e, 7f and 7g of this

Agreement during the period covered by such statement of income and (II) if the period covered by such statement of income is a fiscal year of the Borrower, each of the covenants contained in

Sections 8e and 8f of this Agreement during such period, (C)

stating that the signers of such certificate have reviewed this

Agreement and have made or have caused to be made under their supervision a review of the business, operations, assets, affairs and condition (financial or other) of each Related Entity during the period beginning on the first date covered by such statement of income and ending on the date of such certificate and (D) if during the period described in clause (iii)(C) of this Section 7i there did not occur or exist and there does not then exist any

Event of Default or Potential Event of Default, so stating or, if during such period any Event of Default or Potential Event of

Default occurred or existed or any Event of Default or Potential

Event of Default then exists, stating the nature thereof, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with

respect thereto, (iv) as soon as available, (A) each financial statement, report, notice and proxy statement sent or made

available by the Borrower to holders of its securities generally and (B) each publicly available periodic or special report,

registration statement, prospectus and other written

communication other than a transmittal letter filed by the

Borrower with and each publicly available written communication received by the Borrower from any securities exchange or the

Securities and Exchange Commission, (v) within 30 days after the end of each calendar quarter, a report concerning the readiness of the Systems of each Related Entity to be Year 2000 Compliant,

(vi) within 30 days after the date of this Agreement, a true and correct copy of each Acquisition Document not heretofore provided to the Bank and (vii) promptly upon the request of the Bank, all additional information relating to any Related Entity or the business, operations, assets, affairs or condition (financial or other) of any Related Entity that is so requested;



          j.   Payment of Certain Indebtedness.   Cause each

Related Entity to pay, before the end of any applicable grace period, each tax, assessment, fee, charge, fine and penalty

imposed by any Governmental Authority upon it or any of its

assets, income and franchises and each claim and demand of any materialman, mechanic, carrier, warehouseman, garageman or

landlord against it; provided, however, that no such tax,

assessment, fee, charge, fine, penalty, claim or demand shall be required to be so paid so long as (i) the validity thereof is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) adequate reserves have been appropriately established therefor, (iii) the execution or other enforcement of any lien resulting therefrom is effectively stayed and (iv) the nonpayment thereof does not have any Material

Adverse Effect;



          k.   Maintenance of Title and Assets; Insurance.

Cause each Related Entity to (i) at all times maintain good and marketable title to each asset it purports to own, (ii) at all times maintain each of its tangible assets in good working order and condition, (iii) at any time and from time to time make each replacement of any of its tangible assets necessary or desirable for the conduct of its business or operations, (iv) at all times keep each of its insurable tangible assets insured with

financially sound and reputable insurance carriers against fire and other hazards to which extended coverage applies in such manner and to the extent that the amount of insurance carried on such asset shall not be less than the greater of (A) the

replacement value of such asset and (B) the percentage of the actual cash value of such asset required by the policy providing such insurance in order that it shall not become its own insurer for any part of an otherwise recoverable loss with respect to such asset and (v) at all times keep adequately insured with financially sound and reputable insurance carriers against

business interruption and liability on account of damage to any

Person or asset or pursuant to any applicable workers'

compensation Law;



          l.   Inspections.   Upon the request of the Bank,

promptly permit each officer, employee, accountant, attorney and other agent of the Bank to (i) visit and inspect each of the premises of each Related Entity, (ii) examine, audit, copy and extract each record of each Related Entity and (iii) discuss the business, operations, assets, affairs and condition (financial or other) of each Related Entity with each responsible officer of each Related Entity and each independent accountant of each

Related Entity;



          m.   Pension Obligations.   (i)  Promptly upon acquir

ing knowledge or reason to know of the occurrence or existence with respect to any Pension Plan of any Prohibited Transaction,

Reportable Event or Accumulated Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue

Service would constitute an Accumulated Funding Deficiency, (B)

after notice, lapse of time or both notice and lapse of time will or might constitute a Reportable Event or (C) constitutes or will or might constitute grounds for the initiation by the Pension

Benefit Guaranty Corporation of any proceeding under ERISA

seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, provide to the Bank a certificate executed by the President or a Vice President of the Borrower and the chief financial officer of the Borrower and specifying the nature of such Prohibited Transaction, Reportable

Event, Accumulated Funding Deficiency, event or condition, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the

Pension Benefit Guaranty Corporation with respect thereto and

(ii) promptly upon acquiring knowledge or reason to know of (A)

the institution by the Pension Benefit Guaranty Corporation or any other Person of any proceeding under ERISA seeking the

termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan or (B) the complete or partial withdrawal or proposed complete or partial withdrawal by any

Related Entity from any Pension Plan, provide to the Bank a

certificate executed by the President or a Vice President of the

Borrower and the chief financial officer of the Borrower and de scribing such proceeding, withdrawal or proposed withdrawal;



          n.   Changes in Management, Ownership and Control.

Promptly upon acquiring knowledge or reason to know of any change in (i) the identity of the Chairman, President or chief executive officer of any Related Entity, (ii) the beneficial ownership of any stock of or other ownership interest in any Related Entity by any Person having Control of any Related Entity or (iii) Control of any Related Entity, provide to the Bank a certificate executed by the President or a Vice President of the Borrower and the

President or a Vice President of the Borrower and specifying such change;



          o.   Judgments.   Promptly upon acquiring knowledge or

reason to know of any judgment, order or award of any

Governmental Authority or arbitrator that (i) is against or

otherwise involves any Related Entity or any asset of any Related

Entity, (ii) has or (so far as any Related Entity can foresee)

will or might have any Material Adverse Effect or (iii) renders invalid any Acquisition Document or Loan Document or any action taken or to be taken pursuant to any Acquisition Document or Loan

Document, provide to the Bank a certificate executed by the

President or a Vice President of the Borrower and specifying the nature of such judgment, order or award and what action the

Borrower has taken, is taking or proposes to take with respect thereto;



          p.   Litigation.   (i) Promptly upon acquiring knowl

edge or reason to know of the commencement or threat of any

claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator that (A) is against or otherwise involves any Related Entity or any asset of any Related Entity and (I) either involves in excess of $250,000 or results in excess of $500,000 in the aggregate for all Related Entities being involved in all claims, audits,

investigations and actions and other legal proceedings by or before any Governmental Authority or before any arbitrator

against or otherwise involving any Related Entity or any asset of any Related Entity or (II) seeks injunctive or similar relief,

(B) has or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect or (C) questions the

validity of any Acquisition Document, Subordinated Debenture

Document or Loan Document or any action taken or to be taken pursuant to any Acquisition Document, Subordinated Debenture

Document or Loan Document, provide to the Bank a certificate executed by the President or a Vice President of the Borrower and

specifying the nature of such claim, audit, investigation or action or other legal proceeding and what action the Borrower has taken, is taking or proposes to take with respect thereto and

(ii) promptly upon acquiring knowledge or reason to know of any development with respect to any claim, audit, investigation or action or other legal proceeding theretofore disclosed by the

Borrower to the Bank that has or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect,

provide to the Bank a certificate executed by the President or a

Vice President of the Borrower and specifying the nature of such development and what action the Borrower has taken, is taking or proposes to take with respect thereto;



          q.   Liens and Encumbrances.   Promptly upon acquiring

knowledge or reason to know that any asset of any Related Entity has or may become subject to any security interest, mortgage or other lien or encumbrance other than Permitted Liens, provide to the Bank a certificate executed by the President or a Vice

President of the Borrower and specifying the nature of such

security interest, mortgage or other lien or encumbrance and what action the Borrower has taken, is taking or proposes to take with respect thereto;



          r.   Defaults and Material Adverse Effects.  Promptly

upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default or Potential Event of

Default or (ii) any event or condition that has or (so far as any

Related Entity can foresee) will or might have any Material

Adverse Effect, provide to the Bank a certificate executed by the

President or a Vice President of the Borrower and the chief

financial officer of the Borrower and specifying the nature of such Event of Default, Potential Event of Default, event or

condition, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto;



          s.   Additional Guaranties, Security Agreements, Patent

Collateral Assignments and Security Agreements, Trademark

Collateral Assignments and Security Agreements and Copyright

Security Agreements.   Cause each Person that becomes a

Subsidiary after the date of this Agreement to execute and

deliver to the Bank, in form and substance satisfactory to the

Bank, (i) a guaranty agreement guaranteeing, without any

limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether then

existing or thereafter arising or accruing, (ii) a security

agreement (A) securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B)

covering all personal property and fixtures of such Person, (iii)

a patent collateral assignment and security agreement (A)

securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering, among other things, all patents, patent registrations and patent

applications of such Person, (iv) a trademark collateral

assignment and security agreement (A) securing, without any

limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering, among other things, all

trademarks, trademark registrations and trademark applications of such Person and (v) a copyright security agreement (A) securing,

without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering, among other things, all copyrights, copyright registrations and copyright applications of such Person;



          t.   Further Actions Concerning Collateral.   Without

limiting any right or remedy of the Bank pursuant to any Loan

Document or otherwise, promptly upon the request of the Bank made after the occurrence or existence of any Event of Default,

execute and deliver or cause to be executed and delivered each writing, and take or cause to be taken each other action, that the Bank shall deem necessary or desirable at the sole option of the Bank, whether in the exercise of any right or remedy of the

Bank pursuant to any Loan Document or otherwise, to perfect or otherwise establish, preserve or protect the priority of any security interest, mortgage or other lien or encumbrance in or on any collateral or other security (including, but not limited to,

any copyright or copyrightable material or any account the

account debtor of which is located outside the United States or is a Governmental Authority) created or imposed pursuant to any

Loan Document;



          u.   Year 2000 Compliance.   In sufficient time before

December 31, 1999 cause each Related Entity to (i) correct and redeploy all Systems relating to such Related Entity that are not

Year 2000 Compliant and (ii) test all Systems relating to such

Related Entity to confirm that such Systems are Year 2000

Compliant; and



          v.   Further Actions.   Promptly upon the request of

the Bank, execute and deliver or cause to be executed and

delivered each writing, and take or cause to be taken each other action, that the Bank shall deem necessary or desirable at the sole option of the Bank in connection with any transaction

contemplated by any Loan Document.



          8.   NEGATIVE COVENANTS.  During the term of this

Agreement, the Borrower shall not, without the prior written consent of the Bank, do, attempt to do or agree or otherwise incur, assume or have any obligation to do, and the Borrower shall assure that, without the prior written consent of the Bank,

no Related Entity does, attempts to do or agrees or otherwise incurs, assumes or has any obligation to do, any of the

following:



          a.   Fiscal Year.   Change its fiscal year;



          b.   Certain Indebtedness.   (i) Create, incur, assume

or have any indebtedness or other obligation (A) arising from the borrowing of any money or the deferral of the payment of the purchase price of any asset or (B) pursuant to any guaranty or other contingent obligation (including, but not limited to, any obligation to (I) maintain the net worth of any other Person,

(II) purchase or otherwise acquire or assume any indebtedness or other obligation or (III) provide funds for or otherwise assure the payment of any indebtedness or other obligation, whether by means of any investment, by means of any purchase, sale or other acquisition or disposition of any asset or service or otherwise),

except for indebtedness and other obligations (1) to the Bank,

(2) to the Seller pursuant to any Acquisition Document, (3)

pursuant to any Subordinated Debenture Document, (4) constituting unsecured normal trade debt incurred upon customary terms in the ordinary course of its business, (5) arising from the endorsement in the ordinary course of its business of any check or other negotiable instrument for deposit or collection, (6) the total of which does not at any time exceed $500,000 in the aggregate for all Related Entities or (7) fully and accurately described under the heading  "Permitted Indebtedness" in Exhibit A attached to and made a part of this Agreement, or (ii) prepay, redeem or repurchase any such indebtedness or other obligation (A) to the

Seller pursuant to any Acquisition Document or (B) pursuant to any Subordinated Debenture Document;



          c.   Pension Obligations.   (i)  Engage in any Prohibit

ed Transaction with respect to any Pension Plan, (ii) permit to occur or exist with respect to any Pension Plan any Accumulated

Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an

Accumulated Funding Deficiency or (B) constitutes or will or might constitute grounds for the institution by the Pension

Benefit Guaranty Corporation of any proceeding under ERISA

seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, (iii) make any complete or partial withdrawal from any Pension Plan, (iv) fail to make to any Pension Plan any contribution that it is required to make, whether to meet any minimum funding standard under ERISA or any requirement of such Pension Plan or otherwise, or (v)

terminate any Pension Plan in any manner, or otherwise take or omit to take any action with respect to any Pension Plan, that would or might result in the imposition of any lien upon any asset of any Related Entity pursuant to ERISA;



          d.   Liens and Encumbrances.   Cause or permit, whether

upon the happening of any contingency or otherwise, any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except for Permitted Liens;



          e.   Capital Expenditures.   Make (whether by means of

any purchase or other acquisition of any asset, by means of any capital lease or otherwise) capital expenditures exceeding (i)

$2,400,000 in the aggregate for all Related Entities during the fiscal year of the Borrower ending on March 31, 1999 or (ii)

$3,750,000 in the aggregate for all Related Entities during any fiscal year of the Borrower ending after March 31, 1999;



          f.   Operating Leases.   Create, incur, assume or have

any indebtedness or other obligation for fixed payments not fully reimbursable by the United States government (whether rentals,

taxes, premiums for insurance or otherwise) pursuant to any

operating lease (whether as a lessee or otherwise) exceeding

$5,500,000 in the aggregate for all Related Entities during any fiscal year of the Borrower;



          g.   Investments.   Make any investment (whether by

means of any purchase or other acquisition of any security or interest, by means of any capital contribution or otherwise) in any Person, except for (i) Permitted Investments and (ii) the transfer by the Borrower to Comptek-Amherst as a capital

contribution thereto assets acquired from the Seller in the

Acquisition and assets of the Advanced Systems Division of the

Borrower;



          h.   Loans.   (i) Make any loan, advance or other

extension of credit, except for Permitted Loans, or (ii) forgive any indebtedness or other obligation arising from any loan,

advance or other extension of credit made by it;



          i.   Transactions with Affiliates.   In the ordinary

course of its business or otherwise, enter into, assume or permit to exist any agreement, arrangement, transaction or other dealing

(including, but not limited to, the purchase, sale, lease,

exchange or other acquisition or disposition of any asset and the rendering of any service) between it and any Affiliate or

otherwise deal with any Affiliate, except for (i) reasonable compensation for services actually performed, (ii) advances made in the ordinary course of its business to any Affiliate who is one of its officers and employees for out-of-pocket expenses incurred by such Affiliate on its behalf in the conduct of its business or operations, (iii) agreements, arrangements,

transactions and other dealings in the ordinary course of its business upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's-length agreement,

arrangement, transaction or other dealing with a Person who or that is not an Affiliate and (iv) agreements, arrangements,

transactions and other dealings fully and accurately described under the heading "Permitted Affiliate Transactions" in Exhibit A attached to and made a part of this Agreement;



          j.   Distributions.   Declare, pay or make any

Distribution, except for (i) dividends payable solely in any of its stock and (ii) cash dividends paid to the Borrower, Comptek

Federal, PRB or Comptek-Amherst by any Subsidiary (A) all of the

outstanding shares of stock of which other than shares required by any applicable Law to enable any individual to serve as a director of such Subsidiary or (B) all ownership interests in which are owned by the Borrower, Comptek Federal, PRB or

Comptek-Amherst at the time of such payment;



          k.   Corporate and Other Changes.   (i)  Assign, sell,

lease as a lessor or otherwise transfer or dispose of all or substantially all of its assets, (ii) dissolve or participate in any merger, consolidation or other absorption, (iii) acquire all or substantially all of the assets of any other Person, (iv) do business under or otherwise use any name other than its true name and names listed under the heading "Fictitious Names" in Exhibit

A attached to and made a part of this Agreement or (v) make any change in its corporate or other business structure, any of its business objectives and purposes or its business or operations that would or might have any Material Adverse Effect;



          l.   Sale of Receivables.  Assign, sell or otherwise

transfer or dispose of any of its notes receivable, accounts receivable and chattel paper, whether with or without recourse;



          m.   Stock of or Ownership Interest in Subsidiary.

Issue or sell any stock of or other ownership interest in any

Subsidiary, except (i) to the minimum extent required by any applicable Law to enable any individual to serve as a director of such Subsidiary, (ii) as a Distribution to the shareholders of or holders of other ownership interests in such Subsidiary and (iii)

to any Related Entity; or



          n.   Full Disclosure.   Provide to the Bank or permit

to be provided to the Bank on its behalf any certificate,

financial statement or other writing that contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any materi al respect.



          9.   INDEBTEDNESS IMMEDIATELY DUE.  Upon or at any time

or from time to time after the occurrence or existence of any

Event of Default other than, with respect to the Borrower, an

Event of Default described in clause (iv) of Section 1p of this

Agreement, the aggregate outstanding principal amounts of all

Loans, all interest payable pursuant to this Agreement and

remaining unpaid and all other amounts payable by the Borrower to the Bank pursuant to this Agreement and remaining unpaid shall,

at the sole option of the Bank and without any notice, demand,

presentment or protest of any kind (each of which is knowingly,

voluntarily, intentionally and irrevocably waived by the

Borrower), become immediately due.  Upon the occurrence or

existence of, with respect to the Borrower, any Event of Default described in such clause (iv), such aggregate outstanding

principal amounts, all such interest and all such other amounts shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become

immediately due.  Upon such aggregate outstanding principal

amounts, all such interest and all such other amounts becoming immediately due, any obligation of the Bank to make any

additional Loan shall terminate.



          10.  EXPENSES; INDEMNIFICATION.



          a.   Loan Document Expenses.   The Borrower shall pay

to the Bank on demand made by the Bank each cost and expense

(including, but not limited to, (i) the reasonable fees of

counsel to the Bank for time actually expended or to be expended but not in excess of $30,000 other than with respect to, as

determined by the Bank, special issues relating to the perfection of security interests in collateral, (ii) the disbursements of counsel to the Bank and (iii) each documentary stamp or other excise or property tax, assessment, fee and charge) incurred by the Bank in connection with (i) the preparation of, entry into or performance of any Loan Document, whether or not any Loan is made, or (ii) any modification of or release, consent or waiver relating to any Loan Document, whether or not such modification,

release, consent or waiver becomes effective.



          b.   Collection Expenses.   The Borrower shall pay to

the Bank on demand made by the Bank each cost and expense

(including, but not limited to, the reasonable fees and

disbursements of counsel to the Bank, whether retained for

advice, litigation or any other purpose) incurred by the Bank in endeavoring to (i) collect any of the outstanding principal

amount of any Loan, any interest payable pursuant to this

Agreement and remaining unpaid or any other amount payable by the

Borrower to the Bank pursuant to this Agreement and remaining unpaid, (ii) preserve or exercise any right or remedy of the Bank relating to, enforce or realize upon any collateral,

subordination, guaranty, endorsement or other security or

assurance of payment, whether now existing or hereafter arising,

that now or hereafter directly or indirectly secures the

repayment or payment of or is otherwise now or hereafter directly or indirectly applicable to any of such outstanding principal amount, any such interest or any such other amount, (iii)

preserve or exercise any right or remedy of the Bank pursuant to any Loan Document or (iv) defend against any claim, regardless of the basis or outcome thereof, asserted against the Bank as a direct or indirect result of the entry into any Loan Document,

except for any claim for any tax imposed by any Governmental

Authority upon any income of the Bank or any interest or penalty relating to any such tax.



          c.   Expenses Due to Law Changes.   The Borrower shall

pay to the Bank on demand made by the Bank each amount necessary to compensate the Bank for any liability, cost or expense that is a direct or indirect result of (i) any increase in the amount of capital required or expected to be maintained by the Bank or any bank holding company of the Bank with respect to any Loan or the obligation of the Bank to make any Loan that is due to (A) after the date of this Agreement, the enactment or issuance of or any change in any Law relating to capital adequacy of banks and

banking holding companies or (B) the compliance by the Bank or such bank holding company with any request or direction relating to such capital made or issued by any Governmental Authority after the date of this Agreement or (ii) any imposition or

application of or increase in any reserve or similar requirement applicable to assets or liabilities of, deposits with or credit extended by the Bank, or for the account of the Bank, that

increases the cost to the Bank of making, funding or maintaining any Loan and is due to, after the date of this Agreement, the enactment or issuance of or any change in any Law, except for any reserve or similar requirement reflected in the rate of interest charged on any Libor Rate Portion.  The determination by the Bank of the amount necessary to compensate the Bank for any such

liability, cost or expense shall, in the absence of manifest error, be conclusive and binding upon the Borrower.



          d.   Libor Expenses.   The Borrower shall pay to the

Bank upon demand made by the Bank each amount necessary to

compensate the Bank for any liability, cost or expense that is a direct or indirect result of, whether by reason of any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, by reason of the fixing of the rate of interest payable with respect to any Libor

Rate Portion or otherwise, (a) any attempt by the Borrower to revoke any Libor Rate Election or repay in full or part any Libor

Rate Portion during any Libor Rate Period for such Libor Rate

Portion, (b) any failure by the Borrower to fulfill by the date that any Revolving Loan the request for which is combined with a

Libor Rate Election is to be made by the Bank any condition upon which the making of such Loan is conditioned or (c) the maturity,

whether by acceleration or otherwise, of the aggregate

outstanding principal amounts of all Loans.  The determination by the Bank of the amount necessary to compensate the Bank for any such liability, cost or expense shall, in the absence of manifest error, be conclusive and binding upon the Borrower.



          e.   Environmental Indemnification.   The Borrower

shall indemnify the Bank and each officer, employee, accountant,

attorney and other agent of the Bank on demand made by the Bank against each liability, cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Bank or such officer, employee, accountant, attorney or other agent, whether retained for advice, litigation or any other

purpose, and all costs of any investigation, monitoring, removal,

remediation or restoration) imposed on, incurred by or asserted against the Bank or such officer, employee, accountant, attorney or other agent as a direct or indirect result of (i) any Release or threatened Release of any Hazardous Material at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity, (ii) any active or abandoned

underground storage tank at, in, on or under any such property,

(iii) any polychlorinated biphenyl or friable asbestos at, in, on or under any such property, (iv) the existence of any condition at, in, on or under any such property that gives or might give rise to any liability pursuant to any Environmental Law or

(v) any Related Entity transporting or arranging for the

transportation of any Hazardous Material to or from any property.



          11.  NOTICES.  Each notice and other communication by

the Bank to the Borrower, or by the Borrower to the Bank,

relating to this Agreement (a) shall be given in writing

(including, but not limited to, facsimile), (b) if given by

facsimile, shall be directed to the intended recipient thereof at the last telephone number for receipt of facsimiles by such

intended recipient shown in the following sentence or at such other telephone number for receipt of facsimiles by such intended recipient as may at any time or from time to time be specified in any notice given by such intended recipient to the giver of such notice as provided in this sentence, (c) if given otherwise,

shall be directed to such intended recipient at the address of such intended recipient shown in the following sentence or at such other address as may at any time or from time to time be specified in any notice given by such intended recipient to the giver of such notice as provided in this sentence and (d) if sent by mail or overnight courier service, shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received by such intended recipient upon the earlier of (i) the actual receipt thereof or (ii) three days after being so deposited or accepted.

Each such notice and other communication shall (a) if to the

Bank, be directed to (i) if given by facsimile, Manufacturers and

Traders Trust Company, Attention: Western New York Commercial

Banking Department, at 716-848-7318 or (ii) if given otherwise,

Manufacturers and Traders Trust Company, One Fountain Plaza,

Buffalo, New York 14240, Attention: Western New York Commercial

Banking Department, or (b) if to the Borrower, be directed to (i)

if given by facsimile, Comptek Research, Inc., Attention:

Christopher A. Head, General Counsel, at 716-677-0014 or (ii) if

given otherwise, Comptek Research, Inc., 2732 Transit Road,

Buffalo, New York 14224, Attention: Christopher A. Head, General

Counsel.



          12.  MISCELLANEOUS.



          a.   Term; Survival.   The term of this Agreement shall

be the period beginning on the date of this Agreement and ending on the later of (i) the Revolving Loan Maturity Date or (ii) the date the principal amount of each Loan, all interest payable pursuant to this Agreement and all other amounts payable by the

Borrower to the Bank pursuant to this Agreement have been fully and indefeasibly repaid, paid or otherwise discharged.  The

obligation of the Borrower to pay liabilities, costs and expenses described in Section 10 of this Agreement shall survive beyond the term of this Agreement.



          b.   Survival; Reliance.   Each representation,

warranty, covenant and agreement of the Borrower contained in this Agreement shall survive the making of each Loan and the execution and delivery to the Bank of each Loan Document and shall continue in full force and effect during the term of this

Agreement. Each such representation, warranty, covenant and

agreement shall be presumed to have been relied upon by the Bank regardless of any investigation made or not made, or any

information possessed or not possessed, by the Bank.



          c.   Right of Setoff.   Upon and at any time and from

time to time after any occurrence or existence of any Event of

Default, except to the extent prohibited by any applicable Law,

(i) the Bank shall have the right, at the sole option of the Bank and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on, and set off against the aggregate outstanding principal amounts of all Loans,

all interest payable pursuant to this Agreement and remaining unpaid and all other amounts payable by the Borrower to the Bank pursuant to this Agreement and remaining unpaid, each

indebtedness and other obligation of the Bank in any capacity to,

in any capacity and whether alone or otherwise, the Borrower,

whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or

otherwise, and (ii) each holder of any participation in any

unpaid indebtedness of the Borrower to the Bank pursuant to this

Agreement shall have the right, at the sole option of such holder and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on, and set off against such unpaid indebtedness, to the extent of such holder's participation in such unpaid indebtedness, each indebtedness and other obligation of such holder in any capacity to, in any

capacity and whether alone or otherwise, the Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or

otherwise.  Such setoff shall become effective at the time the

Bank or such holder opts therefor even though evidence thereof is not entered on the records of the Bank or such holder until

later.



          d.   Assignment or Grant of Participation.   The Bank

shall have the right to assign or otherwise transfer or grant any participation in this Agreement, any indebtedness or other

obligation of the Borrower pursuant to this Agreement or any right or remedy of the Bank pursuant to this Agreement.  The

Borrower shall not assign or otherwise transfer any right or indebtedness or other obligation of the Borrower pursuant to this

Agreement without the prior written consent of the Bank, and any such assignment or other transfer without such prior written consent shall be void.  No consent by the Bank to any such

assignment or other transfer shall release the Borrower from any such indebtedness or other obligation.



          e.   Binding Effect.   This Agreement shall be binding

upon the Borrower and each direct or indirect successor and

assignee of the Borrower and shall inure to the benefit of and be enforceable by the Bank and each direct or indirect successor and assignee of the Bank.



          f.   Entire Agreement, Modifications and Waivers.

This Agreement contains the entire agreement between the Bank and the Borrower with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in,

and each oral or written agreement and representation heretofore made, by or on behalf of the Bank or the Borrower with respect thereto.  No action heretofore or hereafter taken or not taken,

no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation

hereafter made, by or on behalf of the Bank or the Borrower shall modify or terminate this Agreement, impair or otherwise adversely affect any indebtedness or other obligation of the Bank or the

Borrower pursuant to this Agreement or any right or remedy of the

Bank or the Borrower pursuant to this Agreement or arising as a result of this Agreement or operate as a waiver of any such right or remedy.  No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing duly executed by the Bank and the Borrower and specifically

referring to such modification or waiver.



          g.   Rights and Remedies Cumulative.   All rights and

remedies of the Bank or the Borrower pursuant to this Agreement or arising as a result of this Agreement shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.  For example, all rights and remedies of the

Bank pursuant to Section 9 of this Agreement shall be in addition to all other rights and remedies of the Bank, whether pursuant to any Loan Document or applicable law.



          h.   Requests.   Each request of the Bank pursuant to

this Agreement may be made (i) at any time and from time to time,

(ii) at the sole option of the Bank and (iii) whether or not any

Event of Default or Potential Event of Default has occurred or existed.



          i.   Extent of Consents and Waivers.   Each consent and

waiver of the Bank or the Borrower contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.



          j.   Directly or Indirectly.   Any provision of this

Agreement that prohibits or has the effect of prohibiting any

Related Entity from taking any action shall be construed to

prohibit it from taking such action directly or indirectly.



          k.   Accounting Terms and Computations.   Each

accounting term used in this Agreement shall be construed as of any time in accordance with generally accepted accounting

principles as in effect at such time.  Each accounting

computation that this Agreement requires to be made as of any time shall be made in accordance with such principles as in

effect at such time, except where such principles are

incompatible with any requirement of this Agreement.



          l.   Reference to Law.   Any reference in this

Agreement to any Law shall be deemed to be as of any time a

reference to such Law as in effect at such time or, if such Law is not in effect at such time, a reference to any similar Law in effect at such time.



          m.   Reference to Governmental Authority.   Any

reference in this Agreement to any Governmental Authority shall be deemed to be as of any time after such Governmental Authority ceases to exist a reference to the successor of such Governmental

Authority at such time.



          n.   Severability.   Whenever possible, each provision

of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified,

it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.



          o.   Governing Law.   This Agreement shall be governed

by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to

principles of conflict of laws.



          p.   Headings.   In this Agreement, headings of

sections are for convenience of reference only and have no

substantive effect.



          13.  CONSENTS AND WAIVERS RELATING TO LEGAL

PROCEEDINGS.



          a.   JURISDICTIONAL CONSENTS AND WAIVERS.   THE

BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY

(i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED

BY THE BANK IN CONNECTION WITH ANY LOAN, ANY LOAN DOCUMENT OR ANY

COLLATERAL, SUBORDINATION, GUARANTY, ENDORSEMENT OR OTHER

SECURITY OR ASSURANCE OF PAYMENT, WHETHER NOW EXISTING OR

HEREAFTER ARISING, THAT NOW OR HEREAFTER DIRECTLY OR INDIRECTLY

SECURES THE REPAYMENT OR PAYMENT OF OR IS OTHERWISE NOW OR

HEREAFTER DIRECTLY OR INDIRECTLY APPLICABLE TO ANY OF THE

PRINCIPAL AMOUNT OF ANY LOAN, ANY INTEREST PAYABLE PURSUANT TO

THIS AGREEMENT OR ANY OTHER AMOUNT PAYABLE BY THE BORROWER TO THE

BANK PURSUANT TO THIS AGREEMENT TO THE PERSONAL JURISDICTION OF

ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW

YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW

YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY

SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL

SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL

PROCEEDING, (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN

EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL

DIRECTED TO THE BORROWER AT THE LAST ADDRESS OF THE BORROWER

SHOWN IN THE RECORDS RELATING TO THIS AGREEMENT MAINTAINED BY THE

BANK, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE

DAYS AFTER THE MAILING THEREOF, AND (v) CONSENTS TO EACH FINAL

JUDGMENT THAT IS OBTAINED AS A DIRECT OR INDIRECT RESULT OF ANY

SUCH ACTION OR OTHER LEGAL PROCEEDING BEING SUED UPON IN ANY

COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN

THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY

SUCH COURT.



          b.   WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN

DAMAGES.   EACH OF THE BANK AND THE BORROWER KNOWINGLY,

VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT IT

MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO

ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO,

PUNITIVE DAMAGES) IN ADDITION TO ACTUAL AND CONSEQUENTIAL DAMAGES

IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY

CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, IN

CONNECTION WITH (i) ANY LOAN, ANY LOAN DOCUMENT OR ANY

COLLATERAL, SUBORDINATION, GUARANTY, ENDORSEMENT OR OTHER

SECURITY OR ASSURANCE OF PAYMENT, WHETHER NOW EXISTING OR

HEREAFTER ARISING, THAT NOW OR HEREAFTER DIRECTLY OR INDIRECTLY

SECURES THE REPAYMENT OR PAYMENT OF OR IS OTHERWISE NOW OR HEREAF

TER DIRECTLY OR INDIRECTLY APPLICABLE TO ANY OF THE PRINCIPAL

AMOUNT OF ANY LOAN, ANY INTEREST PAYABLE PURSUANT TO THIS

AGREEMENT OR ANY OTHER AMOUNT PAYABLE BY THE BORROWER TO THE BANK

PURSUANT TO THIS AGREEMENT OR (ii) ANY ACTION HERETOFORE OR

HEREAFTER TAKEN OR NOT TAKEN, ANY COURSE OF CONDUCT HERETOFORE OR

HEREAFTER PURSUED, ACCEPTED OR ACQUIESCED IN, OR ANY ORAL OR

WRITTEN AGREEMENT OR REPRESENTATION HERETOFORE OR HEREAFTER MADE,

BY OR ON BEHALF OF THE OTHER IN CONNECTION WITH ANY LOAN, ANY

LOAN DOCUMENT OR ANY SUCH COLLATERAL, SUBORDINATION, GUARANTY,

ENDORSEMENT OR OTHER SECURITY OR ASSURANCE OF PAYMENT.  THIS

SECTION 13b IS A MATERIAL INDUCEMENT FOR EACH OF THE BANK AND THE

BORROWER IN CONNECTION WITH ITS ENTRY INTO THIS AGREEMENT.



          The Bank and the Borrower have caused this Agreement to

be duly executed on the date shown at the beginning of this Agree ment.



                    MANUFACTURERS AND TRADERS TRUST COMPANY



By___________________________________________________
                         Mark E. Hoffman
                         Vice President


                    COMPTEK RESEARCH, INC.



By___________________________________________________
                         John J. Sciuto
                         Chairman, President and Chief Executive
Officer

BFLODOCS:192106_6 (448@03)

                         ACKNOWLEDGMENTS


STATE OF NEW YORK   )
                    :  SS.
COUNTY OF ERIE      )


          On the ______ day of March in the year 1999, before me

personally came Mark E. Hoffman, to me known, who, being by me duly sworn, did depose and say that he resides at 120 Dorset

Drive, Tonawanda, New York 14223; that he is a Vice President of

Manufacturers and Traders Trust Company, the corporation

described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.




__________________________________________
                              Notary Public





STATE OF NEW YORK   )
                    :  SS.
COUNTY OF ERIE      )


          On the 24th day of March in the year 1999, before me

personally came John J. Sciuto, to me known, who, being by me duly sworn, did depose and say that he resides at 6392 Black

Walnut Court, East Amherst, New York 14051; that he is the

Chairman, President and Chief Executive Officer of Comptek

Research, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.


          /s/Susan C. Wiktorowski

          Notary Public

                          EXHIBIT A



                          EXHIBIT B


                      ________________



Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York 14240

Ladies and Gentlemen:

          We refer to a Corporate Revolving and Term Loan
Agreement, dated March ___, 1999, between you and us (the
"Loan Agreement").  In this letter, the term "Revolving Loan
Maturity Date" has the meaning given it in the Loan
Agreement.

          Pursuant to Section 2k of the Loan Agreement, we are requesting that the Revolving Loan Maturity Date be extended from January 31, ___ to January 31, ___. We acknowledge that, if prior to the Revolving Loan Maturity Date you execute and deliver to us this letter, the Revolving Loan Maturity Date shall automatically be extended to January 31, ___ and that, if you do not so execute and deliver this letter, the Revolving Loan Maturity Date shall remain January 31, ___.

                              Very truly yours,

                         COMPTEK RESEARCH, INC.


                         By
_______________________________________
                                                  Title


Accepted and agreed to this
_____ day of ________________.

MANUFACTURERS AND TRADERS TRUST COMPANY


By________________________________________________
                                   Title


                        EXHIBIT 10.6
                                              Exhibit 8.2(c)

                       LEASE AGREEMENT


LESSOR:                            LESSEE:

Southern Maryland Property                   PRB Associates,
Inc.
Management Associates

52-1289011                              52-1097906


THIS LEASE, made effective as of May 1, 1998, by and between Southern Maryland Property Management Associates, hereinafter called "SMPMA" or "Landlord", and PRB Associates, Inc., hereinafter called "PRB" or "Tenant",

Witnesseth:

                              I

SMPMA hereby leases to PRB its facilities located at 43865 Airport View Drive, Hollywood, MD 20636. These facilities and this lease comprise two physical structures containing 75,510 +/- square feet and adjoining parking lots and all reasonable rights for ingress and egress. It is expressly agreed by the parties hereto that the leased property shall be used only as an office building and general purpose computer laboratory facility.

                             II



The term of this lease is for a period of three years, from May 1, 1998 to April 30, 2001. This lease is hereby declared as subject to a financing document executed in connection with a commercial loan issued by Nations Bank, NA to SMPMA in order to finance the costs of the acquisition of the real and personal property leased hereunder. This lease replaces the lease dated March 1, 1997 which is hereby terminated effective as of May 1, 1998.

                             III


PRB shall pay to SMPMA, at the address specified herein or furnished pursuant hereto, during the lease term, a "triple net" annual rental of $1,200,609.00 (hereinafter called net rent) in equal monthly installments of $100,050.75. Rent shall be prorated for any partial months during the term of the lease.





All rent payments are to be made by PRB to SMPMA at the address contained herein or provided pursuant hereto, and are due and payable on the first day of each month for which said rent applies.

                             IV

It is the intention of the parties that the rent herein specified shall be net to SMPMA in each year during the term of this lease, that all costs, expenses and obligations of every kind relating to the leased property including, but not limited to, real estate and personal property taxes and grounds maintenance of the access drive and areas adjacent to the subject building, and maintenance of the facility and systems, except as provided in Article XII below or as otherwise specifically provided in this lease shall be paid by PRB, and that SMPMA shall be indemnified by PRB against such cost, expenses and obligations. The net rent shall be paid to SMPMA without notice or demand and without abatement, deduction or setoff except as otherwise specifically provided in this lease. PRB is not obligated to make any mortgage or loan payments incurred by SMPMA.

                              V

From the date hereof until the termination of this lease, PRB shall keep the leased premises and property insured, at its sole expense, against claims for personal injury or property damage under a policy of general public liability insurance with limits of at least $1,000,000/1,000,000 for bodily injury and $250,000 for property damage. Such policies shall name PRB, SMPMA, and Nations Bank, N.A. as the insureds. Prior to occupancy, PRB shall deliver to SMPMA, and Nations Bank binders of properly endorsed policies certifying that such insurance is in full force and effect.

From the date hereof until the termination hereof PRB shall keep the building and the building service equipment covered, at its sole expense, by fire and extended coverage insurance in an amount equal to 100% of the full replacement cost of the building and the building service equipment. Any policy providing such coverage shall contain the so-called special coverage all risk endorsement and the full replacement cost endorsement.

All  insurance  required to be maintained by  PRB  shall  be
effected  by  valid  and  enforceable  policies  issued   by
insurers of recognized responsibility satisfactory to SMPMA.

All policies of insurance shall name PRB, SMPMA, and Nations Bank, N.A. as the insured as their respective interests may appear. If SMPMA so requires, the policies of insurance shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgage clause. All such policies shall, to the extent obtainable, provide that any loss shall be payable to SMPMA or to the holder of any mortgage notwithstanding any act or negligence of PRB which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable contain an agreement by the insurers that such policies shall not be canceled without at least thirty days' prior written notice to SMPMA and to the holder of any mortgage to whom loss hereunder may be payable.

                             VI

Subject to the terms of Article XII below, PRB shall, at all times during the term, and at its own expense, make all necessary repairs and replacements to the leased property and to the pipes, heating system, plumbing system, structural integrity, window glass, fixtures, and all other appliances and appurtenances belonging thereto, all equipment used in connection with the leased property, and the sidewalks, curbs, parking areas and driveway adjoining or appurtenant to the leased property. Such repairs and replacements shall be of good quality and class. On default of PRB in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense thereof shall constitute and be collectable as additional rent.

                             VII

The Landlord shall not be liable for injury or damage to persons or property occurring within the leased property, unless caused by or resulting from the affirmative and willful negligence of the Landlord or any of the Landlord's agents, servants, or employees in the operation or maintenance of the leased property or the building containing the leased property.

Except where caused by the Landlord's affirmative and willful act of negligence, the Landlord shall not be liable for any failure or water supply, gas, or electric current; or for any injury or damage to person or property caused by gasoline, oil, steam, gas, or electricity, or hurricane, tornado, flood, wind, or similar storms or disturbances, or water, rain, or snow which may leak or flow from the street, sewer, gas mains, or any subsurface area or from any part of the building or buildings; or for any interference with light or air.

                            VIII

If Tenant defaults in any condition or covenant of this Lease or in performing the same and fails to correct such default within ten (10) days of written notice thereof from Landlord, the Landlord may at its option terminate this Lease, provided if such default, other than a default in payment of rent, cannot be rectified within said ten (10) day notice period, Tenant shall be deemed to have complied if Tenant shall have commenced to correct such default during such notice period and shall diligently complete such correction until compliance is had.

In the event of a default in the payment of rent or any installment thereof for ten (10) days after the same is due, Landlord may at its option without notice of any kind terminate this lease or avail itself of the right to re-enter and take possession of the premises by force or otherwise or by any process of law or equity, all notice (including notice to quit) being hereby waived by Tenant and in the event of such a reentry Landlord may re-let the premises and the rent obtained from such re-letting shall be deemed the reasonable rental value hereof and the Tenant hereunder shall remain liable to Landlord for any deficiency in the rent herein reserved for the remainder of the term. Additionally, in the event of a default hereunder which is not cured within 10 days after notice to Tenant, the Landlord may accelerate the due dates of all rental payments due from the Tenant to the Landlord under this Lease by requiring the payments of all such sums by the Tenant to the Landlord. All amounts of rent required to be paid by the Tenant to the Landlord under the Lease shall be immediately due and payable on the date specified in the Landlord's notice.

Should a receiver or receivers be appointed or should a Trustee in Bankruptcy be appointed for the assets of the Tenant, or should the Tenant make an assignment for the benefit of his creditors, then this Lease should not be construed as an asset in the hands of such receiver, receivers, trustee or assignee, but the Landlord shall be entitled to re-enter and take possession and cancel and annul this Lease at its option. Tenant shall be liable for any attorney's fees incurred by Landlord in pursuing its rights under this lease after a default by Tenant.

                             IX

The Tenant shall not have the privilege or right of assigning or transferring this Lease, or subleasing any portion or portions of the premises, without first obtaining the prior written consent of the Landlord.

                              X

Tenant agrees that if such property is sold or disposed of in any manner whatsoever, including a sale at foreclosure, that Tenant shall continue to be bound to the successor owners under the same terms and conditions as set forth above and will attorn to and acknowledge the purchaser as Landlord under this Lease, unless the holder of the Deed of Trust shall, at or prior to the sale or within 60 days thereafter, notify the Tenant in writing to vacate and surrender the leased premises within 90 days from the date of sale, then and in the event of such notice, this Lease shall terminate and expire at the end of such 90 day period.

                             XI

This lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, or discharge it in whole or in part, unless such executory agreement is in writing and signed by both parties.
                             XII



Capital expenditures incurred to repair (if the same is deemed a capital expenditure under applicable Federal income tax regulations) (the "Regulations") or replace existing equipment, machinery or structures shall be amortized using the straight line method over the useful life of the repair or replacement as determined by the Regulations, with rent due under this lease to cover only the percentage of the capital expenditures which is equal to the percentage of the useful life of the repair or replacement which will occur during the term of this lease. Tenant will not incur any capital expenditures for which Landlord would have any liability under the terms of this Article XII without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing terms of this Article XII, Landlord shall not be obligated to make any contribution for a repair or replacement required due to the negligence of the Tenant (including failure to properly service or maintain equipment or machinery) or which is covered by insurance which Tenant is obligated to maintain under this lease.


WITNESS:                      SOUTHERN MARYLAND PROPERTY,
                                MANAGEMENT ASSOCIATES



/s/Christine M. Magee         By/s/Richard A. Bos
                              (SEAL)
                              Richard A. Bos, General
                              Partner



/s/Christine M. Magee         By/s/Daniel T. Doherty
                              (SEAL)
                              Daniel T. Doherty, Genera'.



/s/Christine M. Magee         By/s/Allan D. Crane
                              (SEAL)
                              Allan D. Crane, General
                              Partner



/s/Christine M. Magee         By/s/James N. Agamaite
                              (SEAL)
                              James N. Agamaite, General
                              Partner



/s/Christine M. Magee         By/s/Lawrence M. Schadegg
                              (SEAL)
                              Lawrence M. Schadegg, General
                              Partner



WITNESS:                      PRB ASSOCIATES, INC.




/s/Christine M. Magee         By/s/Lawrence M. Schadegg
                              (SEAL)


               CHARLES E. AND NANCY L. DOWDELL
                        As Sublessor



                     and



                    AMHERST SYSTEMS INC.
                        As Sublessee







                    AMENDED AND RESTATED
                     SUBLEASE AGREEMENT






                  Dated as of May 31, 1995



        Town of Amherst Industrial Development Agency
            Industrial Development Revenue Bonds
             (1995 Amherst Systems Inc. Project)

                       AMENDED AND RESTATED
                       SUBLEASE AGREEMENT


     THIS AMENDED AND RESTATED SUBLEASE AGREEMENT (the "Sublease Agreement") made and entered into as of June 1, 1995 by and between CHARLES E. DOWDELL AND NANCY L. DOWDELL (collectively, the "Sublessor"), individuals residing at 300 Clearfield Drive, Williamsville, New York 14221, party of the first part, and AMHERST SYSTEMS INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Sublessee"), having its principal office at 30 Wilson Road, Amherst, New York 14225, party of the second part:



                        WITNESSETH:


     WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act") authorizes and provides for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial or


                                -3-

industrial purposes or other economically sound purposes identified and called for to implement a state designated urban cultural park management plan as provided in title G of the parks, recreation and historic preservation law and which may include or mean an industrial pollution control facility, a recreation facility, educational or cultural Facility, a horse racing facility or a railroad facility, to the end that such agencies may be able to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living; and



    WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act the Town of Amherst Industrial Development Agency (the "Agency") was established by Chapter 579 of the 1973 Laws of New York, as amended (together with the Enabling Act, the "Act") for the benefit of the Town of Amherst and the inhabitants thereof; and



    WHEREAS, to accomplish the purpose of the Act the Agency has entered into negotiations with the Sublessor and the Sublessee to induce such entities to commence with the acquisition and construction of an addition to a research facility (the
"Facility,) located within the Town of Amherst, to be leased to the Sublessor for sublease to the Sublessee; and
                              - 4 -




     WHEREAS, the Facility consists of a garage, an approximately 39,416 square foot building and the construction of an approximately 10,363 square foot addition to the building situated on a combined parcel of real property of approximately 8.5 acres of land commonly known as 30 Wilson Road, Amherst, New York; and



     WHEREAS, the Facility will be used for engineering research and development, for studies for computer program development for electronic circuit design, and for prototype fabrication; and



     WHEREAS, the Project consists of the acquisition and construction of the Facility; and



     WHEREAS, in furtherance of the purpose of the Act the Agency, on March 17, 1995, adopted a resolution authorizing the Project, and undertaking to permit the issuance of its industrial development revenue bonds to finance such Project and thereupon to lease the Facility to the Sublessor for sublease to the Sublessee; and



     WHEREAS, pursuant to said resolution the Sublessor and the Sublessee have proceeded with the Project; and

    WHEREAS, the Sublessor is empowered to enter into the transactions contemplated by this Sublease Agreement and to carry out its obligations hereunder; and


    WHEREAS, the Sublessee is not prohibited under the terms of any outstanding trust indentures, deeds of trust, mortgages, loan agreements or other instruments or evidence of indebtedness of whatever nature from entering into this Sublease Agreement and discharging and performing all covenants and obligations on its part to be performed under and pursuant to this Sublease Agreement, as hereinafter referred to, and the Sublessee hereby affirmatively so warrants and represents; and



    WHEREAS, the Agency, in order to provide funds for a portion of the cost of the Project and for incidental and related costs thereto, will issue and sell its Industrial Development Revenue Bonds (1995 Amherst Systems Inc. Project), in the aggregate principal amount of $3,320,000 (the "Bonds") pursuant to the Act, a resolution of the Agency adopted on March 17, 1995 and an Indenture of Mortgage and Agreement, dated as of May 1, 1995 (the "Indenture"), between the Agency and Key Bank of New York, as Bondholder (together with any subsequent holder of the Bonds, the "Bondholder"), securing the Bonds; and

    WHEREAS, pursuant to a Lease Agreement dated as of May 1, 1995 between the Agency and the Sublessor (the "Lease Agreement"), the Agency has leased the Facility to the Sublessor;


    WHEREAS, this Sublease Agreement is authorized pursuant to the Lease Agreement;


    WHEREAS, the Sublessor and the Sublessee previously entered into a Sublease Agreement dated as of December 1, 1991 pursuant to which the Sublessor leased a portion of the Facility to the Sublessee (the '11991 Sublease"); and


    WHEREAS, the Sublessor and the Sublessee wish to amend and restate the terms of the 1991 Sublease to include the entire
Facility as the leased premises and restate the 1991 Sublease in its entirety as set forth herein.


    NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the 1991 Sublease is hereby amended and restated in its entirety and the parties hereto agree as follows:


     Section 1. Definitions.
    Any term used in this Sublease Agreement but not defined herein shall have the meaning set forth for such term in Appendix
A attached hereto.

     Section 2. Construction.
      In this Sublease Agreement, unless the context otherwise requires:

     (a) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Sublease Agreement, refer to this Sublease Agreement, and the term "hereafter" shall mean after, and the term 1~heretoforell shall mean before the date of the execution and delivery of this Sublease Agreement.

     (b) Words of masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

     (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

     (d) Any headings preceding the texts of the several Sections of this Sublease Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Sublease Agreement, nor shall they affect its meaning, constructions or effect.

     Section 3. Representations and Warranties by Sublessee.
     The Sublessee makes the following representations and warranties to the Agency, the Bondholder and the Sublessor:

     (a) The Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is not in violation of any provision of its certificate of incorporation or by-laws, and is qualified to do business and is in good standing in the State, has the corporate power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Sublease Agreement. The Sublessee is duly qualified to do business in every jurisdiction in which such qualification is necessary, including the State.

     (b) The execution, delivery and performance of this Sublease Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite corporate action on the part of the Sublessee and will not violate any provision of law, any order of any court or agency of government, or the certificate of incorporation or by-laws of the Sublessee, or any indenture, agreement or other instrument to which the Sublessee is a party or by which it or any of its property is bound, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances (as defined in the Lease Agreement).

     (c) The assistance of the Agency in the financing of a portion of the costs of the Project and the leasing thereof to the Sublessor for sublease to the Sublessee has induced the Sublessee to proceed with the Project in the Town of Amherst.

     (d) The Sublessee shall operate the Facility or cause the Facility to be operated in accordance with this Sublease
Agreement and as a qualified "project" in accordance with and as defined under the Act.

     (e) The completion of the Project did not result in the removal of an industrial, manufacturing, warehousing or commercial plant or facility of the Sublessee from one area of the State to another area of the State or in the abandonment of one or more of such plants or facilities of the Sublessee within the State.

     (f) This Sublease Agreement constitutes the legal, valid and binding obligation of the Sublessee enforceable against the Sublessee in accordance with its terms.



     Section 4. Lease of Facility and Rent.
     The Sublessor hereby leases to the Sublessee and the Sublessee hereby leases from the Sublessor the Facility for and during the term herein provided and upon and subject to the terms and conditions herein set forth. The Sublessee shall at all times during the term of this Sublease Agreement occupy, use and operate the Facility as a research facility in accordance with the provisions of the Act as a qualified "project" and for the general purposes specified in the recitals to this Sublease Agreement, except that upon the occurrence of damage, destruction, or condemnation, the Sublessee need not so occupy, use and operate the Facility for a period not to exceed one year.

     The term of this Sublease Agreement shall commence on the date of the execution and delivery of this Sublease Agreement and shall expire on May 31, 2004, unless sooner terminated pursuant to the terms of this Sublease Agreement. Provided that the Sublessee is not in default hereunder, the Sublessee shall have the option of extending the term for two additional periods of three years each (each such period being a "Renewal Term"). To exercise its option as to either such Renewal Term, the Sublessee must give written notice to the Sublessor at least six (6) months prior to the expiration of the initial term or the Renewal Term, as the case may be. The rent for each Renewal Term shall be as set forth in this Section 4. If the Sublessee does not exercise its option as to any Renewal Term, this Sublease Agreement shall expire at the end of the initial term or the initial Renewal Term, as the case may be and the Sublessee's option as to any remaining Renewal Term shall be void.

     In the event that the Lease Agreement expires or is terminated prior to the term of this Sublease Agreement or any of the Renewal Terms, as the case may be, and the Sublessor acquires fee title to the Facility, the Sublessee and the Sublessor shall be deemed to have entered into a new lease agreement for the balance of the term hereof on the same terms and conditions set forth herein, modified, however, to take into account the termination of the Lease Agreement. The Sublessor and the Sublessee agree to execute and deliver a new lease agreement reflecting such new lease.

     During the initial term of this Sublease Agreement or any Renewal Term, as the case may be, the Sublessee agrees to make rental payments to the Sublessor, or its designee, as set forth below. Such payments shall be made in immediately available funds on the first day of each month.



     The monthly rental payments shall be as follows:
     June 1, 1995 to November 30, 1997       $50,229 per month
     December 1, 1997 to November 30, 2000   $53,962 per month
     December 1, 2000 to May 31, 2004        $59,355 per month
     First Renewal Term -
     June 1, 2004 to May 31, 2007            $64,747 per month
     Second Renewal Term -
     June 1, 2007 to May 31, 2010            $70,556 per month



     Any installment of rent or additional rent not received within ten (10) days after it is due shall be subject to a late charge of two percent (2%) of such installment and interest at a rate of 12% per year from the due date to the date paid.



     Section 5. Grant of Security Interest; Assignment of
Sublease Agreement.
     In order to secure the payment of sublease rentals and all the obligations of the Sublessee hereunder, the Sublessee hereby grants a security interest to the Sublessor in all of the Sublessee's right, title, if any, and interest in and to the fixtures constituting part of the Facility Realty and the Facility Equipment and the proceeds thereof.
     The Sublessee acknowledges, agrees and consents to (i) the assignment by the Sublessor pursuant to the Lease Agreement of all of its right, title and interest in and to this Sublease Agreement to the Agency and the subsequent assignment of substantially all of the Agency's right, title and interest in this Sublease Agreement to the Bondholder pursuant to the Indenture; and (ii) the assignment by Sublessor to Bondholder pursuant to the collateral lease assignment.



     Section 6. Dissolution or Merger of Sublessee; Restrictions on Sublessee.
    The Sublessee covenants and agrees that at all times during the term of this Sublease Agreement, it will (i) maintain its corporate existence, (ii) continue to be a corporation subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business as a foreign corporation in the State, (iii) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets remaining after the execution and delivery of this Sublease Agreement, and (iv) not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it. The Sublessee may, however, without violating the foregoing, consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it, or sell or otherwise transfer all or substantially all of its property, business or assets to another such corporation (and thereafter liquidate, wind-up or dissolve or not, as the Sublessee may elect) if (i) the Sublessee is the surviving, resulting or transferee corporation, as the case may be, or (ii) in the event that the Sublessee is not the surviving, resulting or transferee corporation, as the case may be, such corporation (A) is a solvent corporation subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business as a foreign corporation in the State, (B) assumes in writing all of the obligations of the Sublessee contained in this Sublease Agreement and all other Security

Documents (as defined in the Indenture) to which the Sublessee shall be a party and in the opinion of counsel, who is acceptable to the Bondholder, (x) such corporation shall be bound by all of the terms applicable to the Sublessee of this Sublease Agreement and all other Security Documents to which the predecessor Sublessee corporation shall have been a party, and (y) such action does not legally impair the security for the Bondholder afforded by the Security Documents, and (C) has a net worth (as determined in accordance with generally accepted accounting principles and certified by an independent public accountant) after the merger, consolidation, sale or transfer at lease equal to that of the Sublessee immediately prior to such merger, consolidation, sale or transfer.



     Section 7. Financial Statements and No-Default
Certificates.
     (a) The Sublessee agrees to furnish to the Agency and the Bondholder as soon as available and in any event within ninety
(90) days after the end of each of its Fiscal Years, financial statements of the Sublessee audited by an independent certified public accountant.
     (b) The Sublessee shall deliver to the Agency and the Bondholder with each delivery required by Section 7 (a) hereof, a certificate of an Authorized Representative of the Sublessee as to whether or not, as of the close of such preceding Fiscal Year of the Sublessee, and at all times during such Fiscal Year, the Sublessee was in compliance with all the provisions which relate to the Sublessee in this Sublease Agreement and in any other Security Document to which it shall be a party, and if such Authorized Representative shall have obtained knowledge of any default in such compliance or notice of such default, he shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder, and any action proposed to be taken by the Sublessee with respect thereto. In addition, upon twenty (20) days prior request by the Agency or the Bondholder, the Sublessee will execute, acknowledge and deliver to the Agency and the Bondholder a certificate of an Authorized Representative of the Sublessee either stating that to his knowledge no default or breach exists hereunder or specifying each such default or breach of which he has knowledge.



     Section 8. Liability .
     The Sublessee shall defend, indemnify and hold harmless the Sublessor, the Bondholder and the Agency, and their respective members, agents and employees from and against all causes of action, claims, damages, losses and expenses, including bodily injury or death, or damage to or destruction of property, arising from or out of the Sublessee's use or occupancy of this Premises or arising from any negligent act or omission of the Sublessee or the Sublessor's agents, employees, or invitees. The Sublessor agrees to indemnify the Sublessee and its agents and employees from and against all causes of action, claims, damages, losses and expenses, including bodily injury or death or damage to or destruction of property arising from any negligent act or omission of the Sublessor or the Sublessor's agents, employees or invitees.



     Section 9. Utilities.
     The Sublessee shall be responsible for all gas, water, telephone service, electricity, sewer and other utility services used in or to be supplied to the Facility. The Sublessor shall not be liable for any failure of a utility company or governmental authority to supply such service or for any loss, damage or injury caused by or related to such service.



     Section 10. Events of Default.
     Any one or more of the following events shall constitute an "Event or Default" hereunder;
     (a), Failure of the Sublessee to pay any rental that has become due and payable by the terms hereof and a continuation of such failure for thirty (30) days after the Sublessee receives written notice from the Sublessor or any assignee of Sublessor;
     (b) Failure of the Sublessee to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in subparagraph (a) above) and (1) continuance of such failure for a period of thirty (30) days after receipt by the Sublessee from the Sublessor or any assignee of Sublessor of written notice specifying the nature of such default, or (2) if by reason of the nature of such default the same can be remedied, but not within the said thirty (30) days, the Sublessee fails to proceed with reasonable diligence after receipt of said notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same;
     (c) If the Sublessee shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability , or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

     (d) A proceeding or case shall be commenced, without the application or consent of the Sublessee, in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts,
(ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Sublessee or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or any order for relief against the Sublessee shall be entered in an involuntary case under such Bankruptcy Code;
     (e) Any representation or warranty made (i) by the Sublessee in the application and related materials submitted to the Agency for approval of the Project, (ii) by the Sublessee herein or (iii) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing shall prove to be false, misleading or incorrect in any material respect as of the date made;
    Whenever any Event of Default shall have occurred and be continuing, the Sublessor may evict the Sublessee upon 30 days notice and the Sublessor shall be entitled to all rents accrued to the date of eviction. In addition, with respect to the Event of Default described in subparagraph (a) of this Section 10, the Sublessee shall continue to be liable to the Sublessor for the rents specified in this Sublease Agreement less the amount the Sublessor realizes from renting the Facility or parts of the Facility to other parties plus reasonable expenses associated with obtaining such alternate renters contingent on the Sublessor making a good faith effort to minimize the Sublessor's damages by renting the Facility or Parts of the Facility to other parties.



     Section 11. Assignment and Subletting.
     The Sublessee shall not, without the prior written consent of Sublessor, the Agency and the Bondholder, (which consent shall not be unreasonably withheld), have the right to assign this Sublease Agreement, or sublet, or encumber the Facility in whole or in part, or permit any other person or entity to occupy or use same. No attempted assignment or subletting, whether or not with the consent of the Sublessor, the Agency and the Bondholder shall relieve the Sublessee from liability for payment of rent or other sums due hereunder, or from being bound by any of the terms, conditions, covenants and agreement of this Sublease Agreement.
     In the event that the Sublessor, the Agency and the Bondholder consent to any proposed assignment, subletting, encumbrance, or granting of a right of use or occupancy, such consent shall not be deemed to be a consent to any other or further assignment, subletting, encumbrance or granting of a right of use or occupancy.



     Section 12. Estoppel Certificate.
     The Sublessee and the Sublessor shall, from time to time, upon not less than ten (10) days' prior written request by the other party, execute, acknowledge and deliver to the other party a written estoppel certificate in such form as such other party may reasonably require, certifying that this Sublease Agreement is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid, whether or not to the best of the executing party's knowledge the other par ty is in default hereunder, and if so, specifying the nature of the default, and such other matters as may be required by the Sublessor, the Sublessee, the Agency or the Bondholder.



     Section 13. Sublease Agreement for Benefit of Agency and
Bondholder.
     It is understood and agreed by the parties hereto that this Sublease Agreement is entered into in part for the benefit of the Agency and the Bondholder, all of whom shall be entitled in the same manner as set forth in the Lease Agreement and the Indenture to enforce performance and observance of this Sublease Agreement to the same extent as if they were parties signatory hereto.



     Section 14. Damage, Destruction and Condemnation .
     (a) In the event that at any time during the term of this Sublease Agreement the whole or part of the Facility shall be damaged or destroyed, or taken or condemned by a competent authority for any public use or purpose, or by agreement between the Agency and those authorized to exercise such right, or if the temporary use of the Facility shall be so taken by condemnation or agreement (a "Loss Event"):
          (i) The Agency shall have no obligation to rebuild, replace, repair or restore the Facility,
          (ii) The Sublessee shall give written notice within ten
(10) days of the occurrence of a Loss Event to the Agency and the Sublessor and the Bondholder, generally describing the nature and extent thereof.
     (b) Upon the occurrence of a Loss Event which results in insurance proceeds of $50,000 or more, the Net Proceeds derived therefrom shall be paid to the Bondholder and deposited in the Renewal Fund and the Sublessee shall either:
          (i) At its own cost and expense (except to the extent paid from the Net Proceeds deposited in the Renewal Fund as provided below and in the Indenture), promptly and diligently rebuild, replace, repair or restore the Facility to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, regardless of whether or not the Net Proceeds derived from the Loss Event shall be sufficient to pay the cost thereof, and the Sublessee shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Agency, the Sublessor or the Bondholder, nor shall the rent or other amounts payable by the Sublessee under this Sublease Agreement be abated, postponed or reduced, or
          (ii) Surrender all its rights to the Facility and the Renewal Fund and pay to the Sublessor the fair market value of the Facility before the Loss Event less the amount in the Renewal Fund and less the fair market value of the Facility after the Loss Event. If the Sublessor selects this option, all its obligations under this Sublease shall cease as of the later of the dates the Sublessor is so notified or the date the Sublessor quits the Facility.
     Not later than ninety (90) days after the occurrence of a Loss Event, the Sublessee shall advise the Agency and the Bondholder in writing of the action to be taken by the Sublessee under this Section 5.1(b), a failure to so timely notify being deemed an election in favor of subdivision (i) above.
     If the Sublessee shall elect to or shall otherwise be required to rebuild, replace, repair or restore the Facility as set forth in subdivision (i) above, the Bondholder shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in the Indenture to pay or reimburse the Sublessee, at the election of the Sublessee, either as such work progresses or upon the completion thereof, provided, however, the amounts so disbursed by the Bondholder to the Sublessee shall not exceed the actual cost of such work.
     (c) All such rebuilding, replacements, repairs or restorations shall:
          (i) Automatically be deemed a part of the Facility and owned by the Agency and be subject to this Sublease Agreement and the lien and security interest of the Indenture,
          (ii) Be in accordance with plans and specifications and cost estimates approved in writing by the Bondholder (which approvals shall not be unreasonably withheld),
           (iii)Not change the nature of the Facility as a qualified "project" as defined in and as contemplated by the Act, and
          (iv) Be effected with due diligence in a good and workmanlike manner, in compliance with all applicable legal requirements and be promptly and fully paid for by the Sublessee in accordance with the terms of the applicable contract(s) therefor.

     (e) The Agency, the Bondholder, the Sublessor and the Sublessee shall cooperate and consult with each other in all matters pertaining to the settlement, compromising, arbitration or adjustment of any claim or demand on account of any Loss
Event, and the settlement, compromising, arbitration or adjustment of any such claim or demand shall be subject:
          (i) In the case of all such settlements, compromises, arbitrations or adjustments of less than $250,000, to the approval of the Sublessee (such approval not to be unreasonably withheld), and
          (ii) In the case of all such settlements, compromises, arbitrations or adjustments of $250,000 or more, to the approval of the Sublessor and of the Sublessee and the Bondholder (such approvals not to be unreasonably withheld).
     (g) The Sublessee (either on behalf of itself or any further Sublessees) shall be entitled to any insurance proceeds or condemnation award, compensation or damages attributable to improvements, machinery, equipment or other property installed on or about the Facility Realty but which, at the time of such damage or taking, is not part of the Facility and is owned by the Sublessee or any further Sublessees.



     Section 15. Recording.
     This Sublease Agreement as originally executed or a memorandum thereof shall be recorded by the Sublessee subsequent to the recordation of the Lease Agreement in the office of the County Clerk of Erie County, or in such other office as may at the time be provided by law as the proper place for the recordation thereof. The security interest of the Sublessor created herein and the assignment of such security interest to the Agency shall be perfected by the filing of financing statements by the Sublessee which fully comply with the New York Uniform Commercial Code - Secured Transactions (the "Code") in the office of the Secretary of State in the State of New York, and in the appropriate office of the County Clerk of Erie County. The Sublessee shall file or cause to be filed all necessary continuation statements within the time prescribed by the Code in order to continue (or attach and perfect) the security interest created by this Sublease Agreement, to the end that the rights of the Agency and the Bondholder in the Facility (and in the assignment to the Agency and thence to the Bondholder of the rents payable under this Sublease Agreement) shall be fully preserved as against creditors or purchasers for value from the Agency, the Sublessor or the Sublessee. The Sublessee hereby irrevocably constitutes and appoints the Bondholder as its attorney-in-fact (and acknowledges that such appointment is coupled with an interest) to execute and deliver on the Sublessee's behalf any and all financing or continuation statements or any other instruments which the Bondholder may deem necessary or proper to preserve or protect such security interest.

Section 16. Miscellaneous.
    This Sublease Agreement shall inure to the benefit of, and shall be binding upon, the Agency, the Bondholder, the Sublessor and the Sublessee, and their respective successors and assigns.
    This Sublease Agreement shall be governed by, and construed in accordance with, the laws of the State.
    The Sublessee represents that it is, and covenants that throughout the term of this Sublease Agreement it shall remain, a corporation organized under the laws of the State of Delaware (subject to the provisions of Section 6 hereof) and duly qualified to do business and in good standing under the laws of the State.
    This Sublease Agreement shall not be assigned, modified, amended (except as provided in the definition of Agency's Reserved Rights in the Lease Agreement), rescinded, terminated, repealed or canceled without the prior written consent of the Agency and the Bondholder.
    The Sublessee shall not seek to recover from the Agency or the Bondholder any moneys paid to any of them pursuant to this Sublease Agreement, whether by reason of set-off, counterclaim or deduction or for any reason whatsoever. The Sublessee covenants and agrees that: whenever the consent or approval of the Sublessor is required or permitted under this Sublease Agreement, the written consent or approval of the Agency and the Bondholder shall first be obtained before taking any action or omitting to take any action for which such consent or permission is needed by the Sublessor; simultaneously to give to the Agency and the Bondholder copies of all notices and communications by the Sublessee under this Sublease Agreement; and that the Bondholder and the Agency shall not be obligated by reason of the assignment of this Sublease Agreement or otherwise to perform or be responsible for the performance of any duties or obligations of the Sublessor hereunder; and not to make any prepayments of rents or other sums due hereunder to the Sublessor unless such prepayments shall also be simultaneously applied as a prepayment of such rents or other sums due under the Lease Agreement.
    The Sublessee hereby waives the provisions of Section 227 of the New York Real Property Law or any Law of like import now or hereafter in effect.
    All notices, certificates or other communications hereunder shall be sufficient if sent by registered or certified United States mail, postage prepaid, addressed, if to the Sublessor, to Charles E. Dowdell and Nancy L. Dowdell, 300 Clearfield Drive, Williamsville, New York 14221 with a copy to: Hodgson, Russ, Andrews, Woods & Goodyear, 1800 One M&T Plaza, Buffalo, New York 14203, Attention: Harry G. Meyer, and if to the Sublessee, to Amherst Systems Inc., 30 Wilson Road, Williamsville, New York 14221, Attention: Donald A. Hess, with a copy to: Phillips, Lytle, Hitchcock, Blaine & Huber, 3400 Marine Midland Center, Buffalo, New York 14203, Attention: John A. Pappano.

     This Sublease Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Sublessor and the Sublessee relating to the Facility.
     If any clause, provision or section of this Sublease Agreement be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.
     The Sublessee will permit the Sublessor, the Bondholder and the Agency , or their duly authorized agents, at all reasonable times to enter upon the Facility Realty and to examine and inspect the Facility and exercise their respective rights hereunder, under the Lease Agreement and under the Indenture with respect to the Facility.
     This Sublease Agreement shall become effective upon its delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     It is the intention of the parties hereto that this Sublease Agreement be a "net lease" and that all expenses, including payments in lieu of real estate taxes, taxes, assessments, repairs, maintenance, insurance, water and sewer charges, utilities and all other amounts expended in connection with the Facility be borne by the Sublessee and all of the rent be available for debt service on the Bonds, and this Sublease Agreement shall be construed to effect such intent.
     The parties do hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Sublease Agreement or the Facility or any matters whatsoever arising out of or in any way connected with this Sublease Agreement.
     The provisions of this Sublease Agreement relating to waiver of a jury trial and the right of re-entry or re-possession shall survive the termination or expiration of this Sublease Agreement.
     The provisions of this Sublease Agreement relating to waiver of a jury trial and the right of re-entry or re-possession shall survive the termination or expiration of this Sublease Agreement.
     The date of this Sublease Agreement shall be for reference purposes only.
     IN WITNESS WHEREOF, Charles E. Dowdell and Nancy L. Dowdell, the Sublessor have duly signed their names hereto and Amherst Systems, Inc. the Sublessee has caused its corporate name to be duly adopted by its Board of Directors as of the day and year first above written.


                                        /s/ Charles E. Dowdell
                                        Charles E. Dowdell

                                        /s/Nancy L. Dowdell
                                        Nancy L. Dowdell

                                        AMHERST SYSTEMS, INC.


                                        By:  /s/Donald A. Hess
                                        Donald A. Hess
                                        Vice President


                           MEMORANDUM OF
                       AMENDED AND RESTATED
                             SUBLEASE


NAME AND ADDRESS OF                Charles E. Dowdell and
SUBLESSOR:                         Nancy L. Dowdell
                                   300 Clearfield Drive
                                   Williamsville, New York 14221

NAME AND ADDRESS OF                Amherst Systems, Inc.
SUBLESSEE:                         30 Wilson Road
                                   Williamsville, New York 14221

DATE OF SUBLEASE:                  Dated as of May 31, 1995.

DESCRIPTIONS OF                    See Schedule A attached hereto
LEASED PREMISES:                   and made a part hereof.

TERM OF LEASE:                     June 1, 1995 to May 31, 2004

OPTIONS TO RENEW:                  Under the terms of the Sublease
                                   The sublessee has the option to
                                   Renew the term for two
                                   additional three year periods.


      IN WITNESS WHEREOF, the Sublessor and the Sublessee have executed this Memorandum of Amended and Restated Sublease pursuant to the provisions of New York Real Property Law Section 291(c) as of the 31st day of May 1995.


SUBLESSOR:                         /s/Charles E. Dowdell
                                   Charles E. Dowdell

                                   /s/Nancy L. Dowdell
                                   Nancy L. Dowdell

SUBLESSEE:                         AMHERST SYSTEMS, INC.

                                   By:  /s/Donald A. Hess
                                   Donald A. Hess, Vice President
                               - 2 -



STATE OF NEW YORK   )
                    :    SS.
COUNTY OF ERIE      )

     On this 31st day of May 1995, before me personally came Charles E. Dowdell and Nancy L. Dowdell, to me know and known to me to be the same persons described in and who executed the foregoing instrument, and such persons jointly and severally acknowledged the execution thereof.


                                   /s/Wendy K. Fechter
                                   Notary Public


STATE OF NEW YORK   )
                    :    SS.
COUNTY OF ERIE      )


     On this 31st day of May 1995, before me personally came Donald A. Hess, to me personally known, who, being by me duly sworn, did depose and say that deponent resides at Town of Amherst, New York; that deponent is the Vice President of Amherst Systems, Inc., the corporation described in and which executed the foregoing instrument; and that deponent signed such instrument by order of the Board of Directors of said corporation.



                                   /s/Wendy K. Fechter
                                   Notary Public


                               SCHEDULE A
    ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Amherst, County of Erie and State of New York, being part of Lot No. 9, Township 11, Range 7 of the Holland Land
Company's Survey and being more particularly bounded and described as follows:
    BEGINNING at a point in the southerly line of Wilson
Road (f/k/a Lexington Road) 582.00 feet westerly from the intersection of the southerly line of Wilson Road with the westerly line of Youngs Road; thence southerly along the easterly line of ,'Parcel B" as shown on Map filed in Erie
County Clerk's Office under Cover No. 1436 and parallel with the east line of Lot 9 and at an interior angle of 890
411, a distance of 597.42 feet to a point in the easterly line of "Parcel B" as shown on aforementioned map; thence westerly along a line parallel with Wilson Road and forming an interior angle of 900 191, a distance of 159.42 feet to a point; thence northerly at an interior angle of 900, a distance of 97.50 feet to a point; thence westerly at an exterior angle of 900, a distance of 219.97 feet to a point; thence northerly at an interior angle of 900, a distance of 37.50 feet to a point; thence westerly at an exterior angle of 900, a distance of 379.84 feet to a point; thence northerly along a line parallel with the east line of Lot 9, and forming an interior angle of 890 41', a distance of 262.42 feet to a point; thence easterly along a line parallel to Wilson Road 50.00 feet to a point; thence northerly along a line parallel to the east line of Lot 9,
200.00 feet to a point in the south line of Wilson Road;
thence easterly along the south line of Wilson Road, 710.00 feet to the point or place of beginning.


                        Exhibit 11.1


      COMPTEK RESEARCH, INC. AND SUBSIDIARIES
 RECONCILIATION OF BASIC AND DILUTED EPS COMPUTATIONS

                  Years Ended March 31,
                   1998, 1997 and 1996
        (In thousands, except per share amounts)

                                For the Year Ended March 31,
                                 1999        1998       1997
Basic EPS
   Net income (Numerator)       $3,380      $2,695     $2,173
                                ======      ======     ======
   Shares Outstanding            5,044       5,184      5,207
    (Denominator)               ======      ======     ======
   Net income per share -        $0.67       $0.52      $0.42
    Basic                       ======      ======     ======


Diluted EPS
   Net income (Numerator)       $3,380      $2,695     $2,173
                                ======      ======     ======
   Shares Outstanding            5,044       5,184      5,207
   Dilutive effect of
    stock options after
      Application of               167         132         29
       Treasury stock           ------      ------     ------
       Method
   Shares Outstanding            5,211       5,316      5,236
    (Denominator)               ======      ======     ======
   Net income per share -        $0.65       $0.51      $0.42
     Diluted                    ======      ======     ======




                        Exhibit  12.1



                Statement Re Computation Ratios

                              Years Ended March 31,
               --------------------------------------------------
                 1999      1998      1997       1996        1995
Pretax Income
 from
 continuing
 operations      $5,634    $4,422    $3,621        $713      $(30)
Loss
 Associated
 with
 Aria
 Wireless
 Systems,
 Inc.                 -         -         -     (8,980)    (1,033)
                 ------    ------    ------    --------    -------
                  5,634     4,422     3,621     (8,267)    (1,063)
                 ------    ------    ------    --------    -------
Fixed
 Charges:
  Interest        1,521       421       595         218         73
  Interest
   Factor
   Portion
   of rentals     1,010       556       557         479        531

Amortization
 of debt
 Issuance
 costs               13         -         -           -          -
                 ------    ------    ------    --------    -------
   Total
    Fixed
    Charges       2,544       977     1,152         697        604
                 ------    ------    ------     -------    -------
Income before
 Income
 taxes and
 fixed
 charges         $8,178    $5,399    $4,773    ($7,570)     ($459)
                 ======    ======    ======    ========    =======
Ratio of
 Earnings
 (loss)
 to fixed
 charges (1)        3.2       5.5       4.1           -          -
                 ======    ======    ======    ========    =======

(1)In Fiscal 1996 and 1995, fixed charges exceeded earnings by
$8.3
    million and $1.1 million,
    respectively

                        EXHIBIT 25.1

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                     __________________

                          FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE
        TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                DESIGNATED TO ACT AS TRUSTEE
                     __________________

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                           TRUSTEE
            PURSUANT TO SECTION 305(b)(2)  3___3
                     __________________

                    THE BANK OF NEW YORK
     (Exact name of trustee as specified in its charter)

                         13-5160382
            (I.R.S. employer identification no.)

          48 Wall Street, New York, New York  10286

    (Address of principal executive offices)  (Zip Code)
                     ___________________

                    The Bank of New York
                   10161 Centurion Parkway
                 Towermarc Plaza, 2nd Floor
                Jacksonville, Florida  32256
                 Attn:  Ms. Sandra Carreker
                        (904) 998-4700
  (Name, address and telephone number of agent for service)
                    ____________________

                   COMPTEK RESEARCH, INC.
     (Exact name of obligor as specified in its charter)

NEW YORK                                    16-0959023
State or other jurisdiction of            (IRS employer
incorporation or organization           identification no.)

       2732 Transit Road,Buffalo, New York 14224-2523
                       (716) 677-4070
    (Address and telephone number of principal executive
                          offices)
                     __________________

                  Christopher A. Head, Esq.
                   Comptek Research, Inc.
                      2732 Transit Road
                Buffalo, New York 14224-2523
                       (716) 677-4070
     (Address and telephone number of agent for service)


                         Copies to:

                  James R. Tanenbaum, Esq.
               Stroock & Stroock & Lavan, LLP
                       180 Maiden Lane
                     New York, NY 10038

                  ________________________

                       Debt Securities
             (Title of the indenture securities)


1.   General Information.

     Furnish the following information as to the trustee--

          Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of New York
          2 Rector Street
          New York, N.Y.  10006, and Albany, N.Y.  12203

          Federal Reserve Bank of New York
          33 Liberty Plaza
          New York, N.Y.  10045

          Federal Deposit Insurance Corporation
          Washington, D.C.  20429

          New York Clearing House Association
          New York, N.Y.

          Whether it is authorized to exercise corporate trust powers.

          Yes.


2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 4.)

3-15 Not Applicable

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
     Exhibit 1 to Form T-1 filed with Registration Statement No.
     33-29637.)

     (4)   A  copy  of the existing By-laws of the  Trustee.
     (Exhibit 4 to Form T-1 filed with Registration Statement No.
     33-31019.)

     (6) The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration
     No. 33-44051.)

     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                              NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to
Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                          SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 21st day of April, 1999.


                              THE BANK OF NEW YORK


                              By:  /S/Sandra Carreker
                                   Sandra Carreker, Agent


                    EXHIBIT 6 TO FORM T-1

                     CONSENT OF TRUSTEE


      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Comptek Research Incorporated Debt Securities, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              THE BANK OF NEW YORK

                              By:__________________________
                                   Sandra Carreker, Agent






                    EXHIBIT 6 TO FORM T-1

                     CONSENT OF TRUSTEE


      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Comptek Research Incorporated Debt Securities, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              THE BANK OF NEW YORK


                              By:  /S/ Sandra Carreker____
                                   Sandra Carreker, Agent






                          SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 21st day of April, 1999.


                              THE BANK OF NEW YORK


                              By:  /S/ Sandra Carreker___
                                   Sandra Carreker, Agent

                    EXHIBIT 7 TO FORM T-1

             Consolidated Report of Condition of
                    THE BANK OF NEW YORK
          of 48 Wall Street, New York, N.Y.  10286


      And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                  Dollar Amounts
                                                   in Thousands
ASSETS

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
   and currency and coin                            $ 3,951,273
  Interest-bearing balances                           4,134,162
Securities:
  Held-to-maturity securities                           932,468
  Available-for-sale securities                       4,279,246
Federal funds sold and securities
  purchased under agreements to resell                3,161,626
Loans and lease financing receivables:
  Loans and leases,
   net of unearned income          37,861,802
  LESS: Allowance for loan and
   lease losses                       619,791
  LESS: Allocated transfer
   risk reserve                         3,572
  Loans and leases, net of unearned
   income and allowance and reserve                  37,238,439
Assets held in trading accounts                       1,551,556
Premises and fixed assets (including
  capitalized leases)                                   684,181
Other real estate owned                                  10,404
Investments in unconsolidated
  subsidiaries and associated
  companies                                             196,032
Customers' liability to this bank
  on acceptances outstanding                            895,160
Intangible assets                                     1,127,376
Other assets                                          1,915,742
Total assets                                        $60,077,664

LIABILITIES

Deposits:
  In domestic offices                               $27,020,578
  Noninterest-bearing                                11,271,304
  Interest-bearing                                   15,749,274
  In foreign offices, Edge and
   Agreement subsidiaries, and IBFs                  17,197,743
  Noninterest-bearing                                   103,007
  Interest-bearing..                                 17,094,736
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge and Agreement
  subsidiaries, and in IBFs:
  Federal funds purchased
                                                      1,761,170
Demand notes issued to the
  U.S. Treasury
                                                        125,423
Trading liabilities
                                                      1,625,632
Other borrowed money:
  With remaining maturity of one year
   or less
                                                      1,903,700
  With remaining maturity of more
   than one year through three years
                                                              0
  With remaining maturity of more
   than three years
                                                         31,639
Bank's liability on acceptances
   executed and outstanding                             900,390
Subordinated notes and debentures
                                                      1,308,000
Other liabilities
                                                      2,708,852
Total liabilities
                                                     54,583,127


EQUITY CAPITAL

Common stock
                                                      1,135,284
Surplus
                                                        764,443
Undivided profits and capital
  reserves
                                                      3,542,168
Net unrealized holding gains (losses)
  on available-for-sale securities
                                                         82,367
Cumulative foreign currency
  translation adjustments                                     (
                                                        29,725)
Total equity capital
                                                      5,494,537
Total liabilities and equity capital
                                                    $60,077,664


       I, Thomas J. Masiro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                        Thomas J. Masiro


       We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     Thomas A. Renyi     )
     Gerald L. Hassell   )    Directors
     Allen R. Griffith   )